Exhibit (e)(12)
PRICE, RAFFEL & BROWNE ADMINISTRATORS INCORPORATED
DEFINED BENEFIT PROTOTYPE PLAN AND TRUST

Defined Benefit Prototype Plan
TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

ARTICLE II
ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	15
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	15
2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	15
2.4	POWERS AND DUTIES OF THE ADMINISTRATOR	15
2.5	RECORDS AND REPORTS	16
2.6	APPOINTMENT OF ADVISERS	16
2.7	INFORMATION FROM EMPLOYER	16
2.8	PAYMENT OF EXPENSES	17
2.9	MAJORITY ACTIONS	17
2.10	CLAIMS PROCEDURE	17
2.11	CLAIMS REVIEW PROCEDURE	17

ARTICLE III
ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY	17
3.2	EFFECTIVE DATE OF PARTICIPATION	18
3.3	DETERMINATION OF ELIGIBILITY	18
3.4	TERMINATION OF ELIGIBILITY	18
3.5	REHIRED EMPLOYEES AND BREAKS IN SERVICE	18
3.6	ELECTION NOT TO PARTICIPATE	19
3.7	CONTROL OF ENTITIES BY OWNER-EMPLOYEE	19

ARTICLE IV
CONTRIBUTION AND VALUATION

4.1	PAYMENT OF CONTRIBUTIONS	19
4.2	ACTUARIAL METHODS	19
4.3	ROLLOVERS	19
4.4	VOLUNTARY CONTRIBUTIONS	20
4.5	DIRECTED INVESTMENT ACCOUNT	20
4.6	QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS	22
4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS	22
4.8	MANDATORY CONTRIBUTIONS	22
4.9	PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS	23
4.10	QUALIFIED MILITARY SERVICE	23
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ARTICLE V
BENEFITS

5.1	RETIREMENT BENEFITS	23
5.2	ACCRUED BENEFITS	24
5.3	EARLY RETIREMENT BENEFITS	30
5.4	LATE RETIREMENT BENEFITS	30
5.5	MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN	31
5.6	PAYMENT OF RETIREMENT BENEFITS	32
5.7	DISABILITY RETIREMENT BENEFITS	32
5.8	DEATH BENEFITS	32
5.9	TERMINATION OF EMPLOYMENT BEFORE RETIREMENT	35
5.10	DISTRIBUTION OF BENEFITS	36
5.11	DISTRIBUTION OF BENEFITS UPON DEATH	41
5.12	TIME OF DISTRIBUTION	43
5.13	DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY	43
5.14	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	43
5.15	EFFECT OF SOCIAL SECURITY ACT	44
5.16	OVERALL PERMITTED DISPARITY LIMIT	44
5.17	CUMULATIVE DISPARITY ADJUSTMENT	44
5.18	ADJUSTMENTS FOR BENEFITS COMMENCING AT AGES OTHER THAN SOCIAL SECURITY RETIREMENT AGE	45
5.19	QUALIFIED DOMESTIC RELATIONS ORDER	46
5.20	LIMITATION OF BENEFITS ON TERMINATION	47
5.21	DIRECT ROLLOVERS	48
5.22	FULLY INSURED PLANS	48

ARTICLE VI
CODE SECTION 415 LIMITATIONS

6.1	ANNUAL BENEFIT	49

ARTICLE VII
TRUSTEE AND CUSTODIAN

7.1	BASIC RESPONSIBILITIES OF THE TRUSTEE	55
7.2	INVESTMENT POWERS AND DUTIES OF DISCRETIONARY TRUSTEE	56
7.3	INVESTMENT POWERS AND DUTIES OF NONDISCRETIONARY TRUSTEE	58
7.4	POWERS AND DUTIES OF CUSTODIAN	59
7.5	LOANS TO PARTICIPANTS	59
7.6	MAJORITY ACTIONS	61
7.7	TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES	61
7.8	ANNUAL REPORT OF THE TRUSTEE	61
7.9	AUDIT	61
7.10	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	62
7.11	TRANSFER OF INTEREST	62
7.12	TRUSTEE INDEMNIFICATION	62
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ARTICLE VIII
PLAN AMENDMENT, TERMINATION OR MERGER

8.1	AMENDMENT	62
8.2	TERMINATION	63
8.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	64

ARTICLE IX
TOP HEAVY PROVISIONS

9.1	TOP HEAVY PLAN REQUIREMENTS	64
9.2	DETERMINATION OF TOP HEAVY STATUS	64

ARTICLE X
MISCELLANEOUS

10.1	EMPLOYER ADOPTIONS	66
10.2	DISCONTINUANCE OF PARTICIPATION	66
10.3	PARTICIPANTS RIGHTS	66
10.4	ALIENATION	66
10.5	CONSTRUCTION OF PLAN	67
10.6	GENDER AND NUMBER	67
10.7	LEGAL ACTION	67
10.8	PROHIBITION AGAINST DIVERSION OF FUNDS	67
10.9	BONDING	67
10.10	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE	68
10.11	INSURER’S PROTECTIVE CLAUSE	68
10.12	RECEIPT AND RELEASE FOR PAYMENTS	68
10.13	ACTION BY THE EMPLOYER	68
10.14	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	68
10.15	HEADINGS	68
10.16	APPROVAL BY INTERNAL REVENUE SERVICE	68
10.17	UNIFORMITY	69
10.18	PAYMENT OF BENEFITS	69

ARTICLE XI
PARTICIPATING EMPLOYERS

11.1	ELECTION TO BECOME A PARTICIPATING EMPLOYER	69
11.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	69
11.3	DESIGNATION OF AGENT	69
11.4	EMPLOYEE TRANSFERS	70
11.5	AMENDMENT	70
11.6	DISCONTINUANCE OF PARTICIPATION	70
11.7	ADMINISTRATOR’S AUTHORITY	70
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ARTICLE I
DEFINITIONS
          As used in this Plan, the following words and phrases shall have the meanings set forth herein unless a different meaning is clearly required by the context:
     1.1 “Accrued Benefit” means, at any time, the amount a Participant is entitled to receive pursuant to Section 5.2.
     1.2 “Accumulated Employee Contributions Benefit” means, as of any date on or prior to a Participant’s Normal Retirement Date, the Actuarial Equivalent of the Employee Contribution Benefit expressed as a monthly retirement benefit payable at the Participant’s Normal Retirement Date.
     1.3 “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
     1.4 “Actuarial Equivalent” means a form of benefit differing in time, period, or manner of payment from a specific benefit provided under the Plan but having the same value when computed using the interest rate and mortality table specified in the Actuarial Equivalent Section of the Adoption Agreement.
     (a) Notwithstanding the foregoing, the interest rate for the purpose of determining an Actuarial Equivalent amount of a distribution in a form other than a nondecreasing life annuity payable for a period not less than the life of a Participant (or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse) shall be, except as provided below, the interest rate specified in the Actuarial Equivalent Section of the Adoption Agreement or the “Section 417 interest rates,” whichever produces the greater benefit. The “Section 417 interest rates” shall be determined in accordance with the following:
(1) the “applicable interest rate”; or
(2) if elected in the Actuarial Equivalent Section of the Adoption Agreement, 120% of the “applicable interest rate” if the present value of the benefit (using the “applicable rate”) exceeds $25,000. In no event shall the present value under this paragraph (2) be less than $25,000.
     For this purpose, the “applicable interest rate” is the interest rate which would be used, determined as of the date specified in the Actuarial Equivalent Section of the Adoption Agreement, by the Pension Benefit Guaranty Corporation for the purpose of determining the present value of a lump-sum distribution on plan termination. However, if any Plan amendment changes the time for determining the “Section 417 interest rate” and the amendment is effective on or after the adoption date, any distribution in the one-year period commencing at the time the Plan amendment is effective must use the rate determined under the Plan, either before or after the amendment, whichever produces the greatest benefit. If the Plan amendment is effective prior to the adoption date, the Plan must use the rate which produces the greatest benefit for the period beginning with the effective date and ending one year after the adoption date,
     (b) The “Section 417 interest rate” limitations shall apply to distributions in Plan Years beginning after December 31, 1984. Notwithstanding the foregoing, the “Section 417 interest rate” limitations shall not apply to any distributions commencing in Plan Years beginning before January 1, 1987, if such distributions were determined in accordance with the interest rate(s) as required by Regulation section 1.417(e)-1T(c) (including the PBGC immediate interest rate).
     (c) The “Section 417 interest rate” limitations shall not apply to annuity Contracts distributed to or owned by a Participant prior to September 17, 1985, unless additional contributions are made under the Plan by the Employer with respect to such Contracts. In addition, the “Section 417 interest rate” limitations shall not apply to annuity Contracts owned by the Employer or distributed to or owned by a Participant prior to the first Plan Year after December 31, 1988, if the annuity Contracts satisfied the requirements in Regulation Sections 1.401(a)-IIT and 1.417(e)-IT. The preceding sentence shall not apply if additional contributions are made under the Plan by the Employer with respect to such Contracts on or after the beginning of the first Plan Year beginning after December 31, 1988.
     (d) Notwithstanding the above, the “Section 417 interest rate” limitations shall not apply to the extent they would cause the Plan to fail to satisfy the requirements of Sections 4.8 and 5.5.
     (e) Notwithstanding the foregoing, effective as of the first day of the Plan Year beginning in 1995, or with respect to Plans in existence prior to December 8, 1994, effective as of the date specified in the Actuarial Equivalent Section of the Adoption Agreement, the mortality table and the interest rate for the purposes of determining an Actuarial Equivalent amount (other than nondecreasing life annuities payable for a period not less than the life of a
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Defined Benefit Prototype Plan
Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse) shall be a mortality table and the interest rates specified above or the “applicable mortality table” and the “applicable interest rate” described below, whichever produces the greater benefit:
(1) The “applicable mortality table” means the table prescribed by the Secretary of the Treasury. Such table shall be based on the prevailing commissioner’s standard table (described in Code Section 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)).
(2) The “applicable interest rate” means the annual rate of interest on 30-year Treasury securities as specified by the Commissioner for the “lookback month” for the “stability period.” The “lookback month” applicable to the “stability period” is the month elected in the Actuarial Equivalent Section of the Adoption Agreement that precedes the “stability period.” The “stability period” is the successive period, as elected in the Actuarial Equivalent Section of the Adoption Agreement, that contains the Annuity Starting Date for the distribution and for which the “applicable interest rate” remains constant.
     If elected in the Actuarial Equivalent Section of the Adoption Agreement, a Participant’s Accrued Benefit shall not be considered to be reduced in violation of Code Section 411(d)(6) because the Participant’s Accrued Benefit is determined using the “applicable mortality table” and the “applicable interest rate.”
     In the case of a distribution (other than nondecreasing life annuities payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse) that was made in a Plan Year beginning after December 31, 1994, and before the later of the adoption date or the effective date of this amendment and restatement, the calculation shall be made by using the interest rate determined under the regulations of the Pension Benefit Guaranty Corporation for determining the present value of a lump sum distribution on plan termination that were in effect on September 1, 1993, and using the provisions of the Plan as in effect on the day before December 8, 1994; but only if such provisions of the Plan met the requirements of Code Section 417(e)(3) as in effect on the day before December 8, 1994.
     (f) Except as provided herein, in the event this Section is amended, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date the change is adopted shall be determined as the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.
     1.5 “Administrator” means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.
     1.6 “Adoption Agreement” means the separate Agreement which is executed by the Employer and sets forth the elective provisions of this Plan and Trust as specified by the Employer.
     1.7 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer, and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).
     1.8 “Age” means age at last birthday or nearest birthday, as elected in the Adoption Agreement.
     1.9 “Anniversary Date” means the anniversary date elected in the Adoption Agreement.
     1.10 “Annuity Starting Date” means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.
     1.11 “Average Compensation” means the average Compensation of a Participant as specified in the Adoption Agreement. If a Participant has less than the number of Years of Service or Plan Years of Service specified in the Adoption Agreement from the Participant’s date of employment (or, if applicable, date of participation) to the Participant’s date of termination, Average Compensation will be based on the Compensation during the months of service from the date of employment (or, if applicable, date of participation). Compensation subsequent to termination of participation pursuant to Section 3.4 shall not be recognized.
     1.12 “Beneficiary” means the person (or entity) to whom all or a portion of a deceased Participant’s interest in the Plan is payable.
     1.13 “Code” means the Internal Revenue Code of 1986, as amended.
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Defined Benefit Prototype Plan
     1.14 “Compensation” with respect to any Participant means one of the following as elected in the Adoption Agreement:
     (a) Information required to be reported under Code Sections 6041, 6051 and 6052(Wages, tips and other compensation as reported on Form W-2). Compensation means wages, within the meaning of Code Section 3401(a), and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
     (b) Code Section 3401(a) Wages. Compensation means an Employee’s wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
     (c) 415 Safe-Harbor Compensation. Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c))), and excluding the following:
(1) Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are excludable from the Employee’s gross income, or any distributions from a plan of deferred compensation;
(2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
(4) Other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).
          However, Compensation for any Self-Employed Individual shall be equal to Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the Measuring Period.
          Notwithstanding the above, if elected in the Compensation Section of the Adoption Agreement, Compensation shall include all of the following types of elective contributions and all of the following types of deferred compensation:
     (a) Elective contributions that are made by the Employer on behalf of a Participant that are not includible in gross income under Code Sections 125, 402(e)(3), 402(h)(I)(B), 403(b), and for Plan Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an addendum to the Adoption Agreement), 132(f)(4);
     (b) Compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b); and
     (c) Employee contributions (under governmental plans) described in Code Section 414(h)(2) that are picked up by the employing unit and thus are treated as Employer contributions.
          For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.
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Defined Benefit Prototype Plan
          For Plan Years beginning on or after January 1, 1994, Compensation in excess of $150,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections. Such amount shall be adjusted by the Commissioner for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the $150,000 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve(12).
Notwithstanding the foregoing, except as otherwise elected in a Non-Standardized Adoption Agreement, the family member aggregation rules of Code Sections 401(a)(17) and 414(q)(6) as in effect prior to the enactment of the Small Business Job Protection Act of 1996 shall not apply to (this Plan effective with respect to Plan Years beginning after December 31, 1996.
          If, in the Eligible Employees Section of the Adoption Agreement, the Employer elects to exclude a class of Employees from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a determination period shall only include Compensation while the Employee is an Eligible Employee.
          If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, except as otherwise provided herein, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the terms of the Plan then in effect.
     1.15 “Contract” or “Policy” means any life insurance policy, retirement income policy, or annuity contract (group or individual) issued by the Insurer. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.
          All Contracts or Policies issued pursuant to Section 5.8 shall be acquired on a uniform and nondiscriminatory basis with respect to the face amount of the death benefit stated in such Contract or Policy.
     1.16 “Covered Compensation” means, with respect to any Participant for a Plan Year, the average (without indexing) of the Taxable Wage Bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age. A Participant’s Covered Compensation shall be adjusted each Plan Year and no increase in Covered Compensation shall decrease a Participant’s Accrued Benefit. In determining the Participant’s Covered Compensation for a Plan Year, the Taxable Wage Base for all calendar years beginning after the first day of the Plan Year is assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan Year for which the determination is being made. Covered Compensation will be determined based on the year designated by the Employer in the Normal Retirement Benefit Formula Section of the Adoption Agreement. In addition, any of the rounding tables issued by the IRS may be used provided the same table is used for all Participants.
          A Participant’s Covered Compensation for a Plan Year before the 35-year period described above is the Taxable Wage Base in effect as of the beginning of the Plan Year. A Participant’s Covered Compensation for a Plan Year after the 35-year period described above is the Participant’s Covered Compensation for the Plan Year during which the 35-year period ends.
     1.17 “Credited Service” means a Participant’s total Years of Service or Plan Years of Service, as elected by the Employer in the Adoption Agreement. However, if this is a fully-insured Code Section 412(i) plan, then the current benefit formula may not recognize Years of Service before an Employee commences participation in the Plan. Notwithstanding the foregoing, a Plan with a current benefit formula that was adopted and in effect on September 19, 1991, may continue to recognize Years of Service prior to an Employee’s participation in the Plan to the extent provided in the Plan on such date. The preceding sentence does not apply with respect to an Employee who first becomes a Participant in the Plan after that date.
     1.18 “Earliest Retirement Age” means the earliest date on which, under the Plan, a Participant could elect to receive retirement benefits.
     1.19 “Early Retirement Date” means (the date specified in the Adoption Agreement on which a Participant or Former Participant has satisfied the requirements specified in the Adoption Agreement (Early Retirement Age). If elected in the Adoption Agreement, a Participant shall become fully Vested upon satisfying such requirements if the Participant is still employed at the Early Retirement Age.
          A Former Participant who separates from service after satisfying any service requirement but before satisfying the age requirement for Early Retirement Age and who thereafter reaches the age requirement contained herein shall be entitled to receive benefits under this Plan (other than any accelerated vesting and benefit accruals) as though the requirements for Early Retirement Age had been satisfied.
     1.20 “Earned Income” means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net
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Defined Benefit Prototype Plan
earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Code Section 404. In addition, for taxable years beginning after December 31, 1989, net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(1).
          For purposes of this Section, the determination of Earned Income shall be made by applying the special rules provided in Regulation 1.414(s)-1(g).
     1.21 “Effective Date” means the date specified in the Adoption Agreement. In the case of a restated Plan, a reference to “Effective Date” or to “restated Effective Date” is a reference to the Effective Date of the restatement, unless the context of the reference indicates otherwise. The Employer, in the Adoption Agreement, may specify special effective dates for certain Plan provisions or Adoption Agreement elections.
     (a) If this Plan is a frozen Plan, then after the Effective Date of the freezing of the Plan, no additional Employees will become Participants and the Accrued Benefit of any Participant will not increase, except for additional accruals required by the top heavy rules in Article IX, by a fresh-start adjustment or by amendments adopted pursuant to Plan termination to allocate surplus assets.
     (b) If this is an amendment or restatement of an existing Plan, then the amendment or restatement will be subject to the provisions of Section 8.1. Furthermore, if any provision of the amendment or restatement liberalizes an optional form of benefit, then the more liberal option applies on the later of the adoption date or the Effective Date of that option.
     1.22 “Eligible Employee” means any Eligible Employee as elected in the Adoption Agreement and as provided herein. With respect to a Non-Standardized Adoption Agreement, an individual other than a Self-Employed Individual or a Shareholder Employee shall not be an “Eligible Employee” if such individual is not reported on the payroll records of the Employer as a common law employee. In particular, it is expressly intended that such individuals who are not treated as common law employees by the Employer on its payroll records are not “Eligible Employees” and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. Furthermore, with respect to a Non-Standardized Adoption Agreement, Employees of an Affiliated Employer will not be treated as “Eligible Employees” prior to the date the Affiliated Employer adopts the Plan as a Participating Employer.
          Except as otherwise provided in this paragraph, if the Employer does not elect in the Eligible Employee Section of the Adoption Agreement to include Employees who became Employees as the result of a “Code Section 410(b)(6)(C) transaction,” then such Employees will only be “Eligible Employees” after the expiration of the transition period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A “Code Section 410(b)(6)(C) transaction” is an asset or stock acquisition, merger, or similar transaction involving a change in the Employer of the Employees of a trade or business that is subject to the special rules set forth in Code Section 410(b)(6)(C). However, regardless of any election made in the Adoption Agreement, if a separate entity becomes an Affiliate Employer as the result of a “Code Section 410(b)(6)(C) transaction,” then Employees of such separate entity will not be treated as “Eligible Employees” prior to the date the entity adopts the Plan as a Participating Employer or, with respect to a Standardized Adoption Agreement, if earlier, the expiration of the transition period set forth above.
          If, in the Eligible Employee Section of the Adoption Agreement, the Employer elects to exclude union employees, then Employees whose employment is governed by a collective bargaining agreement between the Employer and “employee representatives” under which retirement benefits were the subject of good faith bargaining and if two percent (2%) or less of the Employees covered pursuant to that agreement are professionals as defined in Regulation 1.410(b)-9, shall not be eligible to participate in this Plan. For this purpose, the team “employee representatives” does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.
          If, in the Eligible Employee Section of the Adoption Agreement, the Employer elects to exclude non-resident aliens, then Employees who are non-resident aliens (within the meaning of Code Section 7701(b)(1)(B)) who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(n)(3)) shall not be eligible to participate in this Plan.
     1.23 “Employee” means any person who is employed by the Employer. The term “Employee” shall also include any person who is an employee of an Affiliated Employer and any Leased Employee deemed to be an Employee as provided in Code Section 414(n) or (o).
     1.24 “Employee Contribution” means, if selected in the Mandatory Contribution Section of the Non-Standardized Non-Integrated Adoption Agreement, the amount a Participant is required to contribute to the Plan in order to be eligible to participate in Plan benefits.
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Defined Benefit Prototype Plan
     1.25 “Employee Contribution Benefit” means the total of;
     (a) Employee Contributions,
     (b) interest (if any) on such contributions, computed at the rate provided by the Plan to the end of the last Plan Year to which Code Section 411(a)(2) does not apply,
     (c) interest on the sum of (a) and (b) above compounded annually at the rate of 5 percent per annum from the beginning of the first Plan Year to which Code Section 411(a)(2) applies or the date the Participant began participation in the Plan, whichever is later, to the last day of the Plan Year ending before the first Plan Year beginning after December 31, 1987, or to the date on which the Participant would attain Normal Retirement Age, if earlier, and
     (d) interest on the sum of (a), (b) and (c) above compounded annually:
(1) at the rate of 120 percent of the federal mid-term rate (as in effect under Code Section 1274 for the first month of a Plan Year) from the beginning of the first Plan Year beginning after December 31, 1987, or the date the Participant began participation in the Plan, whichever is later, and ending with the date on which the determination is being made, and
(2) at the interest rate used under the Plan pursuant to Code Section 417(e)(3) (as of the determination date) for the period beginning with the determination date and ending on the date on which the Participant would attain Normal Retirement Age.
     1.26 “Employer” means the entity specified in the Adoption Agreement, any successor which shall maintain this Plan and any predecessor which has maintained this Plan. In addition, unless the context means otherwise, the term “Employer” shall include any Participating Employer (as defined in Section 11.1) which shall adopt this Plan.
     1.27 “Family Member” means, with respect to an affected Participant, such Participant’s spouse, and such Participant’s lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).
     1.28 “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.
     1.29 “Final Average Compensation” means, with respect to any Plan Year, the Compensation of a Participant averaged over the three (3) consecutive Measuring Periods, unless otherwise selected in the Average Compensation Section of the Adoption Agreement, ending with or within the Plan Year. If a Participant has less than three (3) consecutive Measuring Periods, as applicable, from the Participant’s date of employment to date of termination, Final Average Compensation will be based on the months of service from the date of employment to the date of termination. In determining a Participant’s Final Average Compensation, Compensation for any Measuring Period in excess of the Taxable Wage Base in effect at the beginning of such year shall not be taken into account. In addition, Final Average Compensation in excess of such Participant’s Average Compensation shall be disregarded. No increase in Final Average Compensation shall decrease a Participant’s Accrued Benefit.
     1.30 “Fiscal Year” means the Employer’s accounting year.
     1.31 “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.
     1.32 “414(s) Compensation” means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 4l4(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.
     1.33 “415 Compensation” means, with respect to any Participant, such Participant’s (a) Wages, tips and other compensation on Form W-2, (b) Section 3401(a) wages or (c) 415 safe-harbor compensation as elected in the Compensation Section of the Adoption Agreement for purposes of Compensation. 415 Compensation shall be based on the full Limitation Year regardless of when participation in the Plan commences. Furthermore, regardless of any election made in the Adoption Agreement, with respect to Limitation Years beginning after December 31, 1997, 415 Compensation shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the participant by reason of Code Section 125, 457, and, for Limitation Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an
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Defined Benefit Prototype Plan
addendum to the Adoption Agreement), 132(f)(4), For Limitation Years beginning prior to January 1, 1998, 415 Compensation shall exclude such amounts.
          Except as otherwise provided herein, if, in connection with the adoption of any amendment, the definition of 415 Compensation has been modified, then for Plan Years prior to the Plan Year which includes the adoption date of such amendment, 415 Compensation means compensation determined pursuant to the terms of the Plan then in effect.
     1.34 “Fresh-Start Date” generally means the last day of the Plan Year preceding a Plan Year for which any amendment of the Plan that directly or indirectly affects the amount of a Participant’s benefit determined under the current benefit formula (such as an amendment to the definition of Compensation used in the current benefit formula or a change in the Normal Retirement Age under the Plan) is made effective. However, if under the Accrued Benefit Section of the Adoption Agreement the “Fresh-Start Group” is limited to an acquired group of Employees, or a group of Employees with a Frozen Accrued Benefit attributable to assets and liabilities transferred to the Plan, the Fresh-Start date will be the date designated in the Adoption Agreement. If this Plan has had a fresh-start for all Participants, and in a subsequent Plan Year is aggregated for purposes of Code Section 401(a)(4) with another plan that did not make the same fresh-Start, then this Plan will have a fresh-start on the last day of the Plan Year preceding the Plan Year during which the plans are first aggregated.
     1.35 “Frozen Accrued Benefit” means a Participant’s Accrued Benefit under the Plan determined as if the Participant terminated employment with the Employer as of the latest Fresh-Start Date, (or the date the Participant actually terminated employment with the Employer, if earlier), without regard to any amendment made to the Plan after that date other than amendments recognized as effective as of or before the date under Code Section 401(b) or Regulation Section 1.401(a)(4)-11(g). If the Participant has not had a Fresh-Start Date, the Participant’s Frozen Accrued Benefit shall be zero.
          If, as of the Participant’s latest Fresh-Start Date, the amount of a Participant’s Frozen Accrued Benefit was limited by the application of Code Section 415, the Participant’s Frozen Accrued Benefit will be increased for years after the latest Fresh-Start Date to the extent permitted under Code Section 415(d)(l). In addition, the Frozen Accrued Benefit of a Participant whose Frozen Accrued Benefit includes the top-heavy minimum benefits provided in Section 5.5, will be increased to the extent necessary to comply with the average compensation requirement of Code Section 416(c)(1)(D)(i).
          If, (a) the Plan’s normal form of benefit in effect on the Participant’s latest Fresh-Start Date is not the same as the normal form under the Plan after such Fresh-Start Date and/or (b) the Normal Retirement Age for any Participant on that date was greater than the Normal Retirement Age for that Participant under the Plan after such Fresh-Start Date, the Frozen Accrued Benefit will be expressed as an actuarially equivalent benefit in the normal form under the Plan after the Participant’s latest Fresh-Start Date, commencing at the Participant’s Normal Retirement Age under the Plan in effect after such Fresh-Start Date.
          If the Plan provides a new optional form of benefit with respect to a Participant’s Frozen Accrued Benefit, such new optional form of benefit will be provided with respect to each Participant’s entire Accrued Benefit (i.e., accrued both before and after the Fresh-State Date). In addition, if this Plan is a unit credit plan, with respect to Plan Years beginning after the latest Fresh-Start Date, the current benefit formula will provide each Participant in the “Fresh-Start Group” a benefit of not less than one half of one percent (.5%) of the Participant’s Average Compensation times the Participant’s Years of Service after the latest Fresh-Start Date. If this is a flat benefit Plan, then, with respect to Plan Years beginning after the Plan’s latest Fresh-Start Date, the current benefit formula will provide each Participant a benefit of not less than twenty-five percent (25%) of the Participant’s Average Compensation. If a Participant will have less than fifty (50) Years of Service after the latest Fresh-Start Date through the year the Participant attains Normal Retirement Age (or current age, if later), then such minimum percentage will be reduced by multiplying it by the following ratio:
Participant’s Years of
Service after the Latest Fresh-Start Date
50
          Each Participant’s Frozen Accrued Benefit will be increased, to the extent necessary, so that the base benefit percentage, determined with reference to all years of Credited Service as of the latest Fresh-Start Date, is not less than fifty percent (50%) of the excess benefit percentage as of the latest Fresh-Start Date, determined with reference to all years of Credited Service as of the latest Fresh-Start Date.
          Each Participant’s offset applied to determine the Frozen Accrued Benefit will be decreased, to the extent necessary, so that it does not exceed fifty percent (50%) of the benefit determined without applying the offset, taking into account all years of Credited Service as of the latest Fresh-Start Date.
          With respect to any Participant with at least one Hour of Service in a Plan Year beginning after the Fresh-Start Date, the Participant’s Frozen Accrued Benefit (as adjusted above, if applicable) shall be multiplied by a fraction, not less than one, the numerator of which is the Participant’s compensation for the current Plan Year determined under the compensation definition and formula used to determine the Participant’s Frozen Accrued Benefit, and the denominator of which is the Participant’s compensation for the Plan Year ending on the Fresh-Start Date determined under the same compensation definition and formula used in the numerator.
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Defined Benefit Prototype Plan
     1.36 “Highly Compensated Employee” means, effective for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:
     (a) was a “five percent (5%) owner” as defined in Section 1.42(c) at any time during the “determination year” or the “look-back year”; or
     (b) for the “look-back year” had 415 Compensation from the Employer in excess of $80,000 and, if elected in the Highly Compensated Employee Section of the Adoption Agreement, was in the Top-Paid Group for the “look-back year.” The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.
          The “determination year” means the Plan Year for which testing is being performed and the “look-back year” means the immediately preceding twelve (12) month period. However, if the calendar year data election is made in the Highly Compensated Employee Section of the Adoption Agreement, for purposes of (b) above, the “look-back year” shall be the calendar year beginning within the twelve (12) month period immediately preceding the “determination year.” Notwithstanding the preceding sentence, if the calendar year data election is effective with respect to a Plan Year beginning in 1997, then for such Plan Year the “look-back year” shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the “determination year” shall be the period of time, if any, which extends beyond the “look-back year” and ends on the last day of the Plan Year for which testing is being performed.
          A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that “determination year,” in accordance with Regulation 1.414(q)- IT, A-4 and IRS Notice 97-45 (or any superseding guidance).
          In determining whether an Employee is a Highly Compensated Employee for a Plan Year beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.
          For purposes of this Section, for Plan Years beginning prior to January 1, 1998, the determination of 415 Compensation shall be made by including amounts that would otherwise be excluded from a Participant’s gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(l)(B) and, for Plan Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an addendum to the Adoption Agreement), 132(f)(4), and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).
          In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans.
     1.37 “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in this Plan.
     1.38 “Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).
          Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Furthermore, for purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or
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Defined Benefit Prototype Plan
due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
          Hours of Service will be credited for Employment with all Affiliated Employers and for any individual considered to be a Leased Employee pursuant to Code Section 414(n) or 414(o) and the Regulations thereunder. Furthermore, the provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.
          Hours of Service will be determined on the basis of the method elected in the Adoption Agreement. In the absence of election, the “actual method applies. For purposes of the Plan, “actual” method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due front the Employer. If the Employer elects to apply an equivalency method, then for each equivalency period for which the Administrator would credit the Employee with at least on Hour of Service, the Administrator will credit the Employee with (1) ten (10) Hours of Service for a daily equivalency; (2) forty-five (45) Hours of Service for a weekly equivalency; (3) ninety-five (95) Hours of Service for a semimonthly payroll period equivalency; and (4) one hundred ninety (190) Hours of Service for a monthly equivalency.
     1.39 “Insurer” means any legal reserve insurance company which has issued or shall issue one or more Contracts or Policies under the Plan.
     1.40 “Investment Manager” means a Fiduciary as described in Act Section 3(38).
     1.41 “Joint and Survivor Annuity” means an annuity for the life of a Participant with a survivor annuity for the life of the Participant’s spouse which is not less than fifty percent (50%), nor greater than one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and the Participant’s spouse. The Joint and Survivor Annuity will be the Actuarial Equivalent of the Participant’s Present Value of Vested Accrued Benefit.
     1.42 “Key Employee” means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of such Employee’s or former Employee’s Beneficiaries) is considered a Key Employee if, the individual at any time during the Plan Year that contains the “Determination Date” (as defined in Section 9.1(c)) or any of the preceding four (4) Plan Years, has been included in one of the following categories:
     (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual 415 Compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.
     (b) one of the ten Employees having annual 415 Compensation from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent (1/2%) interest and the largest interests in the Employer;
     (c) a “five percent (5%) owner” of the Employer. “Five percent (5%) owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the value of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer; and
     (d) a “one percent (1%) owner” of the Employer having annual 415 Compensation from the Employer of more than $150,000. “One percent (1%) Owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent(1%) of the value of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.
          In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account. Furthermore, for purposes of this Section, for Plan Years beginning prior to January 1, 1998, the determination of 415 Compensation shall be made by including amounts that would otherwise be excluded from a Participant’s gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, for Plan Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an addendum to the Adoption Agreement), 132(f)(4), and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).
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Defined Benefit Prototype Plan
     1.43 “Late Retirement Date” means the date of, or the first day of the month or the Anniversary Date coinciding with or next following, whichever corresponds to the election in the Adoption Agreement for the Normal Retirement Dale, a Participant’s actual retirement after having reached the Normal Retirement Date.
     1.44 “Leased Employee” means, effective with respect to Plan Years beginning on or after January 1, 1997, any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer.
          A Leased Employee shall not be considered an employee of the recipient Employer if: (a) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least (ten percent (10%) of compensation, as defined in Code Section 415(c)(3), but for Plan Years beginning prior to January 1, 1998, including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code Sections 125, 402(c)(3), 402(h)(1)(B), 403(b), or for Plan Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an addendum to the Adoption Agreement), 132(f)(4), (2) immediate participation, and (3) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the recipient Employer’s nonhighly compensated workforce.
     1.45 “Limitation Year” means the Plan Year. However, the Employer may elect a different Limitation Year in the Limitation Year Section of the Adoption Agreement or by adopting a written resolution to such effect. All qualified plans maintained by the Employer must use the same Limitation Year. Furthermore, unless there is a change to a new Limitation Year, (the Limitation Year will be a twelve (12) consecutive month period. In the case of an initial Limitation Year, the Limitation Year will be the twelve (12) consecutive month period ending on the last day of the period specified in the Adoption Agreement (or written resolution). If the Limitation Year is amended to a different twelve (12) consecutive month period, the new “Limitation Year” must begin on a date within the “Limitation Year” in which the amendment is made.
     1.46 “Non-Key Employee” means any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not, and has never been, a Key Employee.
     1.47 “Normal Retirement Age” means the age elected in the Adoption Agreement at which time a Participant’s Accrued Benefit shall be nonforfeitable (if the Participant is employed by the Employer on or after that date).
     1.48 “Normal Retirement Date” means the date elected in the Adoption Agreement.
     1.49 “1-Year Break in Service” means, if the Hour of Service Method is elected in the Adoption Agreement, the applicable computation period during which an Employee or former Employee has not completed more than 500 Hours of Service. However, if the Plan does not require more than 500 Hours of Service to receive credit for a Year of Service, then a Participant incurs a 1-Year Break in Service in a computation period in which the Participant fails to complete a Year of Service. Further, solely for the purpose of determining whether an Employee has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.
          “Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.
          A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.
          If the Elapsed Time Method is elected in the Adoption Agreement, a “1-Year Break in Service” means a twelve (12) consecutive month period beginning on the severance from service date or any anniversary thereof and ending on the next succeeding anniversary of such date: provided, however, that the Employee or former Employee does not perform an Hour of Service for the Employer during such twelve (12) consecutive month period.
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Defined Benefit Prototype Plan
     1.50 “Owner-Employee” means a sole proprietor who owns the entire interest in the Employer or a partner (or member in the case of a limited liability company treated as a partnership or sole proprietorship for federal income tax purposes) who owns more than ten percent (10%) of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.
     1.51 “Participant” means any Eligible Employee who has satisfied the requirements of Section 3.2 and has not for any reason become ineligible to participate further in the Plan.
     1.52 “Participant Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with Section 4.5.
     1.53 “Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.5 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.
     1.54 “Participant’s Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s interest in the Plan resulting from amounts transferred from another qualified plan or a “conduit” Individual Retirement Account or Annuity in accordance with Section 4.3.
     1.55 “Period of Service” means the aggregate of all periods commencing with an Employee’s first day of employment or reemployment with the Employer of an Affiliated Employer and ending on the first day of a Period of Severance. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year will be expressed in terms of days.
          Periods of Service with any Affiliated Employer shall be recognized. Furthermore, Periods of Service with any predecessor employer that maintained this Plan shall be recognized. Periods of Service with any other predecessor employer shall be recognized as elected in the Recognition of Service With Predecessor Employer Section of the Adoption Agreement.
          In determining Periods of Service for purposes of vesting under the Plan, Periods of Service will be excluded as elected in the Excluded Vesting Service Section of the Adoption Agreement and as specified in Section 3.5.
          In the event the method of crediting service is amended from the Hour of Service Method to the Elapsed Time Method, an Employee will receive credit for a Period of Service consisting of:
     (a) A number of years equal to the number of Years of Service credited to the Employee before the computation period during which the amendment occurs; and
     (b) The greater of (1) the Periods of Service that would be credited to the Employee under the Elapsed Time Method for service during the entire computation period in which the transfer occurs or (2) (the service taken into account under the Hour of Service Method as of the date of the amendment.
          In addition, the Employee will receive credit for service subsequent to the amendment commencing on the day after the last day of the computation period in which the transfer occurs.
     1.56 “Period of Severance” means a continuous period of time during which an Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.
          In the case of an individual who is absent from work for “maternity or paternity” reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a one year Period of Severance. For purposes of this paragraph, an absence from work for “maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.
     1.57 “Plan” means this instrument (hereinafter referred to as Price, Raffel & Browne Administrators Incorporated Defined Benefit Prototype Plan and Trust Basic Plan Document #02) and the Adoption Agreement as adopted by the Employer, including all amendments thereto and any addendum which is specifically permitted pursuant to the terms of the Plan.
     1.58 “Plan Year” means the Plan’s accounting year as specified in the Adoption Agreement, Unless there is a Short Plan Year, the Plan Year will be a twelve-consecutive month period.
     1.59 “Plan Year of Service” means a Plan Year during which an Employee is a Participant and, except as provided in Section 1.86 if the Elapsed Time Method is used, completes a Year of Service for benefit accrual purposes.
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Defined Benefit Prototype Plan
          If this Plan requires, or if this is an amendment to a Plan that previously required, Employee Contributions as a condition for participation in the Plan, then in no event shall an Employee receive credit for a Plan Year of Service for benefit purposes for any period of employment during which the Employee elects not to or is not permitted to make Employee Contributions.
     1.60 “Pre-Retirement Survivor Annuity” means an immediate annuity for the life of a Participant’s spouse, the payments under which must be equal to the benefit which can be provided with the percentage, as specified in the Form of Distribution Section of the Adoption Agreement, of the Participant’s Vested interest in the Plan as of the date of death. If no election is made in the Adoption Agreement, the percentage shall be equal to fifty percent (50%).
     1.61 “Present Value of Accrued Benefit” means the Actuarial Equivalent lump-sum amount of a Participant’s Accrued Benefit at date of valuation. Notwithstanding the foregoing, the Present Value of Accrued Benefit for the determination of Top Heavy Plan status shall be made exclusively pursuant to the provisions of Section 9.2.
          Notwithstanding the above, the Present Value of Accrued Benefit shall not be less than the Accumulated Employee Contributions Benefit.
     1.62 “Qualified Voluntary Employee Contribution Account” means the account established hereunder to which a Participant’s tax deductible qualified voluntary employee contributions mode pursuant to Section 4.6 are allocated.
     1.63 “Reconstructed Compensation” means a Participant’s Average Compensation for the Plan Year elected by the Employer in the Accrued Benefit Section of the Adoption Agreement, multiplied by a fraction, the numerator of which is the Participant’s compensation for the Plan Year ending on the latest Fresh-Start Date determined under the same compensation definition and formula used to determine the Participant’s Frozen Accrued Benefit, and the denominator of which is the Participant’s compensation for the Plan Year elected by the Employer in the Accrued Benefit Section of the Adoption Agreement, determined in the same manner as the numerator.
     1.64 “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.
     1.65 “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.
     1.66 “Retirement Date” means the date as of which a Participant retires whether such retirement occurs on a Participant’s Normal Retirement Date, or Early Retirement Date or Late Retirement Date (see Section 5.1).
     1.67 “Self-Employed Individual” means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.
     1.68 “Shareholder-Employee” means a Participant who owns (or is deemed to own pursuant to Code Section 318(a)(1)) more than five percent (5%) of the Employer’s outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation (S Corporation) under the applicable Code sections relating to Small Business Corporations.
     1.69 “Short Plan Year” means, if specified in the Plan Year Section of the Adoption Agreement, a Plan Year of less than a twelve (12) month period. If there is a Short Plan Year, the following rules shall apply in (the administration of this Plan. In determining whether an Employee has completed a Year of Service (or Period of Service if the Elapsed Time Method is used) for benefit accrual purposes in the Short Plan Year, the number of the Hours of Service (or months of service if the Elapsed Time Method is used) required shall be proportionately reduced based on the number of days (or months) in the Short Plan Year. The determination of whether an Employees has completed a Year of Service (or Period of Service) for vesting and eligibility purposes shall be made in accordance with Department of Labor regulation 2530.203-2(c). In addition, if this Plan is integrated with Social Security, then the level of Covered Compensation shall also be proportionately reduced based on the number of days in the Short Plan Year.
     1.70 “Social Security Retirement Age” with respect to a Participant means age 65 if the Participant attains age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 if the Participant attains age 62 after December 31, 1999, but before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 if the Participant attains age 62 after December 31, 2016 (i.e., born after December 31, 1954).
     1.71. “Straight Life Annuity” means an annuity payable in equal installments for the life of a Participant that terminates upon the Participant’s death.
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Defined Benefit Prototype Plan
     1.72 “Super Top Heavy Plan” means a plan which would be a Top Heavy Plan if sixty percent (60%) is replaced with ninety percent (90%) in Section 9.2(a). However, effective as of the first Plan Year beginning after December 31, 1999, no Plan shall be considered a Super Top Heavy Plan.
     1.73 “Taxable Wage Base” means, with respect to any Plan Year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of such Plan Year.
     1.74 “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.
     1.75 “Theoretical Contribution” means the contribution that would be made on behalf of the Participant, using the individual level premium funding method from the age at which participation commenced to Normal Retirement Age, to fund the Participant’s entire retirement benefit without regard to pre-retirement ancillary benefits. The entire retirement benefit for this purpose is based upon a single life annuity and assumes continuation of current salary (no salary scale) and the current defined benefit fraction under Code Section 415(e).
     1.76 “Theoretical Individual Level Premium Reserve” means the reserve that would be available at the time of death if for each year of Plan participation a contribution had been made on behalf of the Participant in an amount equal to the Theoretical Contribution.
     1.77 “The Value of the Total Prior Contributions” means the accumulated value of a level annual deposit using the actuarial assumptions stated in Section 1.4. Such level annual deposit shall be computed from date of entry into the Plan to Normal Retirement Date, recalculated each year based on the monthly pension computed using Average Compensation and accumulated based on the Participant’s Plan Years of Service. In no event shall the accumulated value be less than the accumulated value as of the prior Anniversary Date.
     1.78 “Top Heavy Plan” means a plan described in Section 9.2(a).
     1.79 “Top Heavy Plan Year” means a Plan Year commencing after December 31, 1983, during which the Plan is a Top Heavy Plan.
     1.80 “Top Paid Group” shall be determined pursuant to Code Section 414(q) and the Regulations thereunder end generally means the top twenty percent (20%) of Employees who performed services for the Employer during the applicable year, ranked according to the amount of 415 Compensation received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees if required pursuant to Code Section 414(n) or (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Furthermore, for the purpose of determining the number of active Employees in any year, the following additional Employees may also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top-Paid Group:
(a)	Employees with less than six (6) months of service;

(b)	Employees who normally work less than 17 1/2 hours per week;

(c)	Employees who normally work less than six (6) months during a year, and

(d)	Employees who have not yet attained age twenty-one (21).
          In addition, if ninety percent (90%) or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top-Paid Group.
          The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable. Furthermore, in applying such exclusions, the Employer may substitute any lesser service, hours or age.
     1.81 “Total and Permanent Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders the Participant incapable of continuing the usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants. Notwithstanding the above, if elected in the Adoption Agreement. “Total and Permanent Disability” means a physical or mental condition of a Participant resulting from
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bodily injury, disease, or mental disorder which renders the Participant incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.
     1.82 “Trustee” means the person or entity named in the Adoption Agreement, or any successors thereto.
     1.83 “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.
     1.84 “Vested” means the nonforfeitable portion, of a Participant’s Accrued Benefit.
     1.85 “Voluntary Contribution Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan resulting from the Participant’s after-tax voluntary Employee contributions made pursuant to Section 4.4.
     1.86 “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, and during which an Employee has completed at least 1,000 Hours of Service (unless a lower number of Hours of Service is specified in the Adoption Agreement).
          For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service (employment commencement date). The initial eligibility computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. Unless otherwise elected in the Adoption Agreement, the succeeding computation periods shall begin on the anniversary of the Employee’s employment commencement date. However, unless otherwise elected in the Adoption Agreement, if one (1) Year of Service or less is required as a condition of eligibility, then the computation period after the initial computation period shall shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, and subsequent computation periods shall be the Plan Year. If there is a shift to the Plan Year, an Employee who is credited with the number of Hours of Service to be credited with a Year of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee’s initial eligibility computation period will be credited with two (2) Years of Service for purposes of eligibility to participate.
          If two (2) Years of Service are required as a condition of eligibility, a Participant will only have completed two (2) Years of Service for eligibility purposes upon completing two (2) consecutive Years of Service without an intervening 1-Year Break in Service.
          For vesting purposes, and all other purposes not specifically addressed in this Section, the computation period shall be the period elected in the Adoption Agreement. If no election is made in the Adoption Agreement, the computation period shall be the Plan Year.
          In determining Years of Service for purposes of Vesting under the Plan, Years of Service will be excluded as elected in the Excluded Vesting Service Section of the Adoption Agreement and as specified in Section 3.5.
          Years of Service and 1-Year Breaks in Service for eligibility purposes will be measured on the same eligibility computation period. Years of Service and 1-Year Breaks in Service for vesting purposes will be measured on the same vesting computation period.
          Years of Service with any Affiliated Employer shall be recognized. Furthermore, Years of Service with any predecessor employer that maintained this Plan shall be recognized. Years of Service with any other predecessor employer shall be recognized as elected in the Recognition of Service With Predecessor Employer Section of the Adoption Agreement.
          In the event the method of crediting service is amended from the Elapsed Time Method to the Hour of Service Method, an Employee will receive credit for Years of Service equal to:
     (a) The number of Years of Service equal to the number of 1-year Periods of Service credited to the Employee as of the date of the amendment; and
     (b) In the computation period which includes the date of the amendment, a number of Hours of Service (using the Hours of Service equivalency method elected in the Adoption Agreement) to any fractional part of a year credited to the Employee under this Section as of the date of the amendment.
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Defined Benefit Prototype Plan
ARTICLE II
ADMINISTRATION
2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER
     (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the, Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.
     (b) The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. If the Trustee has discretionary authority, the Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.
     (c) The Employer may appoint, at its option, an Investment Manager, investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have the authority to direct the investment.
     (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.
     (e) The Employer shall establish a procedure by which mandatory Employee Contributions, if required, are to be made to the Plan. Such procedure may be by payroll deduction or such other method as determined by the Employer.
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY
          The Employer may appoint one or more Administrators. If the Employer does not appoint an Administrator, the Employer will be the Administrator. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. Upon the resignation or removal of an Administrator, the Employer may designate in writing a successor to this position.
2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES
          If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.
2.4	POWERS AND DUTIES OF THE ADMINISTRATOR
          The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan: provided, however, that any procedure, discretionary act, interpretation or
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Defined Benefit Prototype Plan
construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish its duties under this Plan.
          The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following;
     (a) the discretion to determine all questions relating to the eligibility of an Employee to participate or remain a Participant thereunder and to receive benefits under the Plan;
     (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;
     (c) to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust Fund;
     (d) to maintain all necessary records for the administration of the Plan;
     (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan that are consistent with the terms hereof;
     (f) to determine the size, and type of any Contract to be purchased from any Insurer, and to designate the Insurer from which such Contract shall be purchased;
     (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;
     (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion (if the Trustee has such discretion), in a manner designed to accomplish specific objectives;
     (i) to prepare and implement a procedure for notifying Participants and Beneficiaries of their rights to elect Joint and Survivor Annuities and Pre-Retirement Survivor Annuities if required by the Plan, Code and Regulations thereunder;
     (j) to assist Participants regarding their rights, benefits, or elections available under the Plan;
     (k) to act as the named Fiduciary responsible for communicating with Participants as needed to maintain Plan compliance with Act Section 404(c) (if the Employer intends to comply with Act Section 404(c)) including, but not limited to, the receipt and transmission of Participants’ directions as to the investment of their accounts under the Plan and the formation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts; and
     (l) to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it.
2.5	RECORDS AND REPORTS
          The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.
2.6	APPOINTMENT OF ADVISERS
          The Administrator may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with) the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and, if applicable, to Plan Participants.
2.7	INFORMATION FROM EMPLOYER
          The Employer shall supply full and timely information to the Administrator on all pertinent facts as the Administrator may require in order to perform its functions hereunder and the Administrator shall advise the Trustee of such of
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Defined Benefit Prototype Plan
the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.
2.8	PAYMENT OF EXPENSES
          All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to fees of accountants, counsel, investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or Trustee in carrying out the instructions of Participants as to the directed investment of their accounts (if permitted) and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.
2.9	MAJORITY ACTIONS
          Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.
2.10	CLAIMS PROCEDURE
          This Section and Section 2.11 apply unless the Administrator establishes other claims procedures that are consistent with the requirements of ERISA. Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. En addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.
2.11	CLAIMS REVIEW PROCEDURE
          Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to the claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes such claim should be allowed, shall be filed with the Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 2.10. The Administrator shall then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other representative of such claimant’s choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. Notwithstanding the preceding, to the extent any of the time periods specified in this Section are amended by law or Department of Labor regulation, then the time frames specified herein shall automatically be changed in accordance with such law or regulation.
          If the Administrator, pursuant to the claims review procedure, makes a final written determination denying a Participant’s or Beneficiary’s benefit claim, then in order to preserve the claim, the Participant or Beneficiary must file an action with respect to the denied claim not later than one hundred eighty (180) days following the date of the Administrator’s final determination.
ARTICLE III
ELIGIBILITY
3.1	CONDITIONS OF ELIGIBILITY
          Any Eligible Employee shall be eligible to participate hereunder on the date such Employee has satisfied the conditions of eligibility elected in the Adoption Agreement. However, unless otherwise elected in the Adoption Agreement, any
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Defined Benefit Prototype Plan
Eligible Employee who was a Participant in the Plan prior to the effective date of any amendment or restatement shall continue to participate in the Plan.
          In addition, if elected in the Mandatory Contribution Section of the Non-Standardized Non-Integrated Adoption Agreement, each Eligible Employee must agree to make mandatory Employee Contributions pursuant to Section 4.8 in order to be a Participant hereunder. Such Employee Contributions shall be made in accordance with written procedures established by the Employer and Administrator.
3.2	EFFECTIVE DATE OF PARTICIPATION
          An Eligible Employee who has satisfied the conditions of eligibility pursuant to Section 3.1 shall become a Participant effective as of the date elected in the Adoption Agreement. If said Employee is not employed on such date, but is reemployed before a 1-Year Break in Service has occurred, then such Employee shall become a Participant on the date of reemployment or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment.
          Unless specifically provided otherwise in the Adoption Agreement, an Eligible Employee who satisfies the Plan’s eligibility requirement conditions by reason of recognition of service with a predecessor employer will become a Participant as of the day the Plan credits service with a predecessor employer or, if later, the date the Employee would have otherwise entered the Plan had the service with the predecessor employer been service with the Employer.
          If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.
          If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.5.
3.3	DETERMINATION OF ELIGIBILITY
          The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.11.
3.4	TERMINATION OF ELIGIBILITY
          In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service (or Period of Service, if the Elapsed Time Method is used) completed while an ineligible Employee, until such time as the Participant’s Accrued Benefit is forfeited or distributed pursuant to the terms of the Plan.
3.5	REHIRED EMPLOYEES AND BREAKS IN SERVICE
     (a) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.
     (b) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service (or Periods of Service if the Elapsed Time Method is being used) shall include Years of Service (or Periods of Service if the Elapsed Time Method is being used) prior to the 1-Year Break in Service subject to the following rules:
(1) In the case of a Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service (or Periods of Service) before a period of 1-Year Breaks in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equals or exceeds the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service (or Periods of Service). Such aggregate number of Years of Service (or Periods of Service) will not include any Years of Service (or Periods of Service) disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service;
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Defined Benefit Prototype Plan
(2) A Former Participant who has not had Years of Service (or Periods of Service) before a 1-Year Break in Service disregarded pursuant to (1) above, shall participate in the Plan as of the date of reemployment, or if later, as of the date the Former Participant would otherwise enter the Plan pursuant to Sections 3.1 and 3.2 taking into account all service not disregarded. Notwithstanding the foregoing, if the 1-Year holdout rule is elected in the Service Crediting Sections of the Adoption Agreement, then a Former Participant shall not participate in this Plan until the completion of a Year of Service (or Period of Service) following the reemployment date.
3.6	ELECTION NOT TO PARTICIPATE
          An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be irrevocable and communicated to the Employer, in writing, within a reasonable period of time before the Employee’s first becoming eligible under any plan of the Employer to receive benefit accruals or other benefits (including no benefits) under such plans. For Standardized Plans, a Participant or an Eligible Employee may not elect not to participate.
3.7	CONTROL OF ENTITIES BY OWNER-EMPLOYEE
          Effective with respect to Plan Years beginning after December 31, 1996, if this Plan provides benefits for one or more Owner-Employees, the benefits provided on behalf of any Owner-Employee shall be made only with respect to the Earned Income for such Owner-Employee which is derived from the trade or business with respect to which such Plan is established.
ARTICLE IV
CONTRIBUTION AND VALUATION
4.1	PAYMENT OF CONTRIBUTIONS
          The Employer shall pay to the Plan from time to time such amounts in cash as the Administrator and Employer shall determine to be necessary to provide the benefits under the Plan determined by the application of accepted actuarial methods and assumptions. The method of funding shall be consistent with Plan objectives. However, the Employer may pay such contributions as appropriate directly to the Insurer, and such payment shall be deemed a contribution to the Plan to the same extent as if the payment had been made to the Trustee, if any.
4.2	ACTUARIAL METHODS
     In establishing the liabilities under the Plan and contributions thereto, the enrolled actuary will use such methods and assumptions as will reasonably reflect the cost of the benefits. The Plan assets are to be valued on the basis of any reasonable method of valuation that takes into account fair market value pursuant to Regulations. There must be an actuarial valuation of the Plan at least once every year. This paragraph shall not apply to any Plan Year in which the Plan complies with the provisions of Code Section 412(i) relating to fully insured plans.
4.3	ROLLOVERS
     (a) If elected in the Adoption Agreement and with the consent of the Administrator, the Plan may accept a “rollover,” provided the “rollover” will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for the Employer. The amounts rolled over shall be set up in a separate account herein referred to as a “Participant’s Rollover Account.” Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason. For purposes of this Section, the term Participant shall include any Eligible Employee who is not yet a Participant if, pursuant to the Adoption Agreement, “rollovers” are permitted to be accepted from Eligible Employees. In addition, for purposes of this Section the term Participant shall also include former Employees if the Employer and Administrator consent to accept “rollovers” of distributions made to former Employees from another plan of the Employer.
     (b) Amounts in a Participant’s Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as elected in the Adoption Agreement and subsection (c) below. The Trustee shall have no duly or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.
     (c) At Normal Retirement Date, or such other date when the Participant or Eligible Employee or such Participant’s or Eligible Employee’s Beneficiary shall be entitled to receive benefits, the Participant’s Rollover Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Any distribution of amounts held in a Participant’s Rollover Account shall be made in a manner which is consistent with and satisfies the
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Defined Benefit Prototype Plan
provisions of Section 5.10, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. Furthermore, such amounts shall be considered to be part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.
     (d) The Administrator may direct that rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated, invested as part of the general Trust Fund or, if elected in the Adoption Agreement, directed by the Participant.
     (e) For purposes of this Section, the term “qualified plan” shall mean any tax qualified plan under Code Section 401(a), or any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code. The term “rollover” means: (i) amounts transferred to this Plan in a direct rollover made pursuant to Code Section 401(a)(31) from another “qualified plan”; (ii) distributions received by an Employee from other “qualified plans” which are eligible for tax-free rollover to a “qualified plan” and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another “qualified plan” (B) were eligible for tax-free rollover to a “qualified plan” and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which arc eligible to be rolled over to this Plan pursuant to the Code.
     (f) Prior to accepting any “rollovers” to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section.
4.4	VOLUNTARY CONTRIBUTIONS
     (a) If this is an amendment to a Plan that had previously allowed after-tax voluntary Employee contributions, then this Plan will not accept voluntary Employee contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.
     (b) The Administrator shall maintain a separate Participant’s Voluntary Contribution Account for each Participant’s interest in the Plan derived from any contributions made pursuant to this Section, which account (as adjusted for investment experience) shall be fully Vested at all times.
     (c) At Normal Retirement Date, or such other date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Participant’s Voluntary Contribution Account shall be used to provide additional benefits to the Participant pursuant to Section 5.1(b).
     (d) A Participant may elect at any time to withdraw amounts from the Participant’s Voluntary Contribution Account in a manner which is consistent with and satisfies the provisions of Section 5.10. including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to after-tax voluntary Employee contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for the withdrawal. No forfeitures shall occur solely as a result of an Employee’s withdrawal of after-tax voluntary Employee contributions.
4.5	DIRECTED INVESTMENT ACCOUNT
     (a) If elected in the Adoption Agreement, all Participants may direct the investment of all or a portion of their individual account balances (excluding such Participant’s Accrued Benefit as set forth in the Adoption Agreement). Participants may direct the Trustee (or Insurer) in writing (or in such other form which is acceptable to the Trustee (or the Insurer)), to invest their accounts in specific assets, specific funds, or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the account of any Participant that is subject to the investment direction of such Participant will be considered a Directed Investment Account.
     (b) The Administrator will establish a Participant Direction Procedure, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this Section, how often changes between investments may be made, and any other limitations and provisions that the Administrator may impose on a Participant’s right to direct investments.
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     (c) The Administrator may, in its discretion, include or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.
     (d) As of each valuation date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:
(1) to the extent the assets in a Participant Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and
(2) to the extent the assets in a Participant Directed Account are accounted for as segregated assets, the allocation of earnings, gains on and losses from such assets shall be made on a separate and distinct basis.
     (e) Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan. Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.
     (f) If the Employer has elected in the Adoption Agreement that it intends to operate any portion of this Plan as an Act Section 404(c) plan, the Participant Direction Procedures should provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including but not limited to, the following:
(1) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in a Directed Investment Option;
(2) the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Directed Investment Options;
(3) applicable restrictions on transfers to and from any Designated Investment Alternative;
(4) any restrictions on the exercise of voting, lender and similar rights related to a Directed Investment Option by the Participants or their Beneficiaries;
(5) a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of a Directed Investment Option; and
(6) general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including, but not limited to, a description of the following:
(i) the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;
(ii) any designated Investment Managers; and
(iii) a description of the additional information that may be obtained upon request from the Fiduciary designated to provide such information.
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     (g) With respect to those assets in a Participant’s Directed Account, the Participant or Beneficiary shall direct the Trustee with regard to any voting, tender and similar rights associated with the ownership of such assets (hereinafter referred to as the “Stock Rights”) as follows based on the election made in the Adoption Agreement:
(1) each Participant or Beneficiary shall direct the Trustee to vote or otherwise exercise such Stock Rights in accordance with the provisions, conditions and terms of any such Stock Rights;
(2) such directions shall be provided to the Trustee by the Participant or Beneficiary in accordance with the procedure as established by the Administrator and the Trustee shall vote or otherwise exercise such Stock Rights with respect to which it has received directions to do so under this Section; and
(3) to the extent to which a Participant or Beneficiary does not instruct the Trustee to vote or otherwise exercise such Stock Rights, such Participants or Beneficiaries shall be deemed to have directed the Trustee that such Stock Rights remain nonvoted and unexercised.
(h) Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to Participants in one or more documents (or in any other form, including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.
4.6	QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS
     (a) If this is an amendment to a Plan that previously permitted deductible voluntary contributions, then each Participant who made a “Qualified Voluntary Employee Contribution” within the meaning of Code Section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, shall have such contributions held in a separate Qualified Voluntary Employee Contribution Account which account (as adjusted for investment experience) shall be fully Vested at all limes. Such contributions, however, shall not be permitted for taxable years beginning after December 31, 1986.
     (b) A Participant may, upon written request delivered to the Administrator, make withdrawals from such Qualified Voluntary Employee Contribution Account. Any distribution shall be made in a manner which is consistent with and satisfies the provisions of Section 5.10, including, but not limited to, all notice and consent requirements of Code Sections 4ll(a)(ll) and 417 and the Regulations thereunder.
     (c) At Normal Retirement Date, or such other date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Participant’s Qualified Voluntary Employee Contribution Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary.
4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS
          In the event this Plan provided for voluntary Employee contributions after December 31, 1986, then, with respect to Plan Years beginning after December 31, 1986, such contributions, together with any matching contributions as defined in Code Section 401(m), will be limited so as to meet the nondiscrimination test of Code Section 401(m).
4.8	MANDATORY CONTRIBUTIONS
     (a) If selected in the Non-Standardized Non-Integrated Adoption Agreement, as a condition for participating in this Plan, each Employee shall agree to contribute the percentage or Compensation as specified in the Adoption Agreement. Such contribution shall be credited to the Participant’s Accumulated Employee Contributions Benefit.
     (b) The Accumulated Employee Contributions Benefit (as adjusted for investment experience) shall be fully Vested at all times.
     (c) Withdrawals from the Accumulated Employee Contributions Benefit are not permitted prior to termination of employment.
     (d) In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-l(d)(2)(iii)(B) from any other plan maintained by the Employer, then such Participant shall be barred from making any Employee Contributions to the Plan for a period of twelve (12) months after receipt of the distribution.
     (e) A Participant may discontinue making Employee Contributions by notifying the Employer at least ten (10) days prior to the end of an applicable pay period in accordance with the written procedures established by the Employer.
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     (f) Any Participant who has elected to discontinue making Employee Contributions may resume making Employee Contributions at any time pursuant to the written procedures established by the Employer.
     (g) No forfeitures shall occur solely as a result of an Employee’s withdrawal of Employer Contributions.
4.9	PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS
     (a) With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(1)) to this Plan from other tax qualified plans under Code Section 401(a), provided the plan from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section.
     (b) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 41l(d)(6) protected benefit” as described in Section 8.1(e).
4.10	QUALIFIED MILITARY SERVICE
          Notwithstanding any provisions of this Plan to the contrary, effective as of the later of December 12, 1994, or the Effective Date of the Plan, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Furthermore, loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).
ARTICLE V
BENEFITS
5.1	RETIREMENT BENEFITS
     (a) The retirement benefit to be provided for each Participant who retires on the Normal Retirement Date shall be equal to the Participant’s Accrued Benefit (herein called the Participant’s “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on the Participant’s Frozen Accrued Benefit (if any) and the retirement benefit formula specified in the Normal Retirement Benefit Formula Section of the Adoption Agreement.
          The “Normal Retirement Benefit” of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon separation from service at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of the disability benefits not in excess of the “Normal Retirement Benefit.” For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments. In the case of a Tap-Heavy Plan, the “Normal Retirement Benefit” shall not be smaller than the minimum benefit to which the Participant is entitled under Section 5.5.
     (b) The “Normal Retirement Benefit” payable to a Retired Participant pursuant to this Section 5.1 shall be a pension commencing on the Participant’s Retirement Date and continuing for the period specified by the Employer as the Normal Form of Benefit in the Adoption Agreement. The Normal Form of Benefit will not be expressed in the form of a joint and survivor annuity. The actual form of distribution of such benefit, however, shall be determined pursuant to the provisions of Section 5.10.
     (c) If a Former Participant again becomes a Participant, such renewed participation shall not result in duplication of benefits. Accordingly, if the Participant has received, or was deemed to have received, a distribution of a Vested Accrued Benefit under the Plan by reason of prior participation (and if the Participant was not fully Vested at the time of the distribution, such distribution has not been repaid to the Plan with interest within a period of the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution), the Participant’s “Normal Retirement Benefit” and Accrued Benefit shall be reduced by the Actuarial Equivalent (at the date of distribution) of the value of the Accrued Benefit as of the date of distribution. Any repayment by a Participant shall be equal to the total of:
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(1) the amount of the distribution,
(2) interest on such distribution compounded annually at the rate of five percent (5%) per annum from the date of distribution to the date of repayment or to the last day of the first Plan Year ending on or after December 31, 1987, if earlier, and
(3) interest on the sum of (1) and (2) above compounded annually at the rate of one-hundred twenty percent (120%) of the federal mid-term rate (as in effect under Code Section 1274 for the first month of a Plan Year) from the beginning of the first Plan Year beginning after December 31, 1987, or the date of distribution, whichever is later, to the date of repayment.
          Furthermore, in the event a Former Participant becomes a Participant again, the Employer may (regardless of any elections in the Adoption Agreement) suspend benefits in accordance with the provisions set forth in Section 5.4(b).
     (d) Notwithstanding anything in this Plan to the contrary, if this is an amendment to a Plan which was integrated with Social Security under an offset formula, then effective for Plan Years beginning after May 27, 1986, (or in the case of a Plan in existence on May 27, 1986, effective for Plan Years beginning after December 31, 1986) and before January 1, 1989, the following reductions shall be made in addition to any other required reductions.
(1) If the Plan (before amendment) assumed that the Participant would continue to receive, after retirement or severance, income which would be treated as wages for purposes of the Social Security Act, then the amount of the offset shall not exceed the maximum offset otherwise allowable prior to Plan Years beginning in 1989 multiplied by a fraction (not to exceed 1):
Actual Years of Service at
retirement or severance

Total Years of Service at
Social Security Retirement Age
(2) The amount of the offset shall not exceed the maximum offset otherwise allowable prior to Plan Years beginning in 1989 (determined in accordance with paragraph (1), if applicable), reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which the starting date of such benefit precedes the Social Security Retirement Age of the Participant, and reduced actuarially for each additional year thereafter:
5.2	ACCRUED BENEFITS
     (a) Except as otherwise provided in this Section, a Participant’s Accrued Benefit shall equal the following as elected in the Accrued Benefit Section of the Adoption Agreement:
(1) If the fractional rule is selected in the Adoption Agreement, a Participant’s Accrued Benefit at any time is the retirement benefit such Participant would receive at the Participant’s Normal Retirement Date based on the retirement benefit formula set forth in Section 5.1 of this Plan, multiplied by a fraction (not greater than one (1)), the numerator of which is the Participant’s total number of Plan Years of Service or Years of Service, as selected in the Adoption Agreement, and the denominator of which is the aggregate number of Plan Years of Service or Years of Service, as selected in the Adoption Agreement, the Participant would accumulate if employment continued until Normal Retirement Age.
When determining a Participant’s Accrued Benefit, the retirement benefit projected to be received at the Normal Retirement Date is the benefit to which the Participant would be entitled if the Participant continued to earn until the Normal Retirement Age the same rate of Average Compensation upon which the retirement benefit formula is based. This rate of Average Compensation is computed on the basis of Average Compensation taken into account under the Plan (but not to exceed the ten (10) years of service immediately preceding the determination).
(2) If the 133 1/3% (unit credit) rule is selected in the Adoption Agreement, a Participant’s Accrued Benefit is the retirement benefit the Participant is entitled to receive pursuant to the retirement benefit formula set forth in Section 5.1 of this Plan, based on the Participant’s Average Compensation and Years of Service or Plan Years of Service as of the date of the determination of the Accrued Benefit.
(3) If the 3% rule is selected in the Adoption Agreement, a Participant’s Accrued Benefit is the amount the Participant would receive at the Participant’s Normal Retirement Date based on the formula as provided in Section 5.1 of this Plan (assuming the Participant had participated in the Plan at the earliest possible entry age
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and had served continuously until the earlier of Normal Retirement Age or age 65), multiplied by three percent (3%) for each Plan Year of Service (including years after the Participant’s Normal Retirement Age) not to exceed 33 1/3 years. The benefit to which a Participant would be entitled shall be determined as if the Participant continued to earn the same rate of Average Compensation taken into account under the Plan, but not to exceed 10 years, whichever produces the highest average.
(4) If this Plan is funded exclusively by the purchase of individual insurance Contracts (except for any Top Heavy sidefund trust maintained for purposes of meeting the minimum benefit requirements of Code Section 416(c)) and Contracts will be purchased to provide all benefits under the Plan, then a Participant’s Accrued Benefit will be determined under this paragraph. Each Participant’s Accrued Benefit is the cash surrender value the Participant’s insurance Contracts would have had on the applicable date if (A) premiums payable for the Plan Year, and all prior Plan Years, under such Contracts had been paid before lapse or there was reinstatement of the Policy, (B) no rights under such Contracts had been subject to a security interest at any time during the Plan Year, and (C) no policy loans other than loans to pay Contract premiums which are repaid at the end of the Plan Year were outstanding at any time during the Plan Year. Furthermore, in order for this accrual rule to apply, the following must be satisfied:
(i) All contracts must provide for level annual premium payments to be paid for the period commencing with the date that each individual became a Participant in the Plan (or, in the case of an increase in benefits, commencing at the time such increase becomes effective) and extending to the Normal Retirement Age for each such individual;
(ii) Benefits provided by the Plan must be equal to the benefits provided under each Contract at Normal Retirement Age under the Plan and must be guaranteed by an insurance carrier (licensed under the laws of a State to do business with the Plan) to the extent premiums have been paid;
(iii) The premium payments for a Participant who continues benefiting after Normal Retirement Age must be equal to the amount necessary to fund additional benefits that accrued under the Plan’s benefit formula for the Plan Year;
(iv) All benefits must be funded through Contracts of the same series which must have cash values based on the same terms (including interest and mortality assumptions) and the same conversion rights. A Plan does not fail to satisfy this requirement, however, if any prospective change in the Contract series or Insurer applies on the same terms to all Participant’s in the Plan; and
(v) No rights under any Contracts may be subject to a security interest at any time, and no policy loans, including loans to Participant’s, will be made at any time.
     (b) For purposes of this Section, if this is a Standardized plan (or if elected in the Non-Standardized Adoption Agreement), then a Participant shall be credited with a Year of Service (or Plan Year of Service, if applicable) if such Participant either completes more than 500 Hours of Service (or three (3) months of service if the Elapsed Time Method is selected in the Adoption Agreement) or is employed on the last day of the Plan Year. However, if elected in the Adoption Agreement, such Participant shall receive an accrual for such year which bears the same ratio to a full accrual as the number of Hours of Service the Participant actually completes bears to the number of Hours of Service needed to earn a full benefit accrual (or to twelve (12) months if the Elapsed Time Method is selected in the Adoption Agreement).
     (c) For Plan Years beginning before Code Section 411 is applicable hereto, a Participant’s Accrued Benefit shall be the greater of that provided by the Plan, or 1/2 of the benefit which would have accrued had the provisions of this Section been in effect. In the event the Accrued Benefit as of the effective date of Code Section 411 is less than that provided by this Section, such difference shall be accrued pursuant to this Section.
     (d) Notwithstanding the above, for Plan Years beginning after December 31, 1987, the Accrued Benefit of any Participant who was credited with at least one Hour of Service in a Plan Year beginning after December 31, 1987, attributable to the retirement benefit formula at the close of any Plan Year coinciding with or next following the attainment of Normal Retirement Age shall be equal to the retirement benefit determined pursuant to the retirement benefit formula pursuant to Section 5.1 based upon Average Compensation and Years of Service (or Plan Years of Service, if applicable) determined at the close of any such Plan Year.
     (e) A Participant’s Accrued Benefit derived from Employer contributions is the excess, if any, of the total Accrued Benefit over the Accumulated Employee Contributions Benefit derived from Employee Contributions. A Participant’s Accrued Benefit derived from Employee Contributions shall be equal to the Accumulated Employee Contributions Benefit.
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     (f) Regardless of the preceding, the Accrued Benefit of each Participant in the “Fresh-Start Group” (as selected in the Accrued Benefit Section of the Adoption Agreement) shall not be less than the amount determined pursuant to the following, as selected in the Adoption Agreement. However, if accruals are based on the fractional accrual method, the 3% method, or if the Plan satisfies the safe harbor for insurance contract plans in Regulation Section 1.401(a)(4)-3(b)(5), (I) below shall be the only method used to determine the Participant’s Frozen Accrued Benefit. Furthermore, in the case of a plan that is exempt from Code Section 412 pursuant to Code Section 412(i) (“Section 4l2(i) Plan ”), the words “projected benefit” and “frozen projected benefit” (as defined in Section 5.2(h)) will be substituted for “Accrued Benefit” and “Frozen Accrued Benefit” respectively, wherever they appear in this Section. The “projected benefit” is the Participant’s Normal (or late, if the Participant has previously attained Normal Retirement Age) Retirement Benefit determined on the basis of current average annual compensation and all years of Credited Service plus years of Credited Service projected through the later of the year the Participant attains Normal Retirement Age or the current Plan Year.
(1) Formula with wear-away — the greater of (A) the Participant’s Frozen Accrued Benefit, or (B) the Participant’s Accrued Benefit calculated pursuant to this Section (taking into account the Participant’s total years of Credited Service) based on the current retirement benefit formula under the Plan.
(2) Formula without wear-away — The sum of (A) the Participant’s Frozen Accrued Benefit and (B) the Participant’s Accrued Benefit calculated pursuant to this Section, except that the number of years of Credited Service taken into account pursuant to Section 5.1(a), if this is a unit benefit Plan, shall be limited to the number of years of Credited Service completed by the Participant alter the Fresh-Start Date.
(3) Formula with extended wear-away — The greater of (1) or (2) above.
     (g) If the Frozen Accrued Benefit is to be adjusted for increases in Compensation pursuant to the election made by the Employer in the Accrued Benefit Section of the Adoption Agreement, then the following provisions shall apply to adjust each Participant’s Frozen Accrued Benefit determined as of the latest Fresh-Start Date under the Plan, if, as of that date, the Plan contained a benefit formula under which the Participant’s Accrued Benefit could be determined with reference to Compensation earned by the Participant in years beginning after the latest Fresh- Start Date occurring before the first Plan Year beginning on or after January 1, 1994. In the case of a “Section 412(i) Plan,” the words “projected benefit” and “frozen projected benefit” will be substituted for “Accrued Benefit” and “Frozen Accrued Benefit” respectively, wherever they appear in this subsection.
(1) If a “Fresh-Start Group” fails to satisfy the minimum coverage requirements of Code Section 410(b) for any Plan Year, then the provisions of this subsection (g) will not apply for that year or any subsequent year. A “Fresh-Start Group” is deemed to satisfy the minimum coverage requirement of Code Section 410(b) for any Plan Year if any one of the following requirements is satisfied:
(i) the “Fresh-Start Group” satisfied the minimum coverage requirements of Code Section 410(b) for the first five Plan Years beginning after the Fresh-Start Date;
(ii) the “Fresh-Start Group” satisfied the ratio percentage test of Regulation Section 1.410(b)- 2(b)(2) as of the Fresh-Start Date;
(iii) the “Fresh-Start Group” consists of an acquired group of Employees that satisfied the minimum coverage requirements of Code Section 410(b) (determined without regard to any of the special rules pertaining to certain dispositions or acquisitions provided in Code Section 410(b)(6)(c)) as of the Fresh-Start Date; or
(iv) the Fresh-Start Date with respect to the “Fresh-Start Group” occurs before the first day of the first Plan Year beginning on or after January 1, 1994.
(2) If this is a unit credit plan, then with respect to Plan Years beginning after the latest Fresh-Start Date, the current benefit formula will provide each Participant in the “Fresh-Start Group” a benefit of not less than one-half of one percent (.5%) of the Participant’s Average Compensation times the Participant’s years of service after the latest Fresh-Start Date.
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(3) If this is a flat benefit plan, then with respect to Plan Years beginning after the Plan’s latest Fresh- Start Date, the current benefit formula will provide each Participant in the “Fresh-Start Group” a benefit of not less than twenty-five (25%) of the Participant’s Average Compensation. If a Participant will have less than fifty (50) years of service under the Plan after the latest Fresh-Start Date through the year the Participant attains Normal Retirement Age (or current age, if later), then such minimum percentage will be reduced by multiplying it by the following ratio:
Participant’s years of service
after the latest Fresh-Start Date
50
(4) The minimum benefit in paragraphs (5) through (7) below take into account an Employee’s past service in determining the Participant’s Accrued Benefit under the Plan and may cause the Plan to fail to satisfy the safe harbor for past service in Regulation Section 1.401 (a)(4)-5(a)(3).
(5) If this Plan was a defined benefit excess plan as of the latest Fresh-Start Date, then the Frozen Accrued Benefit of each Participant in the “Fresh-Start Group” will be increased, to the extent necessary, if any, so that the base benefit percentage, determined with reference to all years of Credited Service as of the latest Fresh-Start Date, is not less than fifty percent (50%) of the excess benefit percentage as of the latest Fresh-Start Date, determined with reference to all years of Credited Service as of the latest Fresh-Start Date. For this purpose, a defined benefit excess plan is a defined benefit plan under which the rate at which Employer-provided benefits are determined with respect to Average Compensation above the integration level under the Plan is greater than the rate at which Employer-provided benefits are determined with respect to Average Compensation at or below the integration level.
(6) If this Plan was a PIA offset plan as of the latest Fresh-Start Date, then the offset applied to determine the Frozen Accrued Benefit of each Participant in the ‘Fresh-Start Group” will be decreased, to the extent necessary, if any, so that it does not exceed fifty percent (50%) of the benefit determined without applying the offset, taking into account all years of Credited Service as of the latest Fresh-Start Date. For this purpose, a PIA offset plan is a plan that applies the Plan’s benefit rates uniformly regardless of an Employee’s Compensation, but that reduces an Employee’s benefit by a stated percentage of the Employee’s primary insurance amount under the Social Security Act.
(7) In the case of a Plan other than a Plan described in paragraphs (5) and (6) above, the Frozen Accrued Benefit of each Participant in the “Fresh-Start Group” will be increased, to the extent necessary, if any, in a manner that is economically equivalent to the adjustment required under paragraphs (5) and (6).
(8) The Frozen Accrued Benefit (as adjusted under paragraphs (5) through (7) above, as applicable) of each Participant in the “Fresh-Start Group” will be adjusted in accordance with one of the following methods as elected by the Employer in the Adoption Agreement. However, the Frozen Accrued Benefit of each “TRA ‘86 Section 401(a)(17) participant” or “OBRA ‘93 Section 401(a)(17) participant” will be adjusted in accordance with paragraph (9) below. For purposes of this Section, a “TRA ‘86 Section 401(a)(17) participant” means a Participant whose Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1989, that exceeded $200,000. An “OBRA ‘93 Section 401 (a)(17) participant” means a Participant whose Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.
(i) Old Compensation fraction: The Frozen Accrued Benefit of each Participant in the “Fresh-Start Group” as adjusted in paragraphs (5) through (7) above, as applicable, will be multiplied by a fraction (not less than one (1)), the numerator of which is the Participant’s compensation for the current Plan Year, using the same definition and compensation formula used in determining the Participant’s Frozen Accrued Benefit, and the denominator of which is the Participant’s compensation for the Plan Year ending on the latest Fresh-Start Date, determined in the same manner as the numerator.
(ii) New compensation fraction: The Frozen Accrued Benefit of each Participant in the “Fresh-Start Group” as adjusted in paragraphs (5) through (7) above, as applicable, will be multiplied by a fraction (not less than one (1)), the numerator of which is the Participant’s Average Compensation for the current Plan Year, and the denominator of which is the Participant’s Average Compensation as of the Fresh-Start Date, determined in the same manner as the numerator.
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Defined Benefit Prototype Plan
(iii) Reconstructed compensation fraction: The Frozen Accrued Benefit of each Participant in the “Fresh-Start Group,” as adjusted in paragraphs (5) through (7) above, as applicable, will be multiplied by a fraction (not less than one (1)), the numerator of which is the Participant’s Average Compensation for the current Plan Year, and the denominator of which is the Participant’s “reconstructed compensation” as of the Fresh-Start Date. A Participant’s “reconstructed compensation” will be equal to the Participant’s Average Compensation for the Plan Year elected by the Employer in the Accrued Benefit Section of the Adoption Agreement multiplied by a fraction, the numerator of which is the Participant’s compensation for the Plan Year ending on the latest Fresh-Start Date determined using the same compensation definition and compensation formula used to determine the Participant’s Frozen Accrued Benefit, and the denominator of which is the Participant’s Conmpensation for the year selected in the Adoption Agreement, determined in the same manner as the numerator.
(9) If elected by the Employer in the Accrued Benefit Section of the Adoption Agreement, the Frozen Accrued Benefit of each “TRA ‘86 Section 401(a)(17) participant” or “OBRA ‘93 Section 40 l(a)(17) participant” in the “Fresh-Start Group” will be adjusted in accordance with the following method:
Participant who are both “TRA ‘86 Section 401(a)(17) participants” and “OBRA ‘93 Section 401(a)(17) participants”:
(i) Determine the Frozen Accrued Benefit of each “TRA ‘86 Section 401(a)(17) participant” as of the last day of the last Plan Year beginning before January 1, 1989.
(ii) Adjust the amount in (i) up through the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1994, by multiplying it by the following fraction (not less than one (1)). The numerator of the fraction is the “TRA’86 Section 401(a)(17) participant’s average compensation determined for the current year (as limited by Code Section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1989. The denominator of the fraction is the Participant’s average compensation for the last day of the Plan Year beginning before January 1, 1989, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1989.
(iii) Determine the “TRA Section 401 (a)(17) participant’s” Frozen Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1994.
(iv) Subtract the amount determined in (ii) from the amount determined in (i).
(v) Adjust the amount in (iv) by multiplying it by the following fraction (not less than one (1)). The numerator of the fraction is the “TRA ‘86 Section 401(a)(17) participant’s” average compensation determined for the current year (as limited by Code Section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last plan Year beginning before January 1, 1994. The denominator of the fraction is the Participant’s average compensation for the last day of the last Plan Year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994.
(vi) Adjust the amount in (i) by multiplying it by the following fraction (not less than one (1)). The numerator of the fraction is the “TRA ‘86 Section 40I(a)(17) participant’s” average compensation for the current year (as limited by Code Section 401(a)(17)), using the same definition of compensation and compensation formula in effect as of the last day of the last Plan Year beginning before January 1,1989. The denominator of the fraction is the Participant’s average compensation for the last day of the last Plan Year beginning before January 1, 1989, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1989.
(vii) Add the amounts determined in (v), and the greater of (vi) or (ii).
Participant’s who are “OBRA ‘93 Section 401(a)(17) participant’s” only:
(i) Determine the Frozen Accrued Benefit of each “OBRA’93 Section 401(a)(17) participant” as of the last day of the Plan Year beginning before January 1, 1994.
(ii) Adjust the amount in (i) by multiplying it by the following fraction (not less than one (1)). The numerator of the fraction is the average compensation of the “OBRA ‘93 Section
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Defined Benefit Prototype Plan
401(a)(17) participant” determined for the current year (as limited by Code Section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994. The denominator of the fraction is the Participant’s average compensation for the last day of the last Plan Year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January1, 1994.
     (h) For purposes of Section 5.2(f) and 5.2(g), a Participant’s “frozen projected benefit” (which term is only applicable if the Plan is a fully-insured Code Section 412(i) Plan) is equal to the Participant’s Frozen Accrued Benefit. However, if as of the latest Fresh Start Date, the Participant’s Accrued Benefit is determined in accordance with Code Section 411(b)(1)(F), the Participants’s “frozen projected benefit” is the greater of (a) and (b), where (a) is equal to the Participant’s “projected benefit” under the Plan on the latest Fresh-Start Date (or the date the Participant terminated service, if earlier) multiplied by a fraction, the numerator of which is the Participant’s Years of Credited Service, and the denominator of which is the Participant’s Years of Credited Service through the later of the Plan Year in which the Participant attains Normal Retirement Age and the current Plan Year, and (b) is equal to the amount that would be payable to the Participant at Normal Retirement Age (or current age, if later) under the insurance contract(s) assuming that the only premiums not paid under the contract(s) are those that are due for service after the latest Fresh-Start Date.
               If, as of the Participant’s latest Fresh-Start Date, then the amount of a Participant’s “frozen projected benefit” was limited by the application of Code Section 415, the Participant’s “frozen projected benefit” will be increased for years after the latest Fresh-Start Date to the extent permitted under Code Section 415(d)(1). In addition, the “frozen projected benefit” of a Participant whose “frozen projected benefit” includes top-heavy minimum benefits provided in Section 5.5 will be increased to the extent necessary to comply with the average compensation requirement of Code Section 4l6(c)(l)(D)(i).
               If: (1) the Plan’s normal form of benefit in effect on the Participant’s latest Fresh-Start Date is not the same as the normal form under the Plan after such Fresh-Start Date and/or (2) the Normal Retirement Age for any Participant on that date was greater than the Normal Retirement Age for that Participant under the Plan after such Fresh-Start Date, then the “frozen projected benefit” will be expressed as an actuarially equivalent benefit in the normal form under the Plan after the Participant’s latest Fresh-Start Date, commencing at the Participant’s Normal Retirement Age under the Plan in effect after such latest Fresh-Start Date.
               If the Plan provides a new optional form of benefit with respect to a Participant’s “frozen projected benefit,” such new optional form of benefit will be provided with respect to each Participant’s entire “projected benefit,” and the Participant’s “projected benefit” minus the Participant’s “frozen projected benefit” will be equal to at least .5% times the Participant’s Years of Service after the Fresh-Start Date, up to and including the year the Participant attains Normal Retirement Age (or current age, if later).
     (i) Notwithstanding the abve, a Participant’s Accrued Benefit derived from Employer contributions shall not be less than the minimum Accrued Benefit, if any, provided pursuant to Section 5.5.
     (j) This subsection applies if the Employer elects in the Accrued Benefit Section of the Non-Standardized Adoption Agreement to have the special accrual rule apply. In such event, the Plan will provide an accrual to certain nonbenefiting Participants for any Plan Year in which the Plan otherwise would fail to satisfy the “participation test” or the “coverage test.” “The Employer may modify this special accrual rule in an addendum to the Adoption Agreement.
(1) A Plan satisfies the “participation test” if, for the Plan Year, the Plan satisfies the requirements of Code Section 40l(a)(26).
(2) A Plan satisfies the “coverage test” for a Plan Year if, taking into account all “includible” Employees for the entire Plan Year, the benefiting ratio of the “benefiting” ratio of the Non-Highly Compensated Employees who are “includible” is at least seventy percent (70%) of the “benefiting” ratio of the Highly Compensated Employeees who are “includible.” The “benefiting ratio” of the Non-Highly Compensated Employees who are “includible” is the number of “includible” Non-Highly Compensated Employees “benefiting” under the plan over the number of “includible” Employees who are Non-Highly Compensated Employees. The “benefiting” ratio of the Highly Compensated Employees who are “includible” is the number of Highly Compensated Employees “benefiting” under the Plan over the number of “includible” Highly Compensated Employees.
(3) “Includible” Employees are all Employees other than: (1) those Employees excluded from participating in the plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion described in the Code or by reason of the age and service requirements of Article III; and (2) any Employee who incurs a separation from service during the Plan Year and fails to complete at
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Defined Benefit Prototype Plan
least 501 Hours of Service (or 3 months of service if the Elapsed Time Method is being used) during such Plan Year.
(4) An Employee is “benefiting” under the Plan on a particular date if, under the Plan, the Employee is entitled to accrue a benefit for the Plan Year (without regard to Code Section 415 limitations or to any uniform benefit limitations imposed under the Plan).
                    In the event this subsection applies, the Administrator will identify all Participants who are “includible” Non-Highly Compensated Employees who are not “benefiting” for the Plan Year and will provide an accrual to the minimum number of those Participants necessary to satisfy the “participation test” and the “coverage test.” To determine which Participants are eligible for the accrual, the Administrator will begin first with the “includible” Employees employed with the Employer on the last day of the Plan Year, then with the “includible” Employees who have separated from service during the Plan Year, from the latest to the earliest separation from service date, until the Plan satisfies the “participation test” and the “coverage test,”. If two or more “includible” Employees have a separation from service on the same day, the Administrator will provide for an accrual for all such “includible” Employees, irrespective of whether the Plan can satisfy the “participation test” and the “coverage test” by accruing benefits for fewer than all such “includible” Employees. An accrual under this special rule means credit for a full Year of Service (or Period of Service) for accrual purposes, or, if the Plan uses a partial accrual rule to determine Accrued Benefits, then a partial Year of Service. A partial Year of Service (or Period of Service) is a fraction, the numerator of which is the number of Hours of Service (or months of service) the Participant has completed during the relevant computation period and the denominator of which is the number of Hours of Service specified in the Adoption Agreement necessary for a full Year of Service for accrual purposes.
5.3 EARLY RETIREMENT BENEFITS
               If specified in the Adoption Agreement, a Participant may elect to retire on the Early Retirement Date. In the event that a Participant makes such an election, the Participant shall be entitled to receive an Early Retirement Benefit equal to the Vested Accrued Benefit payable at the Participant’s Normal Retirement Date. However, if a Participant so elects, a distribution of an Early Retirement Benefit may be made on or after the Early Retirement Date, which Early Retirement Benefit shall be equal to the amount specified in the Adoption Agreement. Notwithstanding the preceding, if benefits are distributed in a form other than a nondecreasing life annuity, a Participant’s Early Retirement Benefit shall not be less than the Actuarial Equivalent of the Participant’s Accrued Benefit.
5.4 LATE RETIREMENT BENEFITS
     (a) In the event a Participant continues employment past the Participant’s Normal Retirement Date, the retirement benefit provided shall be equal to the amount specified in the Adoption Agreement for the Late Retirement Benefit. At the close of each Plan Year (which begins after December 31,1987) prior to the actual Retirement Date, a Participant shall be entitled to a retirement benefit payable each subsequent Plan Year equal to the greater of (1) the retirement benefit determined at the close of the prior Plan Year, or (2) the Accrued Benefit determined at the close of the Plan Year, offset by the actuarial value (determined pursuant to Section 1.4) of the total benefit distributions, if any, made by the close of the Plan Year. However, if pursuant to an election in the Adoption Agreement, the late retirement benefit is to be paid as though the Participant actually retired, then the offset referred to in (2) of the preceding shall be applied to the total retirement benefit calculated pursuant to this Section rather than to the Accrued Benefit determined at the close of the Plan Year.
     (b) Regardless of the preceding paragraphs, the following provisions shall apply if the Employer elects to suspend benefits.
(1) Normal or early retirement benefits will be suspended for each calendar month during which an Employee completes at least forty (40) Hours of Service with the Employer in Act Section 203(a)(3)(B) service. Consequently, the amount of benefits which are paid later than Normal Retirement Age will be computed as if the Employee had been receiving benefits since Normal Retirement Age.
(2) If benefit payments have been suspended, then payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed in Act Section 203(a)(3)(B) service. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amount withheld during the period between the cessation of Act Section 203(a)(3)(B) service and the resumption of payments.
(3) No payment shall be withheld by the Plan pursuant to this Section unless the Plan notifies the Employee by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that benefits are suspended. Such notifications shall contain a description of the specific reasons why benefit payments are being suspended, a description of the Plan provision relating to the
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Defined Benefit Prototype Plan
suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in section 2530.203-3 of the Code of Federal Regulations.
In addition, the notice shall inform the Employee of the Plan’s procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure adopted by the Plan pursuant to Act Section 503 and applicable regulations.
(4) The amount suspended shall be determined as follows:
(i) In the case of benefits payable periodically on a monthly basis for as long as a life (or lives) continues, such as a Straight Life Annuity or a qualified Joint and Survivor Annuity, an amount equal to the portion of a monthly benefit payment derived from Employer contributions.
(ii) In the case of a benefit payable in a form other than the form described in subsection (i) above, an amount of the Employer-provided portion of benefit payments for a calendar month in which the Employee is employed in Act Section 203(a)(3)(B) service, equal to the lesser of:
(A) The amount of benefits which would have been payable to the Employee if the Employee had been receiving monthly benefits under the Plan since actual retirement based on a Straight Life Annuity commencing at actual retirement age; or
(B) The actual amount paid or scheduled to be paid to the Employee for such year. Payments that are scheduled to be paid less frequently than monthly may be converted to monthly payments for purposes of the above sentence.
(5) This Section does not apply to the minimum benefit to which the Participant is entitled under the top-heavy rules of Section 5.5.
5.5 MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN
     (a) The minimum Accrued Benefit derived from Employer contributions to be provided under this Section for each Non-Key Employee who is a Participant during a Top Heavy Plan Year shall equal the product of (1) 415 Compensation averaged over the five (5) consecutive limitation years (or actual number of limitation years, if less) which produce the highest average and (2)  the lesser of (i) two percent (2%) multiplied by Plan Years of Service or (ii) twenty percent (20%), expressed as a single life annuity commencing at Normal Retirement Age.
     (b) For purposes of this Section, Years of Service for any Plan Year beginning before January 1,1984, or for any Plan Year during which the Plan was not a Top Heavy Plan shall be disregarded.
     (c) For purposes of this Section, 415 Compensation for any limitation year ending in a Plan Year which began prior to January 1,1984, subsequent to the last limitation year during which the Plan is a Top Heavy Plan, or in which the Participant failed to complete a Year of Service, shall be disregarded.
     (d) For the purposes of this Section, 415 Compensation shall be limited to the same dollar limits set forth in Section 1.14. However, for Plan Years beginning prior to January 1,1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted.
     (e) If the “Normal Retirement Benefit” is to be paid in a form other than a single life annuity, the Accrued Benefit under this Section shall be the Actuarial Equivalent of the minimum Accrued Benefit under (a) above.
     (f) If payment of the minimum Accrued Benefit commences at a date other than Normal Retirement Date, the minimum Accrued Benefit shall be the Actuarial Equivalent of the minimum Accrued Benefit commencing at Normal Retirement Date.
     (g) For any Top Heavy Plan Year, the minimum benefits set forth above shall accrue to each Non-Key Employee (or, if elected in the Accrued Benefit Section of the Adoption Agreement, all Participants) who has completed a Plan Year of Service, including those Non-Key Employees who have completed a Plan Year of Service but have been excluded from participation or have accrued no benefit because (1) such Non-Key Employee’s Compensation is less than a stated amount, or (2) such Non-Key Employee declined to make mandatory contributions (if required) to the Plan or (3) such Non-Key Employee is not employed on the last day of the accrual period, or (4) such Non-Key Employee’s Accrued Benefit is reduced in any way because of integration with Social Security. Such required Accrued Benefit (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).
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Defined Benefit Prototype Plan
     (h) If a Non-Key Employee participates in both a defined benefit plan and a defined contribution plan included in a “Required aggregation group” (as defined in Section 9.2(f)), the Employer is not required to provide the Non-Key Employee with both the full and separate minimum benefit and the full and separate minimum contribution. Therefore, for Non-Key Employees who are participating in this Plan and one or more defined contribution plans maintained by the Employer, the top heavy minimum benefits will be provided as elected in the Adoption Agreement and, if applicable, as follows:
(1) If the 2% defined benefit minimum is elected in the Top Heavy Duplications Section of the Adoption Agreement, then for each Non-Key Employee who is a Participant only in this Plan, the Employer will provide a minimum non-integrated benefit equal to two percent (2%) of such Participant’s highest five (5) consecutive year average of 415 Compensation for each Plan Year of Service, in which the Plan is top heavy, not to exceed ten (10).
(2) If the 5% defined contribution minimum is elected in the Top Heavy Duplications Section of the Adoption Agreement:
(i) The requirements of Section 9.1 will apply except that each Non-Key Employee who is a Participant in this Plan and a defined contribution plan will receive a minimum allocation of five percent (5%) of such Participant’s 415 Compensation from the applicable defined contribution plan.
(ii) For each Non-Key Employee who is a Participant only in the defined benefit plan, the Employer will provide a minimum non-integrated benefit equal to two percent (2%) of such Participant’s highest five (5) consecutive year average 415 Compensation for each Year of Service while a participant in the plan, in which the Plan is top heavy, not to exceed ten (10).
(iii) For each Non-Key Employee who is a Participant only in the defined contribution plan, the Employer will provide a minimum allocation equal to three percent (3%) of such Participant’s 415 Compensation.
     (i) Notwithstanding the preceding, unless otherwise elected in the Adoption Agreement, if the Employer maintains this Plan and a defined contribution plan that is paired with this Plan and the Employees who benefit under each plan are not identical, then subsection (h) shall not apply and each Non-Key Employee shall be entitled to the full and separate minimum benefit set forth in this Section and the full and separate minimum contribution under the defined contribution plan. If the Employees who benefit under each plan are identical, then, unless otherwise elected in the Top Heavy Duplications Section of the Adoption Agreement, this Plan shall provide the top heavy minimums and the defined contribution plan shall not provide the top heavy minimum contributions.
5.6 PAYMENT OF RETIREMENT BENEFITS
          When a Participant retires, the Administrator shall take all necessary steps and execute all required documents to cause the payment to him of the retirement benefit available to the Participant under the Plan.
5.7 DISABILITY RETIREMENT BENEFITS
     (a) If a Participant becomes Totally and Permanently Disabled pursuant to Section 1.81 prior to retirement or separation from service and disability benefits have been elected in the Adoption Agreement, and such condition continues for a period of six (6) consecutive months and by reason thereof such Participant’s status as an Employee ceases, then said disabled Participant shall be entitled to receive a benefit equal to the amount specified in the Adoption Agreement for Disability Retirement Benefits. In the event of a Participant’s Total and Permanent Disability, the Administrator shall direct the commencement of the benefits payable hereunder pursuant to the provisions of Sections 5.10 and 5.12 as though the Participant had retired.
     (b) The benefit payable pursuant to (a) above shall be computed as of the Anniversary Date subsequent to termination of employment.
     (c) In the event of the Terrninated Participant’s Total and Permanent Disability subsequent to termination of employment, the Terminated Participant (or the Terminated Participant’s Beneficiary) shall be entitled to receive a distribution of the Actuarial Equivalent of such Terminated Participant’s Vested Accrued Benefit pursuant to the provisions of Sections 5.10 and 5.12.
5.8 DEATH BENEFITS
     (a) If a Participant dies prior to commencement of a normal retirement pension, deferred Vested pension, early retirement pension or disability pension, then the Participant’s Beneficiary will receive a death benefit equal to the death benefit elected by the Employer in the Death Benefits Section of the Adoption Agreement and the
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Defined Benefit Prototype Plan
provisions set forth herein. The Administrator will reduce a Participant’s death benefit by any security interest held by the Plan by reason of a Plan loan made to the Participant pursuant to Section 7.5.
     (b) If an insured death benefit is to be provided pursuant to the Life Insurance Section of the Adoption Agreement, then as soon as practicable following the Anniversary Date coinciding with or next following a Participant’s satisfaction of the eligibility requirements of Section 3.1, the Administrator will direct that a life insurance Contract be purchased with a face amount to be determined by the Administrator in accordance with the Adoption Agreement. Additional life insurance Contracts will be purchased and/or surrendered as soon as practicable following subsequent Anniversary Dates as are necessary in accordance with the Adoption Agreement. Pending payment to a Beneficiary of any Contract proceeds it receives from an Insurer as a result of the death of the Participant, the Trustee may set aside such proceeds in a separate account solely for the benefit of the Participant’s Beneficiary. Such account may be invested in federally insured interest bearing savings accounts or time deposits (or a combination of both), in other fixed income investments or, in other investments permitted pursuant to Article VII. The separate account remains a part of the Plan assets, but it alone share in any income earned on such account, and it alone bears any expense or loss on such account.
     (c) Upon the death of a Participant subsequent to the Participant’s Retirement Date, but prior to commencement of retirement benefits, the Participant’s Beneficiary shall be entitled to a death benefit in an amount equal to the Actuarial Equivalent of the benefit the Participant would have received at the Participant’s Retirement Date.
     (d) Upon the death of a Participant subsequent to the commencement of retirement benefits, the Participant’s Beneficiary shall be entitled to whatever death benefit may be available under the settlement arrangements pursuant to which the Participant’s benefit is made payable.
     (e) If, pursuant to the Death Benefits Section of the Adoption Agreement, there are death benefits provided in addition to the Qualified Pre-Retirement Survivor Annuity, then in the event of a Terminated Participant’s death subsequent to termination of employment, the Participant’s Beneficiary shall receive the “Actuarial Equivalent of such Participant’s Vested Accrued Benefit as of the Anniversary Date coinciding with or next following the date of death.
     (f) For a Participant who is found by the Insurer to be insurable only at a mortality classification other than standard, the Trustees on a uniform and nondiscriminatory basis shall either (1) purchase an insurance Contract with a face amount that can be purchased at the standard rate for coverage as provided in Section 5.8(a) for such Participant if such coverage could be obtained, (2) purchase such insurance Contract and pay the additional premium attributable to the excess mortality hazards, or (3) allow the Participant the right to pay the additional premium attributable to the excess mortality hazards. If a Participant is determined to be uninsurable, or if the Participant refuses to comply with the requirements of the Insurer, no life insurance Contract shall be required to be purchased on the life of such Participant.
          If the Plan provides for investment in insurance Contracts, dividends, interest and other credits paid by the Insurer(s) shall be applied, within the taxable year of the Employer in which received or within the next taxable year succeeding, toward the next premiums due before any further Employer contributions are supplied or used to purchase additional coverage.
          Subject to the rules of the Insurer regarding the issuance of Contracts and any selections in the Adoption Agreement, additional Contracts shall not be purchased for a Participant due to increases in Compensation unless the increase in the face value is at least $1,000 or $10 per month if based on increases in the monthly retirement benefit.
     (g) Notwithstanding anything in the Plan to the contrary, if a distribution is made from the Trust Fund due to a Participant’s death prior to the Participant’s Normal Retirement Date, in no event shall the total amount of such distribution (whether or not funded through Contracts) exceed the greater of:
(1) the Actuarial Equivalent of the Participant’s Accrued Benefit;
(2) one hundred (100)  times the anticipated monthly retirement benefit; or
(3) The sum of (i) the face amount of all Contracts on the Participant’s life (if any), plus (ii) the face amount of any additional Contract’s on the Participant’s life that could have been purchased, computed at the time of death, plus (iii) the Theoretical Individual Level Premium Reserve. The maximum face amount of all Contracts which may be purchased on a Participant’s life is the amount which could be purchased if less than two-thirds (2/3) of the Theoretical Contribution is used to purchase life insurance Contracts, or if less than one-third (1/3) of the Theoretical Contribution is used to purchase term insurance.
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Defined Benefit Prototype Plan
     (h) The Administrator may require such proper proof of death and such evidence of the right of any person to receive the death benefit payable as a result of the death of a Participant as the Administrator may deem desirable. The Administrator’s determination of death and the right of any person to receive payment shall be conclusive.
     (i) Unless otherwise elected in the manner prescribed in Section 5.11, the Beneficiary of the Pre-Retirement Survivor Annuity shall be the Participant’s surviving spouse. Except, however, the Participant may designate a Beneficiary other than the spouse for the Pre-Retirement Survivor Annuity if:
(1) the Participant and the Participant’s spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 5.11, and the spouse has waived the right to be the Participant’s Beneficiary,
(2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise),
(3) the Participant has no spouse, or
(4) the spouse cannot be located.
     In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the IRS) notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the IRS) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists, or if the Beneficiary is lot alive at the time of the Participant’s death, the death benefit will be paid in the following order of priority, unless the Employer specifies a different order of priority in an addendum to the Adoption Agreement, to:
(1) The Participant’s surviving spouse;
(2) The Participant’s children, including adopted children, per stirpes;
(3) The Participant’s surviving parents, in equal shares; or
(4) The Participant’s estate.
If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s estate.
     (j) Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant’s designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.
     (k) The benefit payable under this Section shall be paid pursuant to the provisions of Sections 5.11 and 5.12.
     (l) If the Plan provides an insured death benefit and a Participant dies before any insurance coverage to which the Participant is entitled under the Plan is effected, the death benefit from such insurance coverage shall be limited to the standard rated premium amount which was or should have been used for such purpose.
     (m) In no event shall the death benefit payable to a surviving spouse be less than the Actuarial Equivalent of the “minimum spouse’s death benefit.”
     (n) For the purposes of this Section, the “minimum spouse’s death benefit” means a death benefit for a Vested married Participant payable in the form of a Pre-Retirement Survivor Annuity. Such annuity payments shall be equal to the amount which would be payable as a survivor annuity under the Joint and Survivor annuity provisions of the Plan if:
(1) in the case of a Participant who dies after the Earliest Retirement Age, such Participant had retired with an immediate Joint and Survivor Annuity on the day before the Participant’s date of death, or
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(2) in the case of a Participant who dies on or before the Earliest Retirement Age, such Participant had:
(i) separated from service on the date of the death,
(ii) survived to the Earliest Retirement Age,
(iii) retired with an immediate Joint and Survivor Annuity at the Earliest Retirement Age based on the Participant’s Vested Accrued Benefit on the date of death, and
(iv) died on the day after the day on which said Participant would have attained the Earliest Retirement Age.
5.9 TERMINATION OF EMPLOYMENT BEFORE RETIREMENT
     (a) Payment to a Former Participant of the Vested portion of the Accrued Benefit, unless the Former Participant otherwise elects, shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (3) the date the Participant terminates service with the Employer.
     (b) However, if elected in the Conditions for Distributions Upon Separation From Service Section of the Adoption Agreement, the Administrator shall, at the election of the Participant, direct earlier payment of the entire Vested portion of the Accrued Benefit provided the conditions, if any, set forth in the Adoption Agreement have been satisfied. Any distribution under this paragraph shall be made in a manner consistent with Section 5.10, including but not limited to, notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.
               Notwithstanding the above, unless otherwise elected in the Involuntary Distributions Section of the Adoption Agreement, if the Vested portion of the Present Value of Accrued Benefit does not exceed $5,000 (or, $3,500 for distributions made prior to the later of the first day of the first Plan Year beginning on or after August  5, 1997, or the date specified in the Adoption Agreement), then the Administrator shall direct that the entire Vested benefit be paid to such Participant in a single lump-sum without regard to the consent of the Participant or the Participant’s spouse. For purposes of this Section, a Participant’s Vested portion of the Present Value of Accrued Benefit shall not include accumulated deductible Employee contributions, within the meaning of Code Section 72(o)(5)(B), for Plan Years beginning prior to January 1, 1989. Furthermore, the determination of whether the $5,000 (or, if applicable, $3,500) threshold has been exceeded is generally based on the value of the Vested Accrued Benefit as of the valuation date preceding the date of the distribution. However, if the “lookback rule” applies, the applicable threshold is deemed to be exceeded if the Vested Accrued Benefit exceeded the applicable threshold at the time of any prior distribution. The “lookback rule” will not apply to any distributions made on or after October 17, 2000. However, the Plan does not fail to satisfy the requirements of this paragraph if, prior to the adoption of this Prototype Plan, the “lookback rule” was applied to all distributions.
          Upon the distribution of the Vested portion of the Present Value of a Participant’s Accrued Benefit, the nonvested portion will be treated as a forefeiture. All forfeitures shall be used to reduce future costs of the Plan. If elected in the Deemed Cash-Out Rule Section of the Adoption Agreement, for purposes of this Section, if the Participant’s Vested portion of the Present Value of Accrued Benefit is zero, then the deemed cashout rule will apply and the Participant shall be deemed to have received a distribution of such Vested portion.
          If Contracts have been issued under the Plan on the life of a Terminated Participant, the Administrator may: (1) surrender such Contracts to the Insurer for their cash value and such cash shall become part of the Trust Fund assets; or (2) in the event that the Vested portion of the Terminated Participant’s Present Value of Accrued Benefit equals or exceeds the values of any Contracts, the Trustee, when so directed by the Administrator pursuant to the Terminated Participant’s election, shall assign, transfer, and set over to such Terminated Participant all Contracts on the Terminated Participant’s life in such form or with such endorsements, so that the settlement options and forms of payment are consistent with Section 5.10. In the event that the Vested portion of the Terminated Participant’s Present Value of Accrued Benefit does not at least equal the values of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee may, pursuant to the Participant’s election, borrow the cash values of the Contracts from the Insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant’s Present Value of Accrued Benefit and then assign the Contracts to the Terminated Participant.
     (c) The Vested portion of any Participant’s Accrued Benefit shall be a percentage of such Participant’s Accrued Benefit determined on the basis of the Participant’s number of Years of Service (or Periods of Service if the Elapsed Time Method is elected) according to the vesting schedule specified in the Adoption Agreement. However, a Participant’s entire interest in the Plan shall be non-forfeitable upon the Participant’s Normal Retirement Age (if the Participant is employed by the Employer on or after such date).
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     (d) For any Top Heavy Plan Year, the minimum top heavy vesting schedule elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum top heavy vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant’s nonforfeitable percentage shall occur in the event the Plan’s status as top heavy changes for any Plan Year. However, this Section 5.9(d) does not apply to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become top heavy.
          If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, then unless otherwise elected in the Top Heavy Vesting Section of the Adoption Agreement, the Administrator shall continue to use the vesting schedule in effect while the Plan was a Top Heavy Plan for each Employee who had an Hour of Service during a Plan Year when the Plan was Top Heavy.
     (e) Notwithstanding the vesting schedule above, upon any full or partial termination of this Plan, an affected Participant shall become fully Vested in the Accrued Benefit as of the date of the termination or partial termination (to the extent funded as of such date) which shall not thereafter be subject to forfeiture.
     (f) If this is an amended or restated Plan, then notwithstanding the vesting schedule specified in the Adoption Agreement, the Vested percentage of a Participant’s Accrued Benefit shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment or restatement. The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article, or due to changes in the Plan’s status as a Top Heavy Plan. Furthermore, if the Plan’s vesting schedule is amended, then the amended schedule will apply to those Participants who complete an Hours of Service after the effective date of the amendment.
     (g) If the Plan’s vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service (or Periods of Service if the Elapsed Time Method is elected) as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:
(1) the adoption date of the amendment,
(2) the effective date of the amendment, or
(3) the date the Participant receives written notice of the amendment from the Employer or Administrator.
     (h) In the event of any conflict between the terms of this Plan and the terms of any Contract issued hereunder, the Plan provisions shall control.
5.10 DISTRIBUTION OF BENEFITS
     (a)(1) Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of all Plan benefits in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant’s death shall continue to the spouse during the spouse’s lifetime at a rate equal to either fifty percent (50%), seventy-five percent (75%) (or, sixty-six and two-thirds percent (66 2/3%) if the Insurer used to provide the annuity does not offer a joint and seventy-five percent (75%) annuity), or one hundred percent (100%) of the rate at which such benefits were payable to the Participant. Unless otherwise elected in the Form of Distributions Section of the Adoption Agreement, a joint and fifty percent (50%) survivor annuity shall be considered the designated qualified Joint and Survivor Annuity and the normal form of payment for the purposes of this Plan. However, the Participant may, without spousal consent, elect an alternative Joint and Survivor Annuity, which alternative shall be equal in value to the designated qualified Joint and Survivor Annuity. An unmarried Participant shall receive the value of such Participant’s benefit in the form of a life annuity. Such unmarried Participant, however, may elect to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the Joint and Survivor Annuity by a married Participant, but without fulfilling the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the “earliest retirement age” under the Plan. The “earliest retirement age” is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.
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(2) Any election to waive the Joint and Survivor Annuity must be made by the Participant in writing (or in such other form as permitted by the IRS) during the election period and be consented to in writing (or in such other form as permitted by the IRS) by the Participant’s spouse. If the spouse is legally incompetent to give consent, the spouse’s legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse’s consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by such Participant’s spouse may be revoked by the Participant in writing (or in such other form as permitted by the IRS) without the consent of the spouse at any time during the election period. A revocation of a prior election shall cause the Participant’s benefits to be distributed as a Joint and Survivor Annuity. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse’s waiver shall not be binding on a new spouse.
(3) The election period to waive the Joint and Survivor Annuity shall be the ninety (90) day period ending on the Annuity Starting Date.
(4) For purposes of this Section, spouse or surviving spouse means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).
(5) With regard to the election, except as otherwise provided herein, the Administrator shall provide to the Participant no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date a written (or such other form as permitted by the IRS) explanation of:
(i) the terms and conditions of the Joint and Survivor Annuity,
(ii) the Participant’s right to make and the effect of an election to waive the Joint and Survivor Annuity,
(iii) the right of the Participant’s spouse to consent to any election to waive the Joint and Survivor Annuity, and
(iv) the right of the Participant to revoke such election, and the effect of such revocation.
(6) Notwithstanding the above, with respect to distributions made on or after December 31, 1996, if the Participant elects (with spousal consent if applicable) to waive the requirement that the explanation be provided at least thirty (30) days before the Annuity Starting Date, the election period shall be extended to the thirtieth (30th) day after the date on which such explanation is provided to the Participant, unless the thirty (30) day period is waived pursuant to the following provisions.
     Any distribution provided tor in this Section made on or after December 31, 1996, may commence less than thirty (30) days after the notice required by Code Section 417(a)(3) is given provided the following requirements are satisfied:
(i) the Administrator clearly informs the Participant that the Participant has a right to a period of thirty (30) days after receiving the notice to consider whether to waive the Joint and Survivor Annuity and to elect (with spousal consent) a form of distribution other than a Joint and Survivor Annuity;
(ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the Joint and Survivor Annuity is provided to the Participant;
(iii) the Annuity Starting Date is after the time that the explanation of the Joint and Survivor Annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that the distribution is permitted to commence under (iv) below; and
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(iv) distribution in accordance with the affirmative election does not commence before the expiration of the seven (7) day period that begins the day after the explanation of the Joint and Survivor Annuity is provided to the Participant.
     (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive the benefit in the form of a Joint and Survivor Annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the distribution to a Participant or Beneficiary of an amount which is the Actuarial Equivalent of the retirement benefit provided in Section 5.1 in one or more of the following methods which are permitted pursuant to the elections made in the Form of Distributions Section of the Adoption Agreement:
(1) One lump-sum payment in cash or in property;
(2) Partial withdrawals;
(3) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and the Participant’s designated Beneficiary);
(4) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and the Participant’s designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and the Participant’s designated Beneficiary).
     (c) The present value of a Participant’s Joint and Survivor Annuity derived from Employer and Employee contributions may not be paid without the Participant’s written (or in such other form as permitted by the IRS) consent if the value exceeds, or has ever exceeded at the time of any prior distribution, $5,000 (or $3,500, for distributions made prior to the later of the first day of the first Plan Year beginning after August 5, 1997, or the date specified in the Adoption Agreement). Further, the spouse of a Participant must consent in writing (or in such other form as permitted by the IRS) to any immediate distribution. If the value of the Participant’s benefit derived from Employer and Employee contributions does not exceed, and has never exceeded at the time of any prior distribution, $5,000 (or, if applicable, $3,500) the Administrator will distribute such benefit in a lump-sum without such Participant’s consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and the Participant’s spouse consent in writing (or in such other form as permitted by the IRS) to such distribution. Any consent required under this paragraph must be obtained not more than ninety (90) days before commencement of the distribution and shall be made in a manner consistent with Section 5.10(a(2). Notwithstanding the preceding, the “lookback rule” (which provides that if the present value at the time of a prior distribution exceeded the applicable dollar threshold, then the present value at any subsequent time is deemed to exceed the threshold) will not apply to any distributions made on or after October 17, 2000.
     (d) Any distribution to a Participant who has a benefit which exceeds, (or for distributions made prior to October 17, 2000, has ever exceeded at the time of any prior distribution) $5,000 (or $3,500, for distributions made prior to the later of the first day of the first Plan Year beginning after August 5, 1997, or the date specified in the Adoption Agreement) shall require such Participant’s consent if such distribution commences prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age 62. With regard to this required consent:
(1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417;
(2) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions that are required under Section 5.10(e);
(3) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date;
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(4) Written (or such other form as permitted by the IRS) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the Annuity Starting Date; and
(5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.
     (e) Notwithstanding any provision in the Plan to the contrary, for Plan Years beginning after December 31,1996, the distribution of a Participant’s benefits, whether under the Plan or through the purchase of an annuity Contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2):
(1) A Participant’s benefits will be distributed or must begin to be distributed not later than the Participant’s “required beginning date.” Alternatively, distributions to a Participant must begin no later than the Participant’s “required beginning date” and must be made over the life of the Participant (or the lives of the Participant and the Participant’s designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and the Participant’s designated Beneficiary) in accordance with Regulations. However, if the distribution is to be in the form of a joint and survivor annuity or single life annuity, then distributions must begin no later than the “required beginning date” and must be made over the life of the Participant (or the lives of the Participant and the Participant’s designated Beneficiary) in accordance with Regulations.
(2) The “required beginning date” for a Participant who is a “five percent (5%) owner” with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2 means April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2. Once distributions have begun to a “five percent (5%) owner” under this subsection, they must continue to be distributed, even if the Participant ceases to be a “five percent (5%) owner” in a subsequent year.
(3) The “required beginning date” for a Participant other than a “five percent (5%) owner” means, unless the Employer has elected to continue the pre-SBJPA rules in the Minimum Distribution Transition Rules Section of the Adoption Agreement, April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires.
(4) If the election is made to continue the pre-SBJPA rules, then except as provided below, the “required beginning date” is April 1st of the calendar year following the calendar year in which a Participant attains age 70 1/2.
(i) However, the “required beginning date” for a Participant who had attained age 70 1/2 before January 1, 1988, and was not a five percent (5%) owner (within the meaning of Code Section 416) at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year, is April 1st of the calendar year following the calendar in which the Participant retires.
(ii) Notwithstanding (i) above, the “required beginning date” for a Participant who was a five percent (5%) owner (within the meaning of Code Section 416) at any time during the five (5) Plan Year period ending in the calendar year in which the Participant attained age 70 1/2 is April 1st of the calendar year in which the Participant attained age 70 1/2. In the case of a Participant who became a five percent (5%) owner during any Plan Year after the calendar year in which the Participant attained age 70 1/2, the “required beginning date” is April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends.
(5) If this is an amendment or restatement of a plan that contained the pre-SBJPA rules and an election is made to use the post-SBJPA rules, then the transition rules elected in the Minimum Distribution Transition Rules Section of the Adoption Agreement will apply.
(6) Except as otherwise provided herein, “five percent (5%) owner” means, for purposes of this Section, a Participant who is a five percent (5%) owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a “five percent (5%) owner” under this Section, they must continue to be distributed, even if the Participant ceases to be a “five percent (5%) owner in a subsequent year.
(7) Distributions to a Participant and such Participant’s Beneficiaries will only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.
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(8) Except with respect to all Participants in a governmental or church plan, or a “five-percent (5%) owner” in other plans, a Participant’s Accrued Benefit is actuarially increased to take into account the period after age 70 1/2 in which the Employee does not receive any benefits under the Plan. The actuarial increase begins on the April 1 following the calendar year in which the Employee attains age 70 1/2 (January 1, 1997 in the case of an employee who attained age 70 1/2 prior to 1996), and ends on the date on which benefits commence after retirement in an amount sufficient to satisfy Code Section 401(a)(9).
The amount of actuarial increase payable as of the end of the period for actuarial increases must be no less than the actuarial equivalent of the employee’s retirement benefits that would have been payable as of the date the actuarial increase must commence plus the actuarial equivalent of additional benefits accrued after that date, reduced by the actuarial equivalent of any distributions made after that date. The actuarial increase is generally the same as, and not in addition to, the actuarial increase required for that same period under Code Section 411 to reflect the delay in payments after normal retirement, except that the actuarial increase required under Code Section 401(a)(9)(C) must be provided even during the period during which an employee is in Code Section 203(a)(3)(B) service.
For purposes of Code Section 411(b)(1)(H), the actuarial increase will be treated as an adjustment attributable to the delay in distribution of benefits after the attainment of Normal Retirement Age. Accordingly, to the extent permitted under Code Section 411(b)(l)(H), the actuarial increase required under Code Section 401(a)(9)(C)(iii) may reduce the benefit accrual otherwise required under Code Section 411(b)(1)(H)(i), except that the rules on the suspension of benefits are not applicable.
(9) For purposes of this Section, the life expectancy of a Participant and/or a Participant’s spouse (other than in the case of a life annuity) shall or shall not be redetermined annually as elected in the Minimum Distributions Section of the Adoption Agreement and in accordance with Regulations. If the Participant or the Participant’s spouse may elect, pursuant to the Minimum Distributions Section of the Adoption Agreement, to have life expectancies recalculated, then the election, once made shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant’s spouse shall not be subject to recalculation. Life expectancy and joint and last survivor lite expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.
(10) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, or if later, the date specified in the Minimum Distributions Section of the Adoption Agreement, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
However, if the date specified in the Minimum Distributions Section of the Adoption Agreement is a date in 2001 other than January 1, 2001, then with respect to distributions under the Plan made on or after such date for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401 (a)(9) in accordance with the Regulations under section 401 (a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to the specified date are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to the specified date are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the end of he last calendar year beginning before the effective date of final Regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
     (f) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.
     (g) Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have retirement benefits paid in an alternative method acceptable under Code Section 40l(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA).
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5.11 DISTRIBUTION OF BENEFITS UPON DEATH
     (a) Unless otherwise elected as provided below, a Vested Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to the surviving spouse. Except as otherwise elected in the Adoption Agreement, the Participant’s spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant’s death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant’s spouse shall be subject to the rules specified in Section 5.11(g).
     (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant’s death must be made by the Participant in writing (or in such other form as permitted by the IRS) during the election period and shall require the spouse’s irrevocable consent in the same manner provided for in Section 5.10(a)(2). Further, the spouse’s consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.
     (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant’s death. An earlier waiver (with spousal consent) may be made provided a written (or such other form as permitted by the IRS) explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.
     (d) With regard to the election, the Administrator shall provide each Participant within the applicable election period, with respect to such Participant (and consistent with Regulations), a written (or such other form as permitted by the IRS) explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 5.10(a)(5). For the purposes of this paragraph, the term “applicable period” means, with respect to a Participant, whichever of the following periods ends last:
(1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;
(2) A reasonable period after the individual becomes a Participant;
(3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant; or
(4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant.
For purposes of applying this subsection, a reasonable period ending after the enumerated events described in (2), (3) and (4) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.
     (e) The Pre-Retirement Survivor Annuity provided for in this Section shall apply only to Participants who are credited with an Hour of Service on or after August 23, 1984. Former Participants who are not credited with an Hour of Service on or after August 23, 1984, shall be provided with rights to the Pre-Retirement Survivor Annuity in accordance with Section 303(e)(2) of the Retirement Equity Act of 1984.
     (f) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions docs not exceed, and has never exceeded at the time of any prior distribution, $5,000 (or, $3,500 for distributions made prior to the later of the first day of the first Plan Year beginning after August 5, 1997, or the date specified in the Adoption Agreement) the Administrator shall direct the distribution of such amount to the Participant’s spouse as soon as practicable. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing (or in such other form as permitted by the IRS). If the value exceeds, or has ever exceeded at the time of any prior distribution, $5,000 (or, if applicable, $3,500), an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing (or in such other form as permitted by the IRS) to such distribution. Any consent required under this paragraph must be obtained not more than ninety (90) days before commencement of the distribution and shall be made in a manner consistent with Section 5.10(a)(2). Notwithstanding the preceding, the “lookback rule” (which provides that if the present value at the time of a prior distribution exceeded the applicable dollar threshold, then the present value at any subsequent time is deemed to exceed the threshold) will not apply to any distributions made on or after October 17, 2000.
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     (g) Death benefits may be paid to a Participant’s Beneficiary in one of the following optional forms of benefits subject to the rules specified in Section 5.11 (h) and the elections made in the Adoption Agreement. Such optional forms of distributions may be elected by the Participant in the event there is an election to waive the Pre-Retirement Survivor Annuity, and for any death benefits in excess of the Pre-Retirement Survivor Annuity. However, if no optional form of distribution was elected by the Participant prior to death, then the Participant’s Beneficiary may elect the form of distribution.
(1) One lump-sum payment in cash or in property.
(2) Partial withdrawals.
(3) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or the Participant’s Beneficiary. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. After periodic installments commence, the Beneficiary shall have the right to reduce the period over which such periodic installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly.
(4) In the form of an annuity over the life expectancy of the Beneficiary.
(5) If death benefits in excess of the Pre-Retirement Survivor Annuity are to be paid to the surviving spouse, such benefits may be paid pursuant to (1), (2) or (3) above, or used to purchase an annuity so as to increase the payments made pursuant to the Pre-Retirement Survivor Annuity.
     (h) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 403(a)(9) and the Regulations thereunder.
(1) If it is determined, pursuant to Regulations, that the distribution of a Participant’s interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution elected pursuant to Section 5.10 as of the date of death.
(2) If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant’s Beneficiaries in accordance with the following rules subject to the elections made in the Distributions Upon Death Section of the Adoption Agreement and subsections 5.1l(h)(3) and 5.1l(i) below:
(i) The entire death benefit shall be distributed to the Participant’s Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant’s death occurs;
(ii) The 5-year distribution requirement of (i) above shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died (or such later date as may be prescribed by Regulations);
(iii) However, in the event the Participant’s spouse (determined as of the date of the Participant’s death) is the designated Beneficiary, the provisions of (ii) above shall apply except that the requirement that distributions commence within one year of the Participant’s death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.
(3) Notwithstanding subparagraph (2) above, or any elections made in the Adoption Agreement, if a Participant’s death benefits are to be paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant’s surviving spouse must commence on or before the later of: (1) December 31st of the
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Defined Benefit Prototype Plan
calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.
     (i) For purposes of Section 5.11(g)(2), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement (if permitted in the Distributions Upon Death Section of the Adoption Agreement) must be made no later than December 31st of the calendar year following the calendar year of the Participant’s death. Except, however, with respect to a designated Beneficiary who is Participant’s surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, December 31st of the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death. An election by a designated Beneficiary must be in writing (or in such other form as permitted by the IRS) and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.
     (j) For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse (other than in the case of a life annuity) shall or shall not be redetermined annually as elected in the Minimum Distributions Section of the Adoption Agreement and in accordance with Regulations. If the Participant may elect, pursuant to the Adoption Agreement, to have life expectancies recalculated, then the election, once made shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant’s spouse shall not be subject to recalculation. Life expectancy and joint and last survivor life expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.
     (k) For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.
     (l) In the event that less than one hundred percent (100%) of a Participant’s interest in the Plan is distributed to such Participant’s spouse, the portion of the distribution attributable to the Participant’s Voluntary Contribution Account shall be in the same proportion that the Participant’s Voluntary Contribution Account bears to the Participant’s total interest in the Plan.
     (m) Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1,1984, made a written designation to have death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA).
5.12 TIME OF DISTRIBUTION
          Except as limited by Sections 5.10 and 5.11, whenever a distribution is to be made, or a series of payments are to commence, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.
          Notwithstanding the foregoing, the failure of a Participant and if applicable, the Participant’s spouse, to consent to a distribution that is “immediately distributable” (within the meaning of Section 5.10(d)), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.
5.13 DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY
          In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor or incompetent Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.
5.14 LOCATION OF PARTICIPANT OR BENEFlCIARY UNKNOWN
          In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent
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effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the Plan. Notwithstanding the foregoing, if the value of a Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the amount distributable may be treated as a forfeiture at the time it is determined that the whereabouts of the Participant or the Participant’s Beneficiary can not be ascertained. In the event a Participant or Beneficiary is located subsequent to the forfeiture, such benefit shall be restored. However, regardless of the preceding, a benefit that is lost by reason of escheat under applicable state law is not treated as a forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.
5.15 EFFECT OF SOCIAL SECURITY ACT
          Benefits being paid to a Participant or Beneficiary under the terms of this Plan may not be decreased by reason of any post-separation Social Security benefit increases or by the increase of the Social Security wage base under Title II of the Social Security Act. Benefits to which a Former Participant has a Vested interest may not be decreased by reason of an increase in a benefit level or wage base under Title II of the Social Security Act.
5.16 OVERALL PERMITTED DISPARITY LIMIT
     (a) For any plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension maintained by the Employer that provides for permitted disparity (or imputes permitted disparity), the benefit for all Participants under this Plan, if this Plan is an offset plan, will be equal to the gross benefit percentage minus the offset percentage, times the Participant’s total Average Compensation. If this Plan is an excess plan (unit or flat benefit), the benefit for each Participant under this Plan will be equal to the base benefit percentage times the Participant’s Average Compensation.
     (b) If this Section is applicable, this Plan will have a Fresh-Start Date on the last day of the Plan Year preceding the Plan Year in which this paragraph is first applicable. In addition, if in any subsequent Plan Year this Plan no longer benefits any Participant who also benefits under another qualified plan or simplified employee pension maintained by the Employer that provides for permitted disparity (or imputes permitted disparity), this Plan will have a Fresh-Start Date on the last day of the Plan Year preceding the Plan Year in which this paragraph is no longer applicable. For purposes of determining the Participant’s overall permitted disparity limit, all years ending in the same calendar year are treated as the same year.
5.17 CUMULATIVE DISPARITY ADJUSTMENT
     (a) For an excess benefit plan, if the Participant has earned a year of Credited Service in one or more other qualified plans or simplified employee pensions maintained by the Employer, and the number of the Participant’s cumulative disparity years exceeds thirty-five (35), the Participant’s benefit will be further adjusted as provided below. A Participant’s cumulative disparity years consist of the sum of: (1) the total years of Credited Service a Participant is projected to have earned under this Plan by the end of the Plan Year containing the Participant’s Normal Retirement Age, and subsequent years of Credited Service, if any, (the total not to exceed 35), and (2) the number of years credited to the Participant tor purposes of the benefit formula or the accrued method under the Plan during which the Participant earned a year of Credited Service under one or more other qualified plans or simplified employee pensions (whether or not terminated) ever maintained by the Employer (other than years counted in (1)), and not including any years of Credited Service earned by the Participant under such other qualified plans or simplified employee pensions after the Participant has earned thirty-five (35) years of Credited Service under this Plan. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year.
          If this cumulative disparity adjustment is applicable, the Participant’s benefit will be increased as follows:
(1) Subtract the Participant’s base benefit percentage from the Participant’s excess benefit percentage (after modification in accordance with the Normal Retirement Benefit Formula Section of the Adoption Agreement).
(2) Divide the result in (1) by the Participant’s years of Credited Service under the Plan projected to the later of Normal Retirement Age or current age, not to exceed thirty-five (35) years of Credited Service.
(3) Multiply the result in (2) by the number of years by which the Participant’s cumulative disparity years exceed thirty-five (35).
(4) Add the result in (3) to the Participant’s base benefit percentage determined prior to this cumulative disparity adjustment.
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Defined Benefit Prototype Plan
     (b) For an offset Plan, if the Participant has earned a year of Credited Service in one or more other qualified plans or simplified employee pensions (whether or not terminated) ever maintained by the Employer, and the number of the Participant’s cumulative permitted disparity years exceeds thirty-five (35). the offset percentage will be further adjusted as provided below. A Participant’s cumulative permitted disparity years consist of the sum of: (1) the total years of Credited Service a Participant is projected to have earned under this Plan by the end of the Plan Year containing the Participant’s Normal Retirement Age and subsequent years of Credited Service, if any, (the total not to exceed 35), and (2) the number of years during which the Participant earned a year of Credited Service under one or more other qualified plans or simplified employee pensions maintained by the Employer (other than years counted in (1), and not including any years of Credited Service earned by the Participant under such other qualified plans or simplified employee pensions after the Participant has earned thirty-five (35) years of Credited Service under this Plan. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year.
     (c) If this cumulative disparity adjustment for an offset plan is applicable, the offset percentage will be further adjusted as follows:
(1) Divide the offset percentage (after modification in accordance with the Normal Retirement Benefit Formula Section of the Adoption Agreement) by the Participant’s years of Credited Service under this Plan projected to the later of Normal Retirement Age or current age, not to exceed thirty-five (35) years of Credited Service.
(2) Multiply the result in (1) by the number of years by which the Participant’s cumulative permitted disparity years exceed thirty-five (35).
(3) Subtract the result in (2) from the offset percentage determined prior to this cumulative permitted disparity adjustment.
5.18	ADJUSTMENTS FOR BENEFITS COMMENCING AT AGES OTHER THAN SOCIAL SECURITY RETIREMENT AGE
     (a) Except as provided in (d) below, if a benefit payable to an Employee under an integrated plan commences at an age before the Employee’s Social Security Retirement Age (including a benefit payable at the Normal Retirement Age under the Plan), the maximum excess or offset allowance shall be reduced (if necessary) in accordance with Subsection (c).
     (b) If benefit payments commence in a month other than the month in which the Participant attains the age specified in the table below, the annual factor will be determined by straight line interpolation in the applicable table below. However, if benefit payments begin before the first day of the month in which the Participant attains age 55, the annual factor will be the Actuarial Equivalent (using the mortality and interest rate specified in the Adoption Agreement) of the annual factor contained in the applicable table below for a benefit commencing in the month in which the Participant attains age 55.
     (c) Table I provides the adjustments in the 0.75-percent factor in the maximum excess or offset allowance applicable to benefits commencing on or after age 55 and on or before age 70 to an Employee who has a Social Security retirement age of 65, 66, or 67. Table II is a simplified table for a plan that uses a single disparity factor of 0.65 percent for all Employees at age 65.
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Defined Benefit Prototype Plan
TABLE I
Annual factor in maximum excess or offset allowance (percent)

Age at which	Social Security Retirement Age
benefits commence	67	66	65
67	0.750
66	0.700	0.750
65	0.650	0.700	0.750
64	0.600	0.650	0.700
63	0.550	0.600	0.650
62	0.500	0.550	0.600
61	0.475	0.500	0.550
60	0.450	0.475	0.500
59	0.425	0.450	0.475
58	0.400	0.425	0.450
57	0.375	0.400	0.425
56	0.344	0.375	0.400
55	0.316	0.344	0.375
TABLE II
Simplified Table

Age at which	Annual factor in maximum excess or offset allowance (percent)
benefits commence
65	0.650
64	0.607
63	0.563
62	0.520
61	0.477
60	0.433
59	0.412
58	0.390
57	0.368
56	0.347
55	0.325
     (d) A disability benefit, other than a qualified disability benefit, commencing before a Participant’s Social Security Retirement Age will be treated as a benefit subject to the limitations of this Section. A disability benefit is a qualified disability benefit only if the the benefit: (i) is payable under the Plan solely on account of a Participant’s disability, as determined by the Social Security Administration, (ii) terminates no later than the Participant’s Normal Retirement Age. (iii) is not in excess of the amount of the benefit that would be payable if the Participant had separated from service at Normal Retirement Age, and (iv) upon attainment of Early or Normal Retirement Age, the Participant receives a benefit that satisfies the accrual and vesting rules of Code Section 411 (and the Regulations thereunder) without taking into account the disability benefits made up to that age.
5.19 QUALIFIED DOMESTIC RELATIONS ORDER
          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not reached the Earliest Retirement Age. For the purposes of this Section, “alternate payee” and “qualified domestic relations order” shall have the meaning set forth under Code Section 414(p).
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Defined Benefit Prototype Plan
5.20 LIMITATION OF BENEFITS ON TERMINATION
     (a) Benefits distributed to any “Restricted Employee” are restricted such that the payments are no greater than an amount equal to the payment that would be made on behalf of such individual under a Straight Life Annuity that is the Actuarial Equivalent of the sum of the individual’s Accrued Benefit, the individual’s other benefits under the Plan (other than a social security supplement within the meaning of Regulation 1.41l(a)-7(c)(4)(ii)), and the amount the individual is entitled to receive under a social security supplement. However, the limitation of this Section shall not apply if:
(1) after payment of the benefit to an individual described above, the value of Plan assets equals or exceeds one-hundred ten percent (110%) of the value of current liabilities, as defined in Code Section 412(1)(7);
(2) the value of the benefits for an individual described above is less than one percent (1%) of the value of current liabilities before distribution; or
(3) the value of the benefits payable under the Plan to an individual described above does not exceed $5,000.
     (b) For purposes of this Section, “Restricted Employee” means any Highly Compensated Employee or former Highly Compensated Employee. However, a Highly Compensated Employee or former Highly Compensated Employee need not be treated as a “Restricted Employee” in the current year if the Highly Compensated Employee or former Highly Compensated Employee is not one of the twenty-five (25) (or larger number chosen by the Employer) nonexcludable Employees and former Employees of the Employer with the largest amount of compensation in the current or any prior year.
     (c) For purposes of this Section, benefit includes loans in excess of the amount set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the individual’s life.
     (d) A “Restricted Employee’s” otherwise restricted benefit may be distributed in full to the affected individual if, prior to receipt of the restricted amount, the individual enters into a written agreement with the Administrator to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the individual (accumulated with reasonable interest) over the amounts that could have been distributed to the individual under the Straight Life Annuity described above (accumulated with reasonable interest). The individual may secure repayment of the restricted amount upon distribution by:
(1) entering into an agreement for promptly depositing in escrow with an acceptable depositary, property having a fair market value equal to at least one-hundred twenty-five percent (125%) of the restricted amount;
(2) providing a bank letter of credit in an amount equal to at least one-hundred percent (100%) of the restricted amount; or
(3) posting a bond equal to at least one-hundred percent (100%) of the restricted amount. The bond must be furnished by an insurance company, bonding company or other surety for federal bonds.
     (e) The escrow arrangement in (d)(1) above may permit an individual to withdraw from escrow amounts in excess of one-hundred twenty-five percent (125%) of the restricted amount. If the market value of the property in an escrow account falls below one-hundred ten percent (110%) of the remaining restricted amount, the individual must deposit additional property to bring the value of the property held by the depositary up to one-hundred twenty-five percent (125%) percent of the restricted amount. The escrow arrangement may provide that the individual has the right to receive any income from the property placed in escrow, subject to the individual’s obligation to deposit additional property, as set forth in the preceding sentence.
     (f) A surety or bank may release any liability on a bond or letter of credit in excess of one-hundred percent (100%) percent of the restricted amount.
     (g) If the Administrator certifies to the depositary, surety or bank that the individual (or the individual’s estate) is no longer obligated to repay any restricted amount, a depositary may deliver to the individual any property held under an escrow arrangement, and a surety or bank may release any liability on an individual’s bond or letter of credit.
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     5.21 DIRECT ROLLOVERS
     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” that is equal to at least $500 paid directly to an “eligible retirement plan” specified by the “distributee” in a “direct rollover.”
     (b) For purposes of this Section, the following definitions shall apply:
(1) An “eligible rollover distribution” means any distribution described in Code Section 402(c)(4) and generally includes any distribution of all or any portion of the balance to the credit of the distributee, except that an “eligible rollover distribution” does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); for distributions made after December 31, 1998, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution reasonably expected to total less than $200 during a year.
(2) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified plan described in Code Section 401 (a), that accepts the “distributee’s” “eligible rollover distribution.” However, in the case of an “eligible rollover distribution” to the surviving spouse, an “eligible retirement plan” is an individual retirement account or individual retirement annuity.
(3) A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.
(4) A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “distributee.”
5.22 FULLY INSURED PLANS
          If this Plan is intended to be a Code Section 412(i) Plan (with or without a Top Heavy sidefund trust) or a nontrusteed plan funded only with insurance Contracts, then no Contract will be purchased under the Plan unless such Contract or a separate definite written agreement between the Employer (or Trustee, if any) and the Insurer provides that:
     (a) no value under Contracts providing benefits under the Plan or credits determined by the Insurer (on account of dividends, earnings or other experience rating credits, or surrender or cancellation credits) with respect to such Contracts may be paid or returned to the Employer or diverted to or used for other than providing retirement annuities for the exclusive benefit of Employees or their beneficiaries;
     (b) any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution;
     (c) any credits on account if dividends, earnings or other experience rating credits, or surrender or cancellation credits with respect to Contracts under the Plan shall be applied by the Insurer toward each premium next due for Contracts under the Plan before any further contributions made by the Employer are so applied by the Insurer, and not later than the due date for such premiums;
     (d) any credits on account of dividends, earnings or other experience rating credits, or surrender or cancellation credits in excess of Plan benefits with respect to Contracts distributed to provide plan benefits, will be applied as provided in (c);
     (e) if upon the cessation of benefit accruals or upon Plan termination, all benefits provided under the Plan with respect to service before cessation of accruals or termination have been purchased, any credits on account of dividends, earnings or other experience rating credits, or surrender or cancellation credits with respect to Contracts under the Plan will revert to the Employer; and
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     (f) where credits are applied by the Insurer before Employer contributions are made that are sufficient in addition to the credits to pay each premium next due, such credits will be applied proportionately toward each premium next due so that the same percentage of each premium next due is paid.
ARTICLE VI
CODE SECTION 415 LIMITATIONS
6.1 ANNUAL BENEFIT
     (a) This subsection (a) applies regardless of whether any Participant is or has ever been a Participant in another qualified plan maintained by the Employer. For Limitation Years beginning before January 1, 2000, (or if later, the date specified in the Adoption Agreement) if any Participant is or has ever been a participant in another qualified plan maintained by the Employer or an Employer-maintained welfare benefit fund (as defined in Code Section 419(e)) under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419A(d)(3)), individual medical account as defined in Code Section 415(1)(2)), or a simplified employee pension (as defined in Code Section 408(k)) that provides an “Annual Addition” as defined in Section 6.1(e)(l), then Section 6.1(b) is also applicable to that Participant’s benefits.
(1) The “Annual Benefit” otherwise payable to a Participant at any time will not exceed the “Maximum Permissible Amount,” If the benefit the Participant would otherwise accrue in a Limitation Year would produce an “Annual Benefit” in excess of the “Maximum Permissible Amount,” then the benefit must be limited (or the rate of accrual reduced) to a benefit that does not exceed the “Maximum Permissible Amount.”
(2) If a Participant has made voluntary nondeductible Employee Contributions, or mandatory Employee contributions as defined in Code Section 41l(c)(2)(C), under the terms of this Plan, then the amount of such contributions is treated as an “Annual Addition” to a qualified defined contribution plan, for purposes of Sections  6.l(a)(1) and 6.1(b)(2).
     (b) This Section applies if any Participant is covered, or has ever been covered, by another plan maintained by the Employer, including, for Limitation years beginning before January 1, 2000, (or if later, the date specified in the Limitations on Benefits and Top Heavy Rules Section of the Adoption Agreement) a qualified plan, a welfare benefit fund (as defined in Code Section 419(e)) under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419A(d)(3)), an individual medical account, or a simplified employee pension that provides an “Annual Addition” as described in Section 6.1(e)(1).
(1) If a Participant is, or has ever been, covered under more than one defined benefit plan maintained by the Employer, then the sum of the Participant’s “Annual Benefits” from all such plans may not exceed the “Maximum Permissible Amount.” Where the Participant’s Employer provided benefits under all defined benefit plans ever maintained by the Employer exceed the “Maximum Permissible Amount” applicable at that age, then the Employer will choose in the Adoption Agreement the method by which the plans will meet this limitation.
(2) For Limitation Years beginning before January 1, 2000, (or if later, the date specified in the Adoption Agreement) if the Employer maintains, or at any time maintained, one or more qualified defined contribution plans covering any Participant in this Plan, a welfare benefit fund (as defined in Code Section 419(e)) under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419A(d)(3)), an individual medical account, or a simplified employee pension, the sum of the Participant’s “Defined Contribution Plan Fraction” and “Defined Benefit Plan Fraction” will not exceed 1.0 in any Limitation Year, and the “Annual Benefit” otherwise payable to the Participant under this Plan will be limited in accordance with the Limitation on Benefits and Top Heavy Section of the Adoption Agreement.
Unless a different group of Employees is elected in the Adoption Agreement, benefit increases resulting from the repeal of Code Section 415(e) will be provided to all current and former participants (with benefits limited by Code Section 4l5(e)) who have an accrued benefit under the plan immediately before the first day of the first Limitation Year beginning in 2000.
     (c) In the case of an individual who was a Participant in one or more defined benefit plans of the Employer as of the first day of the first Limitation Year beginning after December31. 1986, the application of the limitations of this Article shall not cause the “Maximum Permissible Amount” for such individual under all such defined benefit plans to be less than the individual’s “TRA ‘86 Accrued Benefit.” The preceding sentence applies only if all such defined benefit plans met the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.
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     (d) In the case of an individual who was a Participant in one or more defined benefit plans of the Employer as of the first day of the first Limitation Year beginning after December 31, 1994, the application of the limitations of this Article shall not cause the “Maximum Permissible Amount” for such individual under all such defined benefit plans to be less than the individual’s “RPA ‘94 Old-Law Benefit.” The preceding sentence applies only if such defined benefit plans met the requirements of Code Section 415 on December 7, 1994.
(e) For purposes of this Section, the following terms shall be defined as follows:
(1) “Annual Additions” means the sum of the following amounts credited to a Participant’s account for the Limitation Year:
(i) Employer Contributions;
(ii) Forfeitures;
(iii) Employee contributions;
(iv) Amounts allocated after March 31, 1984, to an individual medical account that is part of a pension or annuity plan maintained by the Employer are treated as “Annual Additions” to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund are treated as “Annual Additions” to a defined contribution plan; and
(v) Allocations under a simplified employee pension.
(2) “Annual Benefit” means a retirement benefit under the Plan which is payable annually in the form of a Straight Life Annuity. Except as provided below, a benefit payable in a form other than a Straight Life Annuity must be adjusted to an actuarially equivalent Straight Life Annuity before applying the limitations of this Article. For Limitation Years beginning after December 31, 1994, the actuarially equivalent Straight Life Annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a five percent (5%) interest rate assumption and the applicable mortality table defined in Plan Section 1.4(e). In determining the actuarially equivalent Straight Life Annuity for a benefit form other than a nondecreasing annuity payable for a period of not less than the life of the Participant (or, in the case of a qualified Pre-Retirement Survivor Annuity, the life of the surviving spouse), or decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below fifty percent (50%) of the “Annual Benefit” payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements of qualified disability payments (as defined in Code Section 401(a)(l 1), “the applicable interest rate,” as defined in Plan Section 1.4(e), will be substituted for “a five percent (5%) interest rate assumption” in the preceding sentence. However, where an Employer has elected in the Accrued Benefit Section of the Adoption Agreement to provide an “RPA ‘94 Old-Law Benefit,” such actuarially equivalent Straight Life Annuity is determined in accordance with Section 6.1(f).
No actuarial adjustment to the benefit is required for (a) the value of a qualified Joint and Survivor Annuity, (b) benefits that are not directly related to retirement benefits (such as the qualified disability benefit, preretirement death benefits, and post-retirement medical benefits), and (c) the value of post-retirement cost-of-living increases made in accordance with Code Section 415(d) and Regulation 1.415-3(c)(2)(iii). The “Annual Benefit” does not include any benefits attributable to Employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer.
(3) “Defined Benefit Compensation Limitation” means one hundred percent (100%) of a participant’s “High Three-Year Average Compensation,” payable in the form of a Straight Life Annuity.
In the case of a Participant who has separated from service, the “Defined Benefit Compensation Limitation” applicable to the Participant will be automatically adjusted by multiplying such limitation by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) in such manner as the Secretary shall prescribe. The adjusted compensation limit will apply to Limitation Years ending with or within the calendar year of the date of the adjustment.
(4) “Defined Benefit Dollar Limitation” means $90,000, automatically adjusted, effective January 1, of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the
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form of a Straight Life Annuity The new limitation will apply to Limitation Years ending with or within the calendar year of the date of the adjustment.
(5) “Defined Benefit Plat Fraction” means a fraction, the numerator of which is the sum of the Participant’s “Projected Annual Benefits” under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) one-hundred twenty-five percent (125%) of the “Defined Benefit Dollar Limitation” applicable to the Participant, or (ii) or one- hundred forty percent (140%) of the “Defined Benefit Compensation Limitation” applicable to the Participant, both adjusted as necessary in accordance with Section 6.1(d)(9) below.
Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one-hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.
Notwithstanding the foregoing, for any Top Heavy Plan Year, one hundred percent (100%) shall be substituted for one hundred twenty-five percent (125%) unless the extra top heavy minimum allocation or benefit is being made pursuant to the Employer’s specification in the Limitations on Benefits and Top Heavy Rules Section of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, one hundred percent (100%) shall always be substituted for one hundred twenty-five percent (125%).
(6) “Defined Contribution Plan Fraction” means a fraction, the numerator of which is the sum of the “Annual Additions” to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the “Annual Additions” attributable to the Participant’s voluntary after-tax Employee contributions to this and all other defined benefit plans, whether or not terminated, maintained by the Employer and the “Annual Additions” attributable to all we fare benefit funds maintained by the Employer (as defined in Code Section 419(e)) under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419A(d)(3)), or individual medical accounts and simplified employee pensions maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).
The maximum aggregate amount in any Limitation Year is the lesser of (1) one hundred twenty-five percent (125%) of the dollar limitation determined under Code Sections 415(c)(l)(A) after adjustment under Code Section 415(d), or (2) thirty-five percent (35%) (1.4 x 25%) of the Participant’s 415 Compensation for such year.
Notwithstanding the foregoing, for any Top Heavy Plan Year, one-hundred percent (100%) shall be substituted for one-hundred twenty-five percent (125%) unless the extra top heavy minimum allocation or benefit is being made pursuant to the Employer’s specification in the Limitations on Benefits and Top Heavy Rules Section of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, one hundred percent (100%) shall always be substituted for one hundred twenty-five percent (125%).
For Limitation Years beginning prior to January 1, 1987, the “Annual Addition” shall not be recomputed to treat all Employee contributions as “Annual Additions.”
If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.
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(7) For purposes of this Article, Employer means the Employer that adopts this Plan and all Affiliated Employers, except that Affiliated Employers shall be determined pursuant to the modification made by Code Section 415(h).
(8) “High Three-Year Average Compensation” means the average 415 Compensation for the three (3) consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the twelve (12) consecutive month period defined in the Adoption Agreement which is used to determine 415 Compensation under the Plan.
In the case of a Participant who has separated from service, the Participant’s “Highest Average Compensation” will be automatically adjusted by multiplying such compensation by the cost of living adjustment factor prescribed by he Secretary of the Treasury under Code Section 415(d) in such manner as the Secretary shall prescribe. The adjusted compensation amount will apply to Limitation Years ending within the calendar year of the date of the adjustment.
(9) “Maximum Permissible Amount” means:
(i) the lesser of the “Defined Benefit Dollar Limitation” or the “Defined Benefit Compensation Limitation” (both adjusted where required, as provided below).
(ii) If the Participant has less than ten (10) Years of Participation in the Plan, then the “Defined Benefit Dollar Limitation” shall be multiplied by a fraction, (1) the numerator of which is the number of “Years (or part thereof) of Participation” in the Plan, and (2) the denominator of which is ten (10). In the case of a Participant who has less than ten (10) Years of Service with the Employer, the compensation limitation shall be multiplied by a fraction, (1) the numerator of which is the number of Years (or part thereof) of Service with the Employer, and (2) the denominator of which is ten (10).
The adjustments of this subsection (ii) shall be applied in the denominator of the “Defined Benefit Plan Fraction” based upon Years of Service. For purposes of computing the “Defined Benefit Plan Fraction” only, Years of Service shall include future Years of Service (or part thereof) commencing before the Participant’s Normal Retirement Age. Such future Years of Service shall include the year that contains the date the Participant reaches Normal Retirement Age, only if it can be reasonably anticipated that the Participant will receive a Year of Service for such year, or the year in which the Participant terminates (employment, if earlier.
(iii) If the “Annual Benefit” of a Participant commences before the Participant’s Social Security Retirement Age, but on or after age 62, the “Defined Benefit Dollar Limitation” as reduced in (ii) above, if necessary, shall be determined as follows:
     (A) If a Participant’s Social Security Retirement Age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the “Defined Benefit Dollar Limitation” by 5/9 of one percent for each month by which benefits commence before the month in which the Participant attains age 65.
     (B) If a Participant’s Social Security Retirement Age is greater than 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the Defined Benefit Dollar Limitation by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to twenty-four (24) months) by which benefits commence before the month of the Participant’s Social Security Retirement Age.
(iv) If the “Annual Benefit” of a Participant commences prior to age 62, then the “Defined Benefit Dollar Limitation” applicable to the Participant at such earlier age is an annual benefit payable in the form of a Straight Life Annuity that is the actuarial equivalent of the “Defined Benefit Dollar Limitation” for age 62, as determined above. Effective for Limitation Years beginning on or after January 1, 1995. the “Defined Benefit Dollar Limitation” applicable at any age prior to age 62 is determined as the lesser of the equivalent “Annual Benefit” computed using the interest rate and mortality table (or other tabular factor) equivalence for early retirement benefits, and the equivalent “Annual Benefit” computed using a five percent (5%) interest rate and the applicable mortality table as defined in Plan Section 1.4(e). Any decrease in the adjusted “Defined Benefit Dollar Limitation” determined in accordance with this provision (iv) shall not reflect any mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant. If any benefits are forfeited upon death, then the full mortality decrement is taken into account.
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(v) If the “Annual Benefit” of a Participant commences after the Participant’s Social Security Retirement Age, the “Defined Benefit Dollar Limitation” as reduced in (ii) above, if necessary, shall be adjusted so that it is the actuarial equivalent of an “Annual Benefit” of such dollar limitation beginning at the Participant’s Social Security Retirement Age. Effective for Limitation Years beginning on or after January 1, 1995, the equivalent “Annual Benefit” beginning after Social Security Retirement Age shall be determined as the lesser of the equivalent “Annual Benefit” computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for delayed retirement benefits, and the equivalent “Annual Benefit” computed using a five percent (5%) interest rate assumption and the applicable mortality table as defined in Plan Section 1.4(e). For these purposes, mortality between a Participant’s Social Security Retirement Age and the age at which benefits commence must be ignored.
(vi) Notwithstanding anything else in this Section to the contrary, the benefit otherwise accrued or payable to a Participant under this plan shall be deemed not to exceed the “Maximum Permissible Benefit” if:
     (A) the retirement benefits payable for the Plan Year under any form of benefit with respect to such Participant under this Plan and under all other defined benefit plans (regardless of whether terminated) ever maintained by the Employer do not exceed $1,000 multiplied by the Participant’s number of Years of Service or parts thereof (not to exceed ten (10)) with the Employer; and
     (B) the Employer has not at any time maintained a defined contribution plan, a welfare benefit fund under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419A(d)(3)), or an individual medical account in which the Participant participated.
(10) “Projected Annual Benefit” means the “Annual Benefit,” to which the Participant would be entitled under the terms of the Plan assuming:
(i) the Participant will continue employment until Normal Retirement Age (or current age, if later), and
(ii) the Participant’s 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.
(11) “RPA ‘94 Final Implementation Date” means the first day of the first Limitation Year beginning on or after January 1, 2000, unless an earlier date is specified in the Actuarial Equivalent Section of the Adoption Agreement.
(12) “RPA ‘94 Freeze Date” means the date as of which a Participant’s “RPA ‘94 Old-Law Benefit” is determined, as specified in the Actuarial Equivalent Section of the Adoption Agreement.
(13) “RPA ‘94 Old-Law Benefit” means a Participant’s Accrued Benefit under the terms of the Plan as of the “RPA ‘94 Freeze Date,” for the Annuity Starting date and optional form and taking into account the limitations of Code Section 415, as in effect on December 7, 1994, including the participation requirements under Code Section 415(b)(5). In determining the amount of a Participant’s “RPA ‘94 Old-Law Benefit,” the following shall be disregarded:
     (i) any Plan amendment increasing benefits adopted after the “RPA ‘94 Freeze Date”; and
     (ii) any cost of living adjustments that become effective under Code Section 4l5(d) after the “RPA ‘94 Freeze Date.”
If, at any date after the “RPA ‘94 Freeze Date,” the Participant’s total Plan benefit, before the application of Code Section 415, is less than the Participant’s “RPA ‘94 Old-Law Benefit,” then the “RPA ‘94 Old-Law Benefit” will be reduced to a benefit equal to the Participant’s total Plan benefit. Unless a different group of Employees is elected in the Actuarial Equivalent Section of the Adoption Agreement, for all current and former Participants who have an Accrued Benefit under the plan immediately before the first day of the first Limitation Year beginning in 2000. if the “RPA ‘94 Old-Law Benefit” was reduced during the period between the “RPA ‘94 Freeze Date” and the first day of the first Limitation Year beginning on or after January 1, 2000, because of “Annual Additions” credited to a participant’s account in a defined contribution plan, the “RPA ‘94 Old-Law Benefit” will increase to the “RPA ‘94 Freeze Date” level as of the first day of the first
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Limitation Year beginning on or after January 1, 2000. The use of a different interest rate and mortality table may not increase a Participant’s “RPA ‘94 Old-Law Benefit to an amount greater than such benefit as of the “RPA ‘94 Freeze Date.”
(14) “TRA ‘86 Accrued Benefit” means a Participant’s Accrued Benefit under the Plan, determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an “Annual Benefit” within the meaning of Code Section 415(b)(2). In determining the amount of a Participant’s “TRA ‘86 Accrued Benefit,” the following shall be disregarded:
     (i) any change in the terms and conditions of the Plan after May 5, 1986; and
     (ii) any cost of living adjustments occurring after May 5, 1986.
(15) “Year of Participation” means a year of participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met: (1) the Participant is credited with at least the number of Hours of Service (or period of service if the Elapsed Time Method is selected in the Adoption Agreement) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a year of participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Code Section 415(c)(3)(C)(i) for an accrual computation period shall receive a year of participation with respect to that period. In addition, for a participant to receive a year of participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event will more than one year of participation be credited for any 12-month period.
     (f) This subsection contains transitional rules for applying the limitations of this Section when a Participant has an “RPA ‘94 Old-Law Benefit.” For Participants with “RPA ‘94 Old-Law Benefits,” for purposes of determining whether a Participant’s benefit excess the limitations of this Section after the “RPA ‘94 Freeze Date,” the Employer will elect in the Actuarial Equivalent Section of the Adoption Agreement which of the following three (3) methods will be used.
(1) If Method 1 is elected in the Actuarial Equivalent Section of the Adoption Agreement, then equivalent “Annual Benefits” an determined separately with respect to the “RPA 94 Old-Law Benefit” and the portion of the total Plan benefit that exceeds the “RPA ‘94 Old-Law Benefit.” A Participant’s total “Annual Benefit” is the sum of these two “Annual Benefits,” and cannot exceed the “Maximum Permissible Amount” applicable to the Participant.
If the determination is being made before the “Final Implementation Date,” where a Participant’s benefit must be adjusted to an actuarially equivalent “Annual Benefit,” the “Annual Benefit” equivalent to the “RPA ‘94 Old-Law Benefit” is calculated using an interest rate equal to the greater of the Plan interest rate or five percent (5%) and the Plan mortality table, as provided under Code Section 415(b)(2)(E) as in effect on December 7, 1994, and under the Plan terms as of December 7, 1994. The “Annual Benefit” equivalent to the portion of the Participant’s total Plan benefit that exceeds the “RPA ‘94 Old-Law Benefit” is calculated as described in subsection 6.1(e)(2). For a determination made after the “RPA ‘94 Freeze Date” and before the “Final Implementation Date,” where the “Defined Benefit Dollar Limitation” is adjusted for commencement of benefits prior to age 62, such adjustments are made in accordance with section subsection 6.1(e)(9)(iii); adjustments for commencement of benefits after Social Security Retirement Age are made in accordance with section subsection 6. l(e)(9)(iv).
If the determination is being made on or after the “Final Implementation Date,” where a Participant’s benefit must be adjusted to an actuarially equivalent “Annual Benefit,” the “Annual Benefit” equivalent to the Participant’s “RPA ‘94 Old-Law Benefit” is calculated using an interest rate equal to the greater of the interest rate specified Plan Section 1.4 or five percent (5%), and the mortality table specified in Plan Section 1.4. The “Annual Benefit” equivalent to the portion of the Participant’s total Plan benefit that exceeds the “RPA ‘94 Old-Law Benefit” is calculated a described in subsection 6.1(e)(2). For a determination on or after the “Final Implementation Date,” where the “Defined Benefit Dollar Limitation” is adjusted for commencement of benefits prior to age 62, such adjustments are made in accordance with subsection 6.1(e)(9)(iii); adjustments for commencement of benefits after Social Security Retirement Age are made in accordance with subsection 6.1(e)(9)(iv).
(2) If Method 2 is elected in the Actuarial Equivalent Section of the Adoption Agreement, then a Participant’s total “Annual Benefit” under the Plan is determined, and this benefit must not exceed the “Maximum Permissible Amount” applicable to the Participant. Where a Participant’s benefit must be adjusted
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to an actuarially equivalent “Annual Benefit,” an “Annual Benefit” equivalent to the Participant’s total benefit is calculated as described in section 6.1(e)(2).
(3) If Method 3 is elected in the Actuarial Equivalent Section of the Adoption Agreement, then a Participant’s benefit is limited only to the extent needed to satisfy either the first or second method described above.
Under all of the methods above, a Participant will receive no less than the Participant’s “RPA ‘94 Old-Law Benefit.” For purposes of determining that a Participant receives no less than the Participant’s “RPA ‘94 Old-Law Benefit.” the limitation applicable to the Participant’s “RPA ‘94 Old-Law Benefit” (old-law limitation) is determined, and the Participant may receive the “RPA ‘94 Old-Law Benefit” to the extent it does not exceed such old-law limitation. Before the “Final Implementation Date,” adjustments to the old-law limitation for commencement of benefits prior to age 62 are calculated using an interest rate equal to the greater of the Plan interest rate or five percent (5%) and the Plan mortality table, as provided under Code Section 415(b)(2)(E) as in effect on December 7, 1994, and under the Plan terms as of December 7, 1994; adjustments to the old-law limitation for commencement of benefits after Social Security Retirement Age are calculated using an interest rate equal to the lesser of the Plan interest rate or five percent (5%) and the Plan mortality table, as provided under Code Section 415(b)(2)(E) as in effect on December 7, 1994, and under the Plan terms as of December 7, 1994. On or after the “Final Implementation Date,” adjustments to the old-law limitation for commencement of benefits prior to age 62 are calculated using an interest rate equal to the greater of the Plan interest rate or five percent (5%), and the Plan mortality table, using the interest rate and mortality table included in the Plan as of the date of determination; adjustments to the old-law limitation for commencement of benefits after Social Security Retirement Age are calculated using an interest rate equal to the lesser of the Plan interest rate or five percent (5%) and the Plan mortality table, using the interest rate and mortality table included in the Plan as of the date of determination. However, in no event may a Participant’s “Old-Law Benefit” exceed the Participant’s “Old-Law Benefit” as of the “RPA ‘94 Freeze Date.”
ARTICLE VII
TRUSTEE AND CUSTODIAN
7.1 BASIC RESPONSIBILITIES OF THE TRUSTEE
     (a) The provisions of this Article apply to all Plans. A separate trust may not be used with this Plan.
     (b) The Trustee is accountable to the Employer for the funds contributed to the Plan by the Employer, but the Trustee does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obligated to collect any contributions from the Employer, nor is it under a duty to see that funds deposited with it are deposited in accordance with the provisions of the Plan.
     (c) The Trustee will credit and distribute the Trust Fund as directed by the Administrator. The Trustee is not obligated to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or whether the manner of making any payment or distribution is proper. The Trustee is accountable only to the Administrator for any payment or distribution made by it in good faith on the order or direction of the Administrator.
     (d) In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures if the Plan permits Participant directed investments), the Employer, or an Investment Manager or other agent appointed by the Employer with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.
(1) The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including but not limited to, voice recorded) instructions of a Participant (pursuant to the Participant Direction Procedures), the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.
(2) The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.
(3) The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion. deems such direction improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense that may result from the Trustee’s refusal or failure to comply with any direction from the Participant.
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(4) Any costs and expenses related to compliance with the Participant’s directions shall be borne by the Participant’s Directed Account, unless paid by the Employer.
(5) Notwithstanding anything herein above to the contrary, the Trustee shall not invest any portion of a Participant’s Directed Account in “collectibles” within the meaning of Code Section 408(m).
     (e) The Trustee will maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 7.9.
     (f) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.
     (g) If life insurance policies have been issued under the Plan to insure the death benefits provided hereunder, the Trustee, at the direction of the Administrator, shall apply for, own, and pay premiums on such life insurance policies. Life insurance policies shall, at the direction of the Administrator, be surrendered to the Insurer for their cash value or transferred to the Former Participant under the terms of this Plan. The Trustee must distribute the Contracts to the Participant or convert the entire value of life insurance policies at retirement into cash or provide for a periodic income (under the terms of this Plan) so that no portion of such value may be used to continue life insurance protection.
     Notwithstanding anything hereinabove to the contrary, amounts credited to a Participant’s Qualified Voluntary Employee Contribution Account pursuant to Section 4.6, shall not be applied to the purchase of life insurance contracts.
     (h) The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any such person.
7.2 INVESTMENT POWERS AND DUTIES OF DISCRETIONARY TRUSTEE
     (a) This Section applies if the Employer, in the Adoption Agreement or as otherwise agreed upon by the Employer and the Trustee, designates the Trustee to administer all or a portion of the trust as a discretionary Trustee. If so designated, then the Trustee has the discretion and authority to invest, manage, and control those Plan assets except, however, with respect to those assets which are subject to the investment direction of a Participant (if Participant directed investments are permitted), or an Investment Manager, the Administrator, or other agent appointed by the Employer. The exercise of any investment discretion hereunder shall be consistent with the “funding policy and method” determined by the Employer.
     (b) The Trustee shall, except as otherwise provided in this Plan, invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, common or preferred stocks, open-end or closed-end mutual funds, group annuities, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as a qualified Plan and Trust.
     (c) The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Plan, shall have the following powers and authorities to be exercised in the Trustee’s sole discretion:
(1) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;
(2) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement:
(3) To vote upon any stock, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or
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other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;
(4) To cause any securities or other property to be registered in the Trustee’s own name, in the name of one or more of the Trustee’s nominees, in a clearing corporation, in a depository, or in book entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;
(5) To invest in a common, collective, or pooled trust fund (the provisions of which are incorporated herein by reference) maintained by any Trustee hereunder pursuant to Revenue Ruling 81 - 100, all or such part of the Trust Fund as the Trustee may deem advisable, and the part of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The name of the trust fund may be specified in an addendum to the Adoption Agreement. The Trustee may withdraw from such common, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable;
(6) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;
(7) To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;
(8) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
(9) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;
(10) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agents or counsel may or may not be an agent or counsel for the Employer;
(11) To apply for and procure from the Insurer as an investment of the Trust Fund any annuity or other Contracts (on the life of any Participant), as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity, or other Contracts as and when entitled to do so under the provisions thereof;
(12) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon, including the specific authority to invest in any type of deposit of the Trustee (or of a financial institution related to the Trustee);
(13) To invest in Treasury Bills and other forms of United States government obligations;
(14) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;
(15) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee);
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(16) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and Trust and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests; and
(17) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.
7.3 INVESTMENT POWERS AND DUTIES OF NONDISCRETIONARY TRUSTEE
     (a) This Section applies if the Employer, in the Adoption Agreement or as otherwise agreed upon by the Employer and the Trustee, designates the Trustee to administer all or a portion of the trust as a nondiscretionary Trustee. If so designated, then the Trustee shall have no discretionary authority to invest, manage, or control those Plan assets, but must act solely as a directed Trustee of those Plan assets. A nondiscretionary Trustee, as directed Trustee of the Plan funds it holds, is authorized and empowered, by way of limitation, with the powers, rights and duties set forth herein and in Section 7.14, each of which the nondiscretionary Trustee exercises solely as directed Trustee in accordance with the direction of the party which has the authority to manage and control the investment of the Plan assets. If no directions are provided to the Trustee, the Employer will provide necessary direction. Furthermore, the Employer and the nondiscretionary Trustee may, in writing, limit the powers of the nondiscretionary Trustee to any combination of powers listed within this Section.
     (b) The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Plan, shall have the following powers and authorities:
(1) to invest the assets, without distinction between principal and income, in securities or property, real or personal, wherever situated, including, but not limited to, common or preferred stocks, open-end or closed-end mutual funds, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as a qualified Plan and Trust.
(2) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;
(3) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;
(4) At the direction of the party which has the authority or discretion, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate powers, and pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;
(5) To cause any securities or other property to be registered in the Trustee’s own name, in the name of one or more of the Trustee’s nominees, in a clearing corporation, in a depository, or in book entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;
(6) To invest in a common collective, or pooled trust fund (the provisions of which are incorporated herein by reference) maintained by any Trustee hereunder pursuant to Revenue Ruling 81-100, all or such part of the Trust Fund as the party which has the authority to manage and control the investment of the assets shall deem advisable, and the part of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The name of the trust fund may be specified in an addendum to the Adoption Agreement;
(7) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person
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lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;
(8) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
(9) To settle, compromise or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;
(10) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be an agent or counsel for the Employer;
(11) To apply for and procure from the Insurer as an investment of the Trust Fund any annuity or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at the direction of the person with the authority to do so, whatever rights and privileges may be granted under such annuity or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;
(12) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon, including the specific authority to invest in any type of deposit of the Trustee (or of a financial institution related to the Trustee);
(13) To invest in Treasury Bills and other forms of United States government obligations;
(14) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;
(15) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee); and
(16) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests.
7.4 POWERS AND DUTIES OF CUSTODIAN
          The Employer may appoint a custodian. A custodian has the same powers, rights and duties as a nondiscretionary Trustee. Any reference in the Plan to a Trustee also is a reference to a custodian unless the context of the Plan indicates otherwise. A limitation of the Trustee’s liability by Plan provision also acts as a limitation of the custodian’s liability. Any action taken by the custodian at the discretionary Trustee’s direction satisfies any provision in the Plan referring to the Trustee taking that action. The resignation or removal of the custodian shall be made in accordance with Section 7.11 as though the custodian were a Trustee.
7.5 LOANS TO PARTICIPANTS
     (a) If specified in the Adoption Agreement, the Trustee (or the Administrator, if the responsibility for making loans has been delegated to the Administrator) may, in the Trustee’s (or, if applicable, the Administrator’s) sole discretion, make loans to Participants or Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time. Furthermore, no Participant loan shall exceed the Participant’s Vested interest in the Plan. Notwithstanding the preceding, if this Plan is a fully insured Code Section 412(i) Plan, no loans shall be made under this Plan.
     (b) Loans shall not be made to any Shareholder-Employee or Owner-Employee (including an Owner- Employee’s family members as defined in Code Section 267(c)(4)) unless an exemption for such loan is obtained pursuant to Act Section 408 or such loan would otherwise not be a prohibited transaction pursuant to Code Section 4975 and Act Section 408.
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     (c) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) may, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:
(1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or
(2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under this Plan and all other plans of the Employer.
     Notwithstanding the above, if the Participant is an affected individual under Section 5.20, the total of all the affected individual’s outstanding loans will not exceed the amount that such affected individual would be entitled to under Section 5.20.
     (d) No Participant loan shall take into account the present value of such Participant’s Qualified Voluntary Employee Contribution Account.
     (e) Loans shall be required to provide for level amortization with payments to be made not less frequently than quarterly, over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as the “principal residence” of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, “principal residence” has the same meaning as “principal residence” under Code Section 1034. Notwithstanding the foregoing, loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4) for qualified military service.
     (f) An assignment or pledge of any portion of a Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a loan under this Section.
     (g) If the Vested interest of a Participant is used to secure any loan made pursuant to this Section, then the written (or such other form as permitted by the IRS) consent of the Participant’s spouse shall be required in a manner consistent with Section 5.10(a), provided the spousal consent requirements of such Section apply to the Plan. Such consent must be obtained within the 90-day period prior to the date the loan is made. Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit or Pre-Retirement Survivor Annuity. However, unless the loan program established pursuant to this Section provides otherwise, no spousal consent shall be required under this paragraph if the total interest subject to the security is not in excess of $5,000 (or, $3,500 effective for loans made prior to the later of the first day of the first Plan Year beginning after August 5, 1997, or the date specified in the Adoption Agreement).
     (h) A Participant loan program shall be established which must include, but need not be limited to, the following:
(1) the identity of the person or positions authorized to administer the Participant loan program;
(2) a procedure for applying for loans;
(3) the basis on which loans will be approved or denied;
(4) limitations, if any, on the types and amounts of loans offered, including what constitutes a hardship or financial need if selected in the Adoption Agreement;
(5) the procedure under the program for determining a reasonable rate of interest;
(6) the types of collateral which may secure a Participant loan; and
(7) the events constituting default and the steps that will be taken to preserve Plan assets.
     Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of this Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section of the Plan.
     (i) Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a loan made pursuant to this Section that is secured by the Participant’s interest in the Plan, then the Participant’s interest
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in the Plan may be offset by the amount subject to the security interest to the extent there is a distributable event permitted by the Code and Regulations.
     (j) Notwithstanding anything in this Section to the contrary, if this is an amendment and restatement of an existing Plan, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the Plan in effect at the time such loan was made.
7.6 MAJORITY ACTIONS
          Except where there has been an allocation and delegation of powers, if there shall be more than one Trustee, they shall act by a majority of their number with respect to any decision regarding the administration or investment of the Trust Fund or of any portion of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. However, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust Fund.
7.7 TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES
          The Trustee shall be paid such reasonable compensation as set forth in the Trustee’s fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from this Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.
7.8 ANNUAL REPORT OF THE TRUSTEE
     (a) Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer’s contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:
     (1) the net income, or loss, of the Trust Fund;
     (2) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;
     (3) the increase, or decrease, in the value of the Trust Fund;
     (4) all payments and distributions made from the Trust Fund; and
     (5) such further information as the Trustee and/or Administrator deems appropriate.
     (b) The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.
7.9 AUDIT
     (a) If an audit of the Plan’s records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant’s opinion as to whether any statements, schedules or lists, that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan’s annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.
     (b) All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.
     (c) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic
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examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.
7.10 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE
     (a) Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.
     (b) Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee’s removal.
     (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, any remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.
     (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.
     (e) Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 7.9 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 7.9 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.9 shall have the same effect upon the statement as the Employer’s approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.
7.11 TRANSFER OF INTEREST
          Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the interest, if any, of such Participant’s Accrued Benefit to another trust forming part of a pension, profit sharing, or stock bonus plan that meets the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.
7.12 TRUSTEE INDEMNIFICATION
          The Employer agrees to indemnify and save harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee’s powers and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.
ARTICLE VIII
PLAN AMENDMENT, TERMINATION OR MERGER
8.1 AMENDMENT
     (a) The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment that affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee’s or Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.
     (b) The Employer may (1) change the choice of options in the Adoption Agreement, (2) add any addendum to the Adoption Agreement that is specifically permitted pursuant to the terms of the Plan; (3) add overriding language to the Adoption Agreement when such language is necessary to satisfy Code Sections 415 or 416
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because of the required aggregation of multiple plans, and (4) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), will no longer participate in this Prototype Plan and this Plan will be considered to be an individually designed plan. Notwithstanding the preceding, the attachment to the Adoption Agreement of any addendum specifically authorized by the Plan or a list of any “Section 411(d)(6) protected benefits” which must be preserved shall not be considered an amendment to the Plan.
     (c) The Employer expressly delegates authority to the sponsor of this Prototype Plan, the right to amend each Employer’s Plan by submitting a copy of the amendment to each Employer who has adopted this Prototype Plan, after first having received a ruling or favorable determination from the Internal Revenue Service that the Prototype Plan as amended qualifies under Code Section 401(a) and the Act (unless a ruling or determination is not required by the IRS). For purposes of this Section, the mass submitter shall be recognized as the agent of the sponsor. If the sponsor does not adopt any amendment made by the mass submitter, it will no longer be identical to, or a minor modifier of, the mass submitter plan.
     (d) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.
     (e) Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” which results in a further restriction on such benefits unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.
     (f) If this Plan is amended and an effect of such amendment is to increase current liability (as defined in Code Section 401(a)(29)(E)) under the Plan for a Plan Year, and the funded current liability percentage of the Plan for the Plan Year in which the amendment takes effect is less than sixty percent (60%), including the amount of the unfunded current liability under the Plan attributable to the amendment, the amendment shall not take effect until the Employer (or any member of a controlled group which includes the Employer) provides security to the Plan. The form and amount of such security shall satisfy the requirements of Code Section 401(a)(29)(B) and (C). Such security may be released provided the requirements of Code Section 401(a)(29)(D) are satisfied.
8.2 TERMINATION
     (a) The Employer shall have the right to terminate the Plan at any time. Upon any termination (full or partial), all amounts shall be allocated in accordance with the provisions hereof and the Accrued Benefit, to the extent funded as of such date, of each affected Participant shall become fully Vested and shall not thereafter be subject to forfeiture.
     (b) If this Plan is covered by the Pension Benefit Guaranty Corporation (PBGC), then the termination of the Plan shall comply with the requirements and rules as may be promulgated by the PBGC under authority of Title IV of the Act, including any rules relating to time periods or deadlines for providing notice or for making a necessary filing. In the case of a distress termination (as set forth in Act Section 4041), upon approval by the PBGC that the Plan is sufficient for “benefit liabilities” or for “guaranteed benefits,” or in the case of a standard termination (as set forth in Act Section 4041), a letter of non-compliance has not been issued within the sixty (60) day period (as extended) following the receipt by the PBGC of the follow-up notice, the Administrator shall allocate the assets of the Plan among Participants and Beneficiaries pursuant to Act Section 4044(a). As soon as practicable thereafter, the assets of the Trust Fund shall be distributed to the Participants and Beneficiaries, in cash, in kind, or through the purchase of irrevocable commitments from the Insurer, in a manner consistent with Section 5.10. However, if all liabilities with respect to Participants and Beneficiaries under the Plan have been satisfied and there remains a balance in the Trust Fund due to erroneous actuarial computation, such balance, if any, shall, if elected in the Excess Assets Section of the Adoption Agreement, be returned to the Employer. However, the foregoing provision permitting a return of excess assets to the Employer shall not be treated is effective until the end of the fifth calendar year following the date such a provision was first adopted and continuously remained in effect unless the Plan has always provided for a return of assets. In the event the provision is not treated as effective, or if elected in the Adoption Agreement, excess assets shall be reallocated to the Participants on the basis of their Present Value of Accrued Benefit, or if this is an integrated Plan, in a nondiscriminatory manner. The portion of the excess attributable to mandatory contributions will be paid to the Participants who made these contributions. In the case of a distress termination in which the PBGC is unable to
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Defined Benefit Prototype Plan
determine that the Plan is sufficient for guaranteed benefits, the assets of the Plan shall only be distributed in accordance with proceedings instituted by the PBGC.
     (c) If this Plan is exempt from coverage under the PBGC, then upon full termination of the Plan, the Employer shall direct the distribution of the assets in the Trust Fund to the Participants in a manner which is consistent with Section 5.10. In such case, the Trustee shall distribute the assets to the remaining Participants in the Plan and to retired Participants in cash, in property or through the purchase of irrevocable deferred commitments from the Insurer, subject to provision for expenses of administration or liquidation. Such distributions shall be allocated in the following order to the extent of the sufficiency of such assets, basing such allocation on the Accrued Benefit for each such Participant at the date of termination of the Plan:
(1) to provide pensions to retired Participants who have retired under the Plan prior to its termination without reference to the order of retirement;
(2) to provide Normal Retirement Benefits to Participants who have reached their Normal Retirement Dates but have not retired on the date of termination, without reference to the order in which they shall have reached their Normal Retirement Date;
(3) to provide Normal Retirement Benefits to Participants who have not yet reached their Normal Retirement Date on the date of termination, in the order in which they will reach their Normal Retirement Date. Such benefits will be based upon Accrued Benefits as of the date of termination. The balance, if any, of the assets due to erroneous actuarial computation after such allocation shall, if elected in the Excess Assets Section of the Adoption Agreement, be returned to the Employer, but only after the satisfaction of all liabilities with respect to Participants and pensions under the Plan. However, the foregoing provision permitting a return of excess assets to the Employer shall not be treated as effective until the end of the fifth calendar year following the date such a provision was first adopted and continuously remained in effect unless the Plan has always provided for a return of assets. In the event the provision is not treated as effective, or if elected in the Adoption Agreement, excess assets shall be reallocated to the Participants on the basis of their Present Value of Accrued Benefit, or if this is an integrated Plan, in a nondiscriminatory manner. The portion of the excess attributable to mandatory contributions will be paid to the Participants who made these contributions.
8.3 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS
          Before this Plan can be merged or consolidated with any other qualified plan or its assets or liabilities transferred to any other qualified plan, the Administrator must secure (and file with the Secretary of Treasury at least thirty (30) days beforehand) a certification from a government-enrolled actuary that the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the impermissible elimination or reduction of any “Section 411(d)(6) protected benefits” as described in Section 8.1(e).
ARTICLE IX
TOP HEAVY PROVISIONS
9.1 TOP HEAVY PLAN REQUIREMENTS
          For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 5.9 of the Plan and the special minimum benefit requirements of Code Section 416(c) pursuant to Section 5.5 of the Plan.
9.2 DETERMINATION OF TOP HEAVY STATUS
     (a) This Plan shall be a Top Heavy Plan for any plan year beginning after December 31, 1983, if any of the following conditions exists:
(1) if the “top heavy ratio” for this Plan exceeds sixty percent (60%) and this Plan is not part of any “required aggregation group” or “permissive aggregation group”;
(2) if this Plan is a part of a “required aggregation group” but not part of a “permissive aggregation group” and the “top heavy ratio” for the group of plans exceeds sixty percent (60%); or
(3) if this Plan is a part of a “required aggregation group” and part of a “permissive aggregation group” and the “top heavy ratio” for the “permissive aggregation group” exceeds sixty percent (60%).
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Defined Benefit Prototype Plan
(b) “Top heavy ratio” means, with respect to a “determination date”:
(1) If the Employer maintains one or more defined benefit plans and has not maintained any defined contribution plans (including any simplified employee pension plan (as defined in Code Section 408(k)) during the 5-year period ending on the “determination date” has or has had account balances, the top heavy ratio for this plan alone or for the “required aggregation group” or “permissive aggregation group” as appropriate is a fraction, the numerator of which is the sum of the Present Value of Accrued Benefits of all Key Employees as of the “determination date” (including any part of any Accrued Benefit distributed in the 5-year period ending on the “determination date”), and the denominator of which is the sum of the Present Value of Accrued Benefits(including any part of any account balance distributed in the 5-year period ending on the “determination date”), both computed in accordance with Code Section 416 and the Regulations thereunder.
(2) If the Employer maintains this Plan and one or more defined contribution plans (including any simplified employee pension plan) which during the 5-year period ending on the “determination date,” has or has had any account balances, then the top heavy ratio for any “required aggregation group” or “permissive aggregation group” as appropriate is a fraction, the numerator of which is the sum of the Present Value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees, determined in accordance with (1) above, and sum of account balances under the aggregated defined contribution plan or plans for all Key Employees as of the “determination date,” and the denominator of which is the sum of the Present Value of Accrued Benefits under the aggregated defined benefit plan or plans for all participants, determined in accordance with (1) above, and the account balances under the aggregated defined contribution plan or plans for all participants as of the “determination date,” all determined in accordance with Code Section 416 and the Regulations thereunder. The account balances under a defined contribution plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an account balance made in the five-year period ending on the determination date.
(3) For purposes of (1) and (2) above, the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent “valuation date” that falls within or ends with the 12-month period ending on the “determination date, “except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and Accrued Benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 5-year period ending on the “determination date” will be disregarded. The calculation of the top heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans the value of account balances and Accrued Benefits will be calculated with reference to the “determination dates” that fall within the same calendar year.
The Accrued Benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 41l(b)(l)(C).
     (c) “Determination date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, “determination date” means the last day of that Plan Year.
     (d) “Permissive aggregation group” means the “required aggregation group” of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
     (e) “Present value” means the present value based only on the interest and mortality rates specified in the Adoption Agreement.
     (f) “Required aggregation group” means: (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any lime during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.
     (g) “Valuation date” means the date elected by the Employer in the Adoption Agreement as of which account balances or Accrued Benefits are valued for purposes of calculating the “top heavy ratio.”
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Defined Benefit Prototype Plan
ARTICLE X
MISCELLANEOUS
10.1 EMPLOYER ADOPTIONS
     (a) Any organization may become the Employer hereunder by executing the Adoption Agreement in a form satisfactory to the Trustee, and it shall provide such additional information as the Trustee may require. The consent of the Trustee to act as such shall be signified by its execution of the Adoption Agreement or a separate agreement (including, if elected in the Adoption Agreement, a separate trust agreement).
     (b) Except as otherwise provided in this Plan, the affiliation of the Employer and the participation of its Participants shall be separate and apart from that of any other employer and its participants hereunder.
10.2 DISCONTINUANCE OF PARTICIPATION
          Any adopting Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Terminating Employer to such new Trustee as shall have been designated by such Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Terminating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Terminating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Terminating Employer.
10.3 PARTICIPANT’S RIGHTS
          This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.
10.4 ALIENATION
     (a) Subject to the exceptions provided below and as otherwise permitted by the Code and the Act, no benefit which shall be payable to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized except to such extent as may be required by law.
     (b) Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan by reason of a loan made pursuant to Section 7.5. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such portion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant’s interest in the Plan. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Participant’s interest in the Plan the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.10 and 2.11.
     (c) Subsection (a) shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.
     (d) Notwithstanding any provision of this Section to the contrary, an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Code Sections 401(a)(13)(C) and (D).
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Defined Benefit Prototype Plan
10.5 CONSTRUCTION OF PLAN
          This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the state or commonwealth in which the Employer’s (or if there is a corporate Trustee, the Trustee’s) principal office is located (unless otherwise designated in the Adoption Agreement), other than its laws respecting choice of law, to the extent not pre-empted by the Act.
10.6 GENDER AND NUMBER
          Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.
10.7 LEGAL ACTION
          In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.
10.8 PROHIBITION AGAINST DIVERSION OF FUNDS
     (a) Except as provided below and as otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.
     (b) If Plan benefits are provided through the distribution of annuity or insurance contracts, any refunds or credits in excess of plan benefits (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) will be paid to the Trust Fund.
     (c) In the event the Employer shall make a contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A). the Employer may demand repayment of such contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.
     (d) Except as specifically stated in the Plan, any contribution made by the Employer to the Plan (if the Employer is not tax-exempt) is conditioned upon the deducibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and such contribution shall be returned to the Employer within one (1) year following the disallowance, provided such return is permissible under the terms of Contracts in effect. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.
10.9 BONDING
          Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.
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Defined Benefit Prototype Plan
10.10 EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE
          The Employer, the Administrator, the Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the Insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.
10.11 INSURER’S PROTECTIVE CLAUSE
          Except as otherwise agreed upon in writing between the Employer and the Insurer, an Insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The Insurer shall be protected and held harmless in acting in accordance with any written direction of the Administrator or Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Administrator or Trustee. Regardless of any provision of this Plan, the Insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the Insurer.
10.12 RECEIPT AND RELEASE FOR PAYMENTS
          Any payment to any Participant the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.
10.13 ACTION BY THE EMPLOYER
          Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.
10.14 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
          The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee (if the Trustee has discretionary authority as elected in the Adoption Agreement or as otherwise agreed upon by the Employer and the Trustee), and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under the Plan; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend the elective provisions of the Adoption Agreement or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. If the Trustee has discretionary authority, it shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager or Administrator, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.
10.15 HEADINGS
          The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.
10.16 APPROVAL BY INTERNAL REVENUE SERVICE
          Notwithstanding anything herein to the contrary, if, pursuant to a timely application filed by or on behalf of the Plan, the Commissioner of the Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan, by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to a Plan amendment, then the Plan shall operate as if it had not been amended. If the Employer’s Plan fails to attain or retain qualification, such Plan will no longer participate in this prototype plan and will be considered an individually designed plan.
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Defined Benefit Prototype Plan
10.17 UNIFORMITY
          All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflicts between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.
10.18 PAYMENT OF BENEFITS
          Except as otherwise provided in the Plan, benefits under this Plan shall be paid only upon death, Total and Permanent Disability, normal or early retirement, termination of employment, or termination of the Plan.
ARTICLE XI
PARTICIPATING EMPLOYERS
11.1 ELECTION TO BECOME A PARTICIPATING EMPLOYER
          Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any Affiliated Employer may adopt the Employer’s Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer. Regardless of the preceding, an entity that ceases to be an Affiliated Employer may continue to be a Participating Employer through the end of the transition period for certain dispositions set forth in Code Section 410(b)(6)(C). In the event a Participating Employer is not an Affiliated Employer and the transition period in the preceding sentence, if applicable, has expired, then this Plan will be considered an individually designed plan.
11.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS
     (a) Each Participating Employer shall be required to select the same Adoption Agreement provisions as those selected by the Employer other than the Plan Year, the Fiscal Year, and such other items that must, by necessity, vary among employers.
     (b) The Trustee (or Insurer) may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.
     (c) The transfer of any Participant from or to an Employer participating in this Plan, whether an Employee of the Employer or a Participating Employer, shall not affect such Participant’s rights under the Plan, and the Participant’s Present Value of Accrued Benefit as well as accumulated service time with the transferor or predecessor and length of participation in the Plan, shall continue to be taken into account.
     (d) On the basis of information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accrued Benefits of the Participants of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in any event of Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.
     (e) In the event of termination of employment of any transferred Employee, any portion of the Accrued Benefit of such Employee which has not been Vested under the provisions of this Plan shall be allocated by the Trustee at the direction of the Administrator to the respective equities of the Participating Employers for whom such Employee has rendered service in the proportion that each Participating Employer has contributed toward the benefits of such Employee. The amount so allocated shall be retained by the Trustee and shall be used to reduce the contribution by the respective Participating Employer, for the next succeeding year or years.
     (f) Unless the Employer otherwise directs, any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.
11.3 DESIGNATION OF AGENT
          Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.
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Defined Benefit Prototype Plan
11.4 EMPLOYEE TRANSFERS
          In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.
11.5 AMENDMENT
          Amendment of this Plan by the Employer at any time when there shall be a Participating Employer that is an Affiliated Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.
11.6 DISCONTINUANCE OF PARTICIPATION
          Except in the case of a Standardized Plan, any Participating Employer that is an Affiliated Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee or custodian as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any “Section 41l(d)(6) protected benefits” as described in Section 8.1(e). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the employees of such Participating Employer.
11.7 ADMINISTRATOR’S AUTHORITY
          The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

Non-Standardized Integrated Defined Benefit Pension Plan
ADOPTION AGREEMENT FOR
PRICE, RAFFEL & BROWNE ADMINISTRATORS INCORPORATED
NON-STANDARDIZED INTEGRATED DEFINED BENEFIT
PENSION PLAN
The undersigned Employer adopts Price, Raffel & Browne Administrators Incorporated Prototype Non-Standardized Integrated Defined Benefit Pension Plan and elects the following provisions:
CAUTION: Failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.
EMPLOYER INFORMATION
(An amendment to the Adoption Agreement is not needed solely to reflect a change in the information in this Employer Information Section.)
1.	EMPLOYER’S NAME, ADDRESS AND TELEPHONE NUMBER

Name:	Meridian Gold Company

Address:	9670 Gateway Drive

Street

	Reno		Nevada	89511

	City		State	Zip

Telephone:	775-850-3777

2.	EMPLOYER’S TAXPAYER IDENTIFICATION NUMBER 88-0226676

3.	TYPE OF ENTITY

a.	☑	Corporation (including Tax-exempt or Non-profit Corporation)

b.	☐	Professional Service Corporation

c.	☐	S Corporation

d.	☐	Limited Liability Company that is taxed as:

1. ☐ a partnership or sole proprietorship

2. ☐ a Corporation

3. ☐ an S Corporation

e.	☐	Sole Proprietorship

f.	☐	Partnership (including Limited Liability)

g.	☐	Other ____________

AND, the Employer is a member of (select all that apply) ...

h.	☐	a controlled group

i.	☐	an affiliated service group
4.	EMPLOYER FISCAL YEAR means the 12 consecutive month period:

Beginning on	January 1st		(e.g., January 1st)

	month	day

and ending on	December 31st

	month	day
PLAN INFORMATION
(An amendment to the Adoption Agreement is not needed solely to reflect a change in the information in Questions 9. through 11.)
5.	PLAN NAME:
Meridian Gold Company Employees Retirement Plan
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Non-Standardized Integrated Defined Benefit Pension Plan
6.	EFFECTIVE DATE (a new Plan must choose a.; a restated plan must choose b. or c.; d., e. and f. are optional)

a.	☐	This is a new Plan effective as of ____ (hereinafter called the “Effective Date”).

b.	☑	This is an amendment and restatement of a previously established qualified plan of the Employer which was originally effective 8/1/1996 (hereinafter called the “Effective Date”). The effective date of this amendment and restatement is 6/1/2004 .

c.	☐	FOR GUST RESTATEMENTS: This is an amendment and restatement of a previously established qualified plan of the Employer to bring the Plan into compliance with GUST (GATT, USERRA, SBJPA and TRA ‘97).
The original Plan effective date was ____ (hereinafter called the “Effective Date”). Except as specifically provided in the Plan, the effective date of this amendment and restatement is ____ .
(May enter a restatement date that is the first day of the current Plan Year. The Plan contains appropriate retroactive effective dates with respect to provisions for the appropriate laws.)

d.	☐	Amendment by page substitution. This is an amendment by substitution of certain pages of this Adoption Agreement.

Identify the page(s) being replaced:

Effective Date of such changes:

e.	☐	Special Effective Dates. The following special effective date(s) apply and, if this is a restated Plan, the corresponding prior provision(s) of the Plan apply before the special effective date(s). NOTE: A special effective date may not delay a provision beyond the permissible effective date under any applicable law requirement.

f.	☐	This Plan is a frozen Plan effective ____ .
7.	PLAN YEAR means the 12 consecutive month period:

Beginning on	January 1st		(e.g., January 1st)

	month	day

and ending on	December 31st

	month	day

EXCEPT that there will be a short Plan Year:

a.	☑	N/A
b.	☐	beginning on				(e.g., July 1, 2000)

			month	day,	year

and ending on

			month	day,	year
8.	PLAN NUMBER assigned by the Employer

a.	☑	001

b.	☐	002

c.	☐	003

d.	☐	Other _______
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Non-Standardized Integrated Defined Benefit Pension Plan
9.	TRUSTEE(S):

a.	☐	N/A. The Plan is fully insured.

b.	☑	Trustee(s)

		1.	☑ Name(s)	Title(s)
Edward H. Colt

Peter C. Dougherty

Brian J. Kennedy

2.	☑	Address and Telephone number
a. ☑ Use Employer address and telephone number.

b. ☐ Use address and telephone number below:

Address:

Street

	City	State	Zip
Telephone:

c.	AND, if the Trustee is a corporate Trustee, it shall serve as:
	1.	☑	N/A.

	2.	☐	a directed (nondiscretionary) Trustee.

	3.	☐	a discretionary Trustee.
10.	PLAN ADMINISTRATOR’S NAME, ADDRESS AND TELEPHONE NUMBER:

(If none is named, the Employer will become the Administrator.)

a.	☑	Employer (Use Employer address and telephone number).

b.	☐	Use name, address and telephone number below:

Name:

Address:

Street

	City	State	Zip
Telephone:

11.	CONSTRUCTION OF PLAN

This Plan shall be governed by the laws of the state or commonwealth where the Employer’s (or, in the case of a corporate Trustee, such Trustee’s) principal place of business is located unless another state or commonwealth is specified:
12.	ANNIVERSARY DATE OF PLAN December 31

month	day
ELIGIBILITY REQUIREMENTS
13.	ELIGIBLE EMPLOYEES (Plan Section 1.22) means all Employees (including Leased Employees) EXCEPT:

a.	☐	N/A. No exclusions.

b.	☑	The following are excluded, except that if b.3. is selected, such Employees will be included (select all that apply):

1.	☑	Union Employees (as defined in Plan Section 1.22)
2.	☑	Non-resident aliens (as defined in Plan Section 1.22)
3.	☐	Employees who became Employees as the result of a “Code Section 410(b)(6)(C) transaction” (as defined in Plan Section 1.22)
4.	☐	Salaried Employees
5.	☐	Highly Compensated Employees
6.	☑	Leased Employees
7.	☐	Other: _________________
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Non-Standardized Integrated Defined Benefit Pension Plan
14.	THE FOLLOWING AFFILIATED EMPLOYER (Plan Section 1.7) will adopt this Plan as a Participating Employer (if there is more than one, or if Affiliated Employers adopt this Plan after the date the Adoption Agreement is executed, attach a list to this Adoption Agreement of such Affiliated Employers including their names, addresses, taxpayer identification numbers and types of entities):

NOTE:		Employees of an Affiliated Employer that does not adopt this Adoption Agreement as a Participating Employer shall not be Eligible Employees. This Plan could violate the Code Section 401(a)(26) and 410(b) participation and coverage rules if all Affiliated Employers do not adopt the Plan.
a.	☑	N/A

b.	☐	Name of First Affiliated Employer: __________

Address:

Street

	City	State	Zip
Telephone:

                Taxpayer Identification Number:

AND, the Affiliated Employer is:

c.	☐	Corporation (including Tax-exempt, Non-profit or Professional Service Corporation)

d.	☐	S Corporation

e.	☐	Limited Liability Company that is taxed as:

1.	☐	a partnership or sole proprietorship

2.	☐	a Corporation

3.	☐	an S Corporation

f.	☐	Sole Proprietorship

g.	☐	Partnership (including Limited Liability)

h.	☐	Other: __________
15.	CONDITIONS OF ELIGIBILITY (Plan Section 3.1)

Any Eligible Employee will be eligible to participate in the Plan upon satisfaction of the following (select either a. OR b. and c.; d. and e. are optional):

a.	☑	No age or service required.

b.	☐	Completion of the following service requirement which is based on Years of Service (or Periods of Service if the Elapsed Time Method is elected):

1.	☐	No service requirement

2.	☐	1/2 Year of Service or Period of Service

3.	☐	1 Year of Service or Period of Service

4.	☐	__________ (not to exceed 1,000) Hours of Service within _____ (not to exceed 12) months from the Eligible Employee’s employment commencement date. If an Employee does not complete the stated Hours of Service during the specified time period, the Employee is subject to the Year of Service requirement in b.3. above.

5.	☐	1 1/2 Years of Service or Periods of Service

6.	☐	2 Years of Service or periods of Service

7.	☐	Other:
(may not exceed two (2) Years of Service or Periods of Service)

NOTE:	If more than one (1) Year of Service is elected 100% immediate vesting is required.

NOTE:	If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in months of service, an Employee will not be required to complete any specified number of Hours of Service in a particular month, unless elected in b.4.

c.	☐	Attainment of age:

1.	☐	No age requirement

2.	☐	20 1/2

3.	☐	21

4.	☐	Other: __________ (may not exceed 21)

d.	☐	The service and/or age requirements specified above shall be waived with respect to any Eligible Employee who was employed on __________ and such Eligible Employee shall enter the Plan as of such date.

The requirements to be waived are (select one or both):

1.	☐	service requirement (will let part-time Eligible Employees in Plan)

2.	☐	age requirement

e.	☐	An Eligible Employee who was a Participant in the Plan prior to the restated Effective Date may not continue as a Participant unless the eligibility conditions set forth above have been satisfied. (If not selected, current Participants do not need to complete the eligibility conditions set forth above.)
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
16.	EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.2)

An Eligible Employee who has satisfied the eligibility requirements will become a Participant in the Plan as of:

a.	☑	the first day of the month coinciding with or next following the date on which such requirements are satisfied.

b.	☐	the first day of the Plan Year quarter coinciding with or next following the date on which such requirements are satisfied.

c.	☐	the first day of the Plan Year in which such requirements are satisfied.

d.	☐	the first day of the Plan Year in which such requirements are satisfied, if such requirements are satisfied in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if such requirements are satisfied in the last 6 months of the Plan Year.

e.	☐	the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which such requirements are satisfied.

f.	☐	the first day of the Plan Year next following the date on which such requirements are satisfied. (Eligibility must be 1/2 (or 1 1/2 if 100% immediate Vesting is selected) Year of Service (or Period of Service) or less and age must be 20 1/2 or less.)

g.	☐	other:

provided that an Eligible Employee who has satisfied the maximum age (21) and service requirements (one (1) Year or Period of Service (or more than one (1) year if full and immediate vesting)) and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.
SERVICE
17.	RECOGNITION OF SERVICE WITH PREDECESSOR EMPLOYER (Plan Sections 1.55 and 1.86)

a.	☐	No service with a predecessor Employer shall be recognized.

b.	☑	Service with FMC Corporation will be recognized except as follows (select 1. or all that apply of 2. through 5.):

1.	☐	N/A, no limitations.

2.	☐	service will be recognized for vesting purposes.

3.	☐	service will be recognized for eligibility purposes.

4.	☐	service will be recognized for purposes of the retirement benefit formula and the Accrued Benefit.

5.	☑	service prior to Participation in the FMC Plan will not be recognized.

NOTE:		If the predecessor Employer maintained this qualified Plan, then Years of Service (and/or Periods of Service) with such predecessor Employer shall be recognized pursuant to Plan Sections 1.55 and 1.59 and b. 1. will apply.
18.	SERVICE CREDITING RULES FOR ELIGIBILITY AND VESTING

NOTE:	This Question may be skipped if (1) there are no age and service requirements for eligibility AND Participants are automatically 100% Vested in their Accrued Benefit, OR (2) the following default provisions apply:

1.	For eligibility purposes, a Year of Service means the completion of at least 1,000 Hours of Service during the eligibility computation period. Hours of Service will be based on actual Hours of Service. (To modify this default, complete b. below.)

2.	The eligibility computation period will only shift to the Plan Year if the eligibility condition is one (1) Year of Service or less. (To modify this default, complete c. below.)

3.	For Vesting purposes, a Year of Service means the completion of at least 1,000 Hours of Service during the vesting computation period. Hours of Service will be based on actual Hours of Service. (To modify this default, complete d. below.)

4.	The vesting computation period will be the Plan Year. (To modify this default, complete e. below.)

5.	The One-Year holdout Break in Service rule will not be used. (To modify this default, complete f. below.)

a.	☐	N/A or default provisions above apply to this Plan. (Go to next Question)

b.	☐	Alternative definition of Year of Service for eligibility (select all that apply)

1.	☐	A Year of Service is _______ Hours of Service (may not exceed 1,000) during an eligibility computation period.

2.	☐	The following equivalency method will be used to determine Hours of Service:
a. ☐ days worked.

b. ☐ weeks worked.

c. ☐ semi-monthly payroll periods worked.

d. ☐ months worked.

3.	☐	The Elapsed Time Method will be used instead of the Hours of Service Method.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan

c.	☐	Alternative method for determining eligibility computation period

1.	☐	The eligibility computation period will shift to the Plan Year after the initial computation period.
2.	☐	The eligibility computation period will be based on the date an Employee first performs an Hour of Service (initial computation period) and subsequent computation periods shall be based on each anniversary date thereof.

d.	☑	Alternative definition of Year of Service for Vesting (select 1. and/or 2. OR 3.)

1.	☐	A Year of Service is Hours of Service (may not exceed 1,000) during a Vesting computation period.
2.	☐	The following equivalency method will be used to determine Hours of Service:
a. ☐ days worked.
b. ☐ weeks worked.
c. ☐ semi-monthly payroll periods worked.
d. ☐ months worked.
3.	☑	The Elapsed Time Method will be used instead of the Hours of Service Method.

e.	☑	The Vesting computation period will be based on the earlier of (1) date an Employee first performs an Hour of Service (initial computation period) OR (2) the date the Employee first provided service to the Employer as an independent contractor and each anniversary thereof.

f.	☐	The One-Year holdout Break in Service Rule will apply to (select one or both):

1.	☐	determine eligibility.
2.	☐	determine Vesting.
COMPENSATION
19.	COMPENSATION (Plan Section 1.14) with respect to any Participant means:

a.	☑	Wages, tips and other compensation on Form W-2.
b.	☐	Section 3401(a) wages (wages for withholding purposes).
c.	☐	415 safe-harbor compensation.

ADJUSTMENTS TO COMPENSATION
d.	☐	N/A. No adjustments.
e.	☑	Compensation shall be adjusted by: (select all that apply)

1.	☑	including compensation which is not currently includible in the Participant’s gross income by reason of the application of Code Sections 125 (cafeteria plan), 132(f)(4) (qualified transportation fringe), 402(e)(3) (401(k) plan), 402(h)(l)(B) (simplified employee pension plan), 414(h) (employer pickup contributions under a governmental plan), 403(b) (tax sheltered annuity) or 457(b) (eligible deferred compensation plan)
2.	☑	excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation (other than deferrals specified in 1. above) and welfare benefits
3.	☑	excluding Compensation paid during the determination period while not a Participant in the Plan
AND, if this Plan was subject to the famlily aggregation rules of Code Section 401(a)(17) as in effect under Code Section 414(q)(6) prior to the enactment of SBJPA, are the rules deemed to be have been repealed on a retroactive basis with respect to years prior to the effective date of the repeal of such rules with respect to this Plan?

f.	☐	N/A. This Plan was never subject to the pre-SBJPA family aggregation rules.
g.	☐	No.
h.	☑	Yes, the repeal is applied on a retroactive basis (this will require the recalculation of Average Compensation).
20.	AVERAGE COMPENSATION (Plan Section 1.11)
A Participant’s Average Compensation is the average of the Participant’s Compensation during the Averaging Period that falls within the Participant’s Compensation History. Unless otherwise elected below, the following defaults will apply:

1.	The Averaging Period is the three (3) consecutive Measuring Periods which produce the highest Average Compensation.
2.	The Measuring Period is the Plan Year.
3.	The Compensation History is the Participant’s entire period of employment.

a.	☐	N/A. The defaults above apply or the benefit formula is not based on Average Compensation.
b.	☑	The Averaging Period is:

1.	☑	60 consecutive Measuring Periods which produce the highest Average Compensation.
2.	☐	Measuring Periods (whether or not consecutive) which produce the highest Average Compensation.
3.	☐	final Measuring Periods included in the Compensation History.
4.	☐	all Measuring Periods (career average).
5.	☐	other: .

NOTE:	In order to be a safe harbor plan under the Code Section 401(a)(4) Regulations, the Averaging Period must be at least 3 years (or 36 months if the Measuring Period below is the calendar month).
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Non-Standardized Integrated Defined Benefit Pension Plan

c.	☑	The Measuring Period is:

1.	☐	the Plan Year.
2.	☐	the calendar year.
3.	☐	The 12-month period ending on .
4.	☑	a calendar month.

d.	☑	The Compensation History is:

1.	☐	the period that begins on the date the Participant’s participation in the Plan commenced and ends in the current Plan Year.
2.	☐	the consecutive Measuring Periods ending in the current Plan Year.
3.	☐	the period measured from through the end of the current Plan Year.
4.	☑	other: the last 120 measuring periods (may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).

e.	☑	Compensation History does not include the following periods:

1.	☐	N/A.
2.	☐	A Measuring Period in which the Participant terminates employment.
3.	☐	A Measuring Period in which the Participant does not complete at least Hours of Service.
4.	☑	Other: A Measuring Period with Zero earnings (may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).
BENEFIT FORMULAS
21.	NORMAL RETIREMENT BENEFIT FORMULA (Plan Section 5.1) Subject to the overall permitted disparity limits in the Plan, a Participant’s Normal Retirement Benefit is determined under the following formula:
a. ☑ Unit Credit Excess Benefit: The sum of 1. and 2. adjusted by 3. when applicable below:
1. (i) 1% (base benefit percentage) times Average Compensation up to the integration level times each year of Credited Service plus a benefit equal to (ii) 1.5% (excess benefit percentage — not to exceed the base benefit percentage by more than the lesser of the base percentage or the maximum excess allowance) times Average Compensation in excess of the integration level times each year of Credited Service. The maximum number of years of Credited Service during which permitted disparity is taken into account under this paragraph will be (iii) 35 (may not exceed 35). If the Participant’s Accrued Benefit after the latest Fresh-Start Date is determined under the fractional method, the maximum number of years of Credited Service during which permitted disparity is taken into account under this formula may not be less than 25.
The number of years of Credited Service taken into account under paragraph 1. for any Participant will not exceed the Participant’s cumulative permitted disparity limit. The Participant’s cumulative permitted disparity limit is equal to 35 minus the number of years credited to the Participant for purposes of the benefit formula or the accrual method under the Plan or under one or more qualified plans or simplified employee pensions (whether or not terminated) ever maintained by the Employer, other than years for which a Participant earned a year of Credited Service under the benefit formula in paragraph a. 1. above. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant’s cumulative permitted disparity limit is less than the period of years specified in paragraph 1., then for years after the Participant reaches the cumulative permitted disparity limit and through the end of the period specified in paragraph 1., the Participant’s benefit will be equal to the excess benefit percentage, or, if the Participant’s benefit after the latest Fresh-Start Date is not accrued under the fractional accrual rule and the Plan does not satisfy Code Section 41l(b)(l)(F), 133 1/3 percent of the base benefit percentage, if lesser, times Average Compensation.
2. (i) 1.33% (not to exceed the lesser of (1) the excess benefit percentage, or (2) 133 1/3 percent of the base benefit percentage times Average Compensation for each year of Credited Service after the number of years of Credited Service taken into account in paragraph 1. above. If, however, benefits after the latest Fresh-Start Date are accrued under the fractional method, then for each year of Credited Service taken into account in paragraph 1., this percentage will be equal to the excess benefit percentage. The maximum number of years of Credited Service taken into account under this paragraph 2. will be (ii) 99 (if benefits after the latest Fresh-Start Date are accrued under the fractional accrual rule and the Plan does not satisfy Code Section 411(b)(1)(F), the number of years entered must be no less than 35 minus the number of years of Credited Service specified in paragraph 1. above).
3. The Accrued Benefit of a former FMC Plan Participant shall be (i) the greater of the amount determined under 1. and 2. above or such Participant’s accrued benefit under the FMC Plan as of July 31, 1996 (ii) reduced by the portion of the Participant’s benefit payable under the FMC Plan annuities.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan

b.	☐	Flat Excess Benefit:
1.                      %(base benefit percentage) times Average Compensation up to the integration level plus a benefit equal to 2. ___% (excess benefit percentage — not to exceed the base benefit percentage by more than the lesser of the base percentage or the maximum excess allowance) times Average Compensation in excess of the integration level for the Plan Year.

c.	☐	Offset Formula (Unit Credit Benefit): The sum of 1. and 2. below:
1. (i)            % (gross benefit percentage) times Average Compensation for the Plan Year times each year of Credited Service offset by (ii)           % (offset percentage — not to exceed the lesser of one-half of the gross benefit percentage or the maximum offset allowance) times Final Average Compensation up to the offset level times each year of Credited Service. The offset percentage for any Participant shall not exceed one-half of the gross benefit percentage, multiplied by a fraction (not to exceed one), the numerator of which is the Participant’s Average Compensation, and the denominator of which is the Participant’s Final Average Compensation up to the offset level. The maximum number of years of Credited Service taken into account under this paragraph will be (iii)             (may not exceed 35). If the Participant’s Accrued Benefit after the latest Fresh-Start Date is determined under the fractional method, the maximum number of years of Credited Service during which permitted disparity is taken into account under this formula may not be less than 25.
The number of years of Credited Service taken into account under paragraph 1. for any Participant may not exceed the Participant’s cumulative permitted disparity limit. The Participant’s cumulative permitted disparity limit is equal to 35 minus the number of years credited to the Participant for purposes of the benefit formula or the accrual method under the Plan or under one or more qualified plans or simplified employee pensions (whether or not terminated) ever maintained by the Employer, other than years for which a Participant earned a year of Credited Service under the benefit formula in paragraph 1. above. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant’s cumulative permitted disparity limit is less than the period of years specified in paragraph 1., then for years after the Participant reaches the cumulative permitted disparity limit and through the end of the period specified in paragraph 1., the Participant’s benefit will be equal to the gross benefit percentage, or, if the Participant’s benefit after the latest Fresh-Start Date is not accrued under the fractional accrual rule and the Plan does not satisfy Code Section 411(b)(l)(F), 133 1/3 percent of the gross benefit percentage reduced by the offset percentage, if lesser, times Average Compensation.
2. (i)           % (not to exceed the lesser of (a) the gross benefit percentage, or (b) 133 1/3 percent of the gross benefit percentage reduced by the offset percentage times Average Compensation for each year of Credited Service taken into account in paragraph 1. above. If, however, benefits after the latest Fresh-Start Date are accrued under the fractional method, then for each Year of Credited Service taken into account in paragraph 1. above, this percentage will be equal to the gross benefit percentage.) The maximum number of years of Credited Service taken into account under this paragraph 2. will be (ii)             (if the Participant’s Accrued Benefit after the latest Fresh-Start Date is determined under the fractional method, the number of years entered must be no less than 35 minus the number of years of Credited Service taken into account in paragraph 1.).

d.	☐	Offset Formula (Flat Benefit):
1.             % (gross benefit percentage) times Average Compensation offset by 2.             % (offset percentage — not to exceed the lesser of one-half of the gross benefit percentage or the maximum offset allowance) times Final Average Compensation up to the offset level. The offset percentage for any Participant shall not exceed one-half of the gross benefit percentage, multiplied by a fraction (not to exceed one), the numerator of which is the Participant’s Average Compensation, and the denominator of which is the Participant’s Final Average Compensation up to the offset level.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan

INTEGRATION LEVEL (or offset level) means...
e.	☑	the current Covered Compensation Table.
f.	☐	the Frozen Covered Compensation Table for the year (may be the Covered Compensation for a Plan Year earlier than the current Plan Year, provided the earlier Plan Year is the same for all Employees and is not earlier than the Plan Year that begins 5 years before the current Plan Year. If the Plan Year entered is, or becomes, more than five years prior to the current Plan Year, the Participant’s Covered Compensation will be that determined under the Covered Compensation table for the Plan Year five years prior to the current Plan Year).
g.	☐	the greater of $10,000 or one-half of the Covered Compensation of any person who attains Social Security Retirement Age during the calendar year in which the Plan Year begins.
h.	☐	$ (not to exceed the greater of $10,000 or one-half of the Covered Compensation of any person who attains Social Security Retirement Age during the calendar year in which the Plan Year begins).
i.	☐	$ (more than $10,000, but not in excess of the greater of $25,450 or 150% of the Covered Compensation of any person who attains Social Security Retirement Age during the calendar year in which the Plan Year begins).
j.	☐	a uniform percentage equal to % (greater than 100%, but not greater than 150%) of each Participant’s Covered Compensation for the current Plan Year, but in no event in excess of the Taxable Wage Base for excess plans, or Final Average Compensation for offset plans.
k.	☐	the Taxable Wage Base.

MAXIMUM EXCESS OR OFFSET ALLOWANCE AND OTHER LIMITATIONS
The following limitations and adjustments shall apply.
1.	If i. or j. is selected as an integration level, the maximum excess or offset allowance will be .75% (or 26.25% for a flat benefit plan) multiplied by .8.
2.	If the Normal Form of Benefit selected at 27 is other than a life annuity, the maximum excess or offset allowance will be .75% (or 26.25% for a flat benefit plan) reduced, if necessary, pursuant to 1. above, multiplied by the factor below.

Normal Form
of Benefit	Factor
Life Annuity +5 Years Certain	0.97
Life Annuity+10 Years Certain	0.91
Life Annuity +15 Years Certain	0.84
Life Annuity +20 Years Certain	0.78

3.	If this is a fully insured Plan within the meaning of Code Sections 411(b)(1)(F) and 412(i) and the unit credit funding method is not being used, then the maximum excess or offset allowance will be ..75% (or 26.25% for a flat benefit plan), reduced, if necessary, pursuant to 1. and 2. above, multiplied by a factor of .8.
4.	If a Participant begins receiving benefits at an age other than the Social Security Retirement Age, the maximum excess or offset allowance will be .75% (or 26.25% for a flat benefit plan), reduced, if necessary, pursuant to 1. and 2. above, and Plan Section 5.18. However, this limitation shall not apply to a fully insured plan within the meaning of Code Sections 411(b)(l)(F) and 412(i).
5.	If benefits commence to the Participant in a form other than the Normal Form of Benefit, the maximum excess or offset allowance will be the Actuarial Equivalent of .75% (or 26.25% for a flat benefit plan), as reduced, if necessary, pursuant to 1., 2., 3., and 4. above.
6.	With respect to an offset formula, the offset for any year of Credited Service shall not exceed one-half of the Employer derived benefit, prior to the application of the offset, with respect to the Participant’s Average Compensation not in excess of Final Average Compensation up to the integration level.
22.	REDUCTIONS AND LIMITATIONS Regardless of the above, the formula above will be modified as follows (select all that apply):

a.	☑	No reductions or limitations.
b.	☐	A Participant’s benefit shall be reduced on a pro-rata basis for each year of Credited Service less than (e.g., 35) that the Participant is credited with at Normal Retirement Date.
c.	☐	A Participant’s benefit shall not exceed $ .
d.	☐	A Participant’s benefit shall not be less than $ .
e.	☐	Increases in a Participant’s benefit resulting from a change in Compensation shall be recognized as of each Anniversary Date, but decreases shall not be recognized until the decrease in Compensation has been in effect for Plan Years.
f.	☐	The benefit shall be rounded to the ☐ next ☐ nearest $ .

NOTE:	To be a safe harbor plan under the Section 401(a)(4) Regulations, if a fractional accrual method is used with a Flat Benefit formula, option b. above must be selected with a reduction for Credited Service less than 35.
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Non-Standardized Integrated Defined Benefit Pension Plan
23.	CREDITED SERVICE (Plan Section 1.17) for purposes of applying the benefit formula means, with respect to a Participant,...
a.	☐ N/A. The retirement benefit formula is not based on Credited Service.

b.	☐ Total Years of Service (as defined for benefit accrual purposes).

c.	☑ Plan Years of Service (as defined For benefit accrual purposes).
AND, if a fractional accrual method is NOT being used, then the following limitations apply in determining Credited Service (select all that apply):
d.	☑ No limitations.

e.	☐ Credited Service completed prior to is disregarded.

f. ☐	Credited Service attributable to “past service credit” shall be limited to years (the safe harbor is 5 years or less). “Past service credit” means (A) benefit accruals for service prior to the Effective Date of this Plan, (B) increases in existing Accrued Benefits resulting from service prior to the Effective Date of a Plan amendment, and (C) benefit accruals for service with another employer.

NOTE:	To be a safe harbor plan under the Section 401(a)(4) Regulations, if a fractional accrual method is being used, Credited Service and service used in the fraction must be determined on the same basis.
24.	ACCRUED BENEFIT (Plan Section 1.1) shall be:
a.	Calculated using the...
1.	☑ 133 1/3% rule (unit accrual).

2.	☐ Fractional rule based on Years of Service.

3.	☐ Fractional rule based on Plan Years of Service.

4.	☐ Fractional rule using Plan Years of Service, plus _____ Years of Service credited prior to Plan entry.

5.	☐ 3% rule.

6.	☐ N/A. Plan is fully insured (i.e., a Code Section 412(i) plan).
b.	If a fractional method is being used, then the following limitations on Years of Service taken into account in determining a Participant’s Accrued Benefit will apply (select all that apply):

NOTE:	To be a safe harbor plan under the Section 401(a)(4) Regulations, if a fractional accrual method is being used, then Credited Service and the fraction must be determined on the same basis.
1.	☐ The denominator of the fraction will not exceed .

2.	☐ Years of Service completed prior to are disregarded.

3.	☐ Years of Service in excess of years are disregarded.

4.	☐ “Past service credit” will be limited to years (safe harbor for past service is 5 years or less) and the “past service credit” limitation will..
a.	☐ apply to the determination of a Participant’s entire Accrued Benefit.

b.	☐ only apply in determining increases to a Participant’s Accrued Benefits.
For purposes of this Section, “past service credit” means (A) benefit accruals for service prior to the Effective Date of this Plan, (B) increases in existing Accrued Benefits resulting from service prior to the Effective Date of a Plan amendment, and (C) benefit accruals for service with another employer.
c.	For benefit accrual purposes, a Year of Service means:
1.	☑ Elapsed Time Method shall be used and, a Participant will be credited with a Year of Service for:
a.	☑ for each 12 month Period of Service

b.	☐ 3 months of service
2.	☐ Hour of Service Method shall be used. Unless otherwise elected below, a Year of Service will be a Plan Year during which an Employee completes at least 1,000 Hours of Service.

The following modifications will apply (select all that apply):
a.	☐ N/A

b.	☐ The computation period will be based on the date an Employee first performs an Hour of Service and each anniversary thereof.

c.	☐ Year of Service will be the applicable computation period during which an Employee has completed at least (may not be more than 2,000) Hours of Service. (If more than 1,000 Hours of Service is entered, credit for a fractional period must be recognized and j. below must be selected.)

d.	☐ A Participant will be credited with a Year of Service if employed on the last day of the Plan Year or if more than 500 Hours of Service has been completed during the Plan Year.
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Non-Standardized Integrated Defined Benefit Pension Plan

AND, IF THE HOUR OF SERVICE METHOD IS BEING USED, the following equivalency method will be used to determine Hours of Service:

		e. ☐	days worked.

		f. ☐	weeks worked.

		g. ☐	semi-monthly payroll periods worked.

		h. ☐	months worked.

AND, if 2.c. or 2.d. above is selected, will Participants receive fractional credit?

		i. ☐	No.

		j. ☐	Yes, based on Hours of Service.

		k. ☐	Yes, for Participants who have died, become Totally and Permanently Disabled or retired, based on Hours of Service.

d.	Special Rules (select all that apply)

	1. ☐	None.

	2. ☑	Top Heavy Minimum Benefit (select all that apply):

		a. ☑	If the Plan is a Top Heavy Plan, the Accrued Benefit of a Participant who is a Key Employee shall not be less than the minimum benefit for any Top Heavy Plan Year as set forth in Section 5.5.

		b. ☐	Instead of 2%, substitute the following percentage(s) to determine top heavy minimum benefits (must be at least 2%) .

		c. ☑	A 5-year Averaging Period applies to determine Average Compensation for the top heavy minimum benefit regardless of the Averaging Period used in the normal retirement benefit formula.

	3. ☐	Application of Code Section 415 limitations. The Code Section 415 limits apply to the normal retirement benefit formula before determining a Participant’s Accrued Benefit. (If elected, this Plan will not be a safe harbor plan under the Code Section 401(a)(4) Regulations.)

	4. ☑	The special accrual rule in Plan Section 5.2(j) used to satisfy the minimum coverage and participation rules of Code Sections 401(a)(2b) and 410(b) will apply.

e.	Fresh-Start Rules

	1. ☑	N/A. This is a new Plan or there is no Fresh-Start Date.

	2. ☐	The Fresh-Start Date is

AND, if 2. is elected, the Accrued Benefit with respect to each Participant in the “Fresh-Start Group” shall be determined using the following Fresh-Start rules (Plan Section 5.2(f)):

	3. ☐	Formula with wear-away. (The greater of the Frozen Accrued Benefit or the Accrued Benefit determined under Section 5.2.)

	4. ☐	Formula without wear-away. (The sum of the Frozen Accrued Benefit plus the Accrued Benefit determined under Section 5.2, but only taking into account Credited Service after the Fresh-Start Date.)

	5. ☐	Formula with extended wear-away. (The greater of 3. or 4. above.)

	NOTES: (1)	If the fractional accrual method is being used or if this Plan is fully insured, the formula without wear-away may not be selected.

	(2)	If the 3% accrual method is being used, the formula with wear-away is the only method which may be used.

	(3)	The formula with wear-away and formula with extended wear-away Fresh-Start rules above take into account an Employee’s past service in determining the Employee’s benefit accruals under the Plan; either of these Fresh-Start rules may cause the Plan to fail to satisfy the safe harbor for past service in Regulation Section 1.401(a)(4)-5(a)(5).

AND, if 3., 4., or 5. is elected, each Participant’s Frozen Accrued Benefit will be adjusted in accordance with the following fraction (Plan Section 5.2(g)(8)):

		a. ☐	N/A or No adjustment

		b. ☐	Old compensation fraction

		c. ☐	New compensation fraction

		d. ☐	Reconstructed compensation fraction based on the Plan Year beginning in ___ (insert 1989, 1990, 1991, 1992, 1993 or 1994) (the year must begin after the latest Fresh-Start Date)

		e. ☐	Special adjustment for “TRA ’86 Section 401(a)(17) participants” and “OBRA ’93 Section 401(a)(17) participants.”
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Non-Standardized Integrated Defined Benefit Pension Plan
AND, if 3., 4., or 5. above is elected, THE “FRESH-START GROUP” consists of all Participants who have Accrued Benefits as of the Fresh-Start Date and have at least one Hour of Service with the Employer after that date. However, if designated below, the “Fresh-Start Group” shall be limited to:

f.	☐	Code Section 401(a)(l7) Participants (may be elected only with respect to a Tax Reform Act of 1986 (TRA ‘86) Fresh-Start Date and with respect to an Omnibus Budget Reconciliation Act of 1993 (OBRA ’93) Fresh-Start Date). A “TRA ‘86 Fresh-Start Date” means a Fresh-Start Date that is not earlier than the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1989 (the statutory effective date), and not later than the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1994 (the regulatory effective date). An “OBRA ‘93 Fresh-Start Date” means the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1994.

g.	☐	Members of an “acquired group of employees.” An “acquired group of employees” means employees of a prior employer who become employed by the Employer in a transaction between the Employer and the prior employer that is a stock or asset acquisition, merger, or other similar transaction involving a change in the employer of the employees of the trade business on or before ____ (enter a date no later than the end of the transaction period defined in Code Section 410(b)(6)(C)(ii), if the date selected is after February 10, 1993). The date in the preceding sentence will be the Fresh-Start Date with respect to members of the acquired group described below.

The acquired group consists of:

h.	☐	Employees with a Frozen Accrued Benefit that is attributable to assets and liabilities transferred to the Plan as of a Fresh-Start Date in connection with the transfer and for whom the current formula is different from the formula used to determine the Frozen Accrued Benefit.

The Fresh-Start Date in connection with the transfer is: (must be the date as of which the Employees begin accruing benefits under the Plan).

The group of Employees with the Frozen Accrued Benefit that is attributable to assets and liabilities transferred to the Plan is:
25.	NORMAL FORM OF BENEFIT (Plan Section 5.1 (b)) shall be:

a. ☑	a life annuity.

b. ☐	an annuity for life and ____ years certain.
26.	ACTUARIAL EQUIVALENT (Plan Section 1.4) means amounts of equal value when computed using the following (select a. OR b., c. and, if applicable, d.):

a. ☐	N/A. Plan is fully insured (i.e., a Code Section 412(i) plan) (Go to the next Question).

b. ☑	The following actuarial assumptions will apply except as otherwise provided in Plan Section 1.4 (select 1. or all that apply of 2. through 5.)
1.	☐ Only use the GATT applicable interest rate and mortality assumptions. (Go to c. below.)

2.	☑ Pre-Retirement Mortality Table: 1971 GAM Male

3.	☑ Pre-Retiremcnt Interest: 7.5%

4.	☑ Post-Retirement Mortality Table: 1971 GAM Male

5.	☑ Post-Retirement Interest: 7.5%

NOTE:	The mortality table above must be a standard mortality table as described in Regulation Section l.401(a)(4)-12 and the interest rate above must be between 7.5% and 8.5%.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
c.	GATT provisions
1.	The Stability Period for purposes of determining the Applicable Interest Rate is:

a. ☐	One calendar month

b. ☐	One Plan Year quarter

c. ☐	One calendar year quarter

d. ☑	One Plan Year

e. ☐	One calendar year
2.	The Lookback Month relating to the Stability Period is the:

a. ☐	first day of the Plan Year in which the Annuity Starting Date occurs

b. ☐	first calendar month preceding the first day of the Stability Period

c. ☑	second calendar month preceding the first day of the Stability Period

d. ☐	third calendar month preceding the first day of the Stability Period

e. ☐	fourth calendar month preceding the first day of the Stability Period

f. ☐	fifth calendar month preceding the first day of the Stability Period

g. ☐	average rate for two or more calendar months preceding the first day of the Stability Period (specify which of the first through fifth months are averaged) ____________
d.	GUST transition rules.

NOTE:	The elections made in this Section are irrevocable after the GUST remedial amendment period. If the plan has already been updated for GUST, then elections made in the Section must reflect the elections that had been made as part of the GUST update.

1. ☑	N/A, the GUST transition rules set forth below do not apply to this Plan. (If selected, skip to Question 27).

2. ☐	For Plans in effect prior to December 8,1994, the GATT implementation date for purposes of Code Section 417(e)is;

a. ☐	the first day of the first Plan Year beginning in 1995.

b. ☐	Plan Years beginning on or after ________________ (may not be later than the first day of the first Plan Year beginning in 2000).
AND, shall benefits accrued prior to the GATT implementation date be reduced pursuant to the change made by Section 1.4?

c. ☐	Yes.

d. ☐	No.
AND, prior to the GATT implementation date, the following rules apply (complete e.; f. is optional):

e. ☐	The applicable PBGC rates are those in effect on:

1. ☐	the first day of the Plan Year in which a distribution occurs.

2. ☐	the Participant’s Annuity Starting Date.

3. ☐	_____ days (not exceeding 120) prior to the Participant’s Annuity Starting Date.

f. ☐	100% of the applicable PBGC rates applies to all Participants regardless of the present value of a Participant’s Vested Accrued Benefit.
3.	For Plans in effect prior to December 8,1994, the “RPA ‘94 Freeze Date” for purposes of Code Section 415(b) is:

a. ☑	(may not be later than 1999 and must be a date prior to the “RPA ‘94 Final Implementation Date”).
AND, if b. is selected, the “RPA ‘94 Final Implementation Date,” is:-

c. ☐	The first day of the first Limitation Year beginning on or after January 1, 2000.

d. ☐	(insert the later of the date a Plan amendment applying the RPA ‘94 Code Section 415(b)(2) E) changes was adopted or made effective (which adoption and effective date must have been before the Plan’s first Limitation Year beginning in 2000)).
AND, the SBJPA changes made to Code Section 415(b)(2)(E) shall apply to:

e. ☐	All benefits under the Plan on and after the first day of the Limitation Year beginning in 1995.

f. ☐	All benefits under the Plan on and after August 20, 1996 (this option may only be elected if the date in b. above is prior to August 20, 1996).

g. ☐	All benefits under the Plan on and after the date in b. above (this option g. may only be elected if the date in b. is prior to August 20, 1996).

NOTE:	The elections made in e., f., or g. above could require the recalculation of benefits depending upon the provisions of the Plan in effect prior to the adoption of this Plan.
AND, the following method will be applied to the “RPA ‘94 Old-Law Benefit” as of the “RPA ‘94 Freeze Date”:

h. ☐	Method 1 (sum of)

i. ☐	Method 2 (with wear-away)

j. ☐	Method 3 (greater of Method 1 or Method 2)
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Non-Standardized Integrated Defined Benefit Pension Plan
27.	NORMAL RETIREMENT AGE (“NRA” (Plan Section 1.47) means the:

a. ☑	date of a Participant’s 65th birthday (not to exceed 65th).

b. ☐	later of a Participant’s ____ birthday (not to exceed 65th) or the ____ (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.

c. ☐	later of a Participant’s _____ birthday (not to exceed 65th) or the ____ (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced, but in no event later than age __.

d. ☐	other: (may not be later than the maximum permitted under b. above).

NOTE:	If c. or d. is selected, this Plan will not be a safe harbor plan under the Section 401(a)(4) Regulations.
However, if earlier, a Participant’s “NRA” will be the satisfaction of each of the following (select all that apply):

e. ☑	N/A.

f. ☐	Attainment of age ___.

g. ☐	The __ anniversary of the first day of the Plan Year in which Participation in the Plan commenced.

h. ☐	The __ anniversary of the Participant’s date of hire.

i. ☐	The completion of ____ Years of Service.
28.	NORMAL RETIREMENT DATE (Plan Section 1.48) means the:

a. ☐	Participant’s “NRA.”
OR (select one)

b. ☑	first day of the month coinciding with or next following the Participant’s “NRA.”

c. ☐	first day of the month nearest the Participant’s “NRA.”

d. ☐	Anniversary Date coinciding with or next following the Participant’s “NRA.”

e. ☐	Anniversary Date nearest the Participants “NRA.”

f. ☐	other: (in order to be a safe harbor plan under the Section 40l(a)(4) Regulations, the Normal Retirement Date may not be more than 6 months earlier or later than the Participant’s “NRA”).

NOTE:	If d. is selected, this Plan will not be a safe harbor plan under the Section 401(a)(4) Regulations.
EARLY AND LATE RETIREMENT, DISABILITY AND DEATH BENEFITS
29.	EARLY RETIREMENT PENSION

a.	Early retirement benefits shall equal:

1. ☐	N/A. No Early Retirement provision provided. (Go to Question 30)

2. ☐	Vested Accrued Benefit reduced by 1/15 for each of the first five years and then 1/30 for each of the next five years (and actuarially thereafter) that the Early Retirement Date precedes the Normal Retirement Date (See Plan Section 5.3).

3. ☐	Actuarial Equivalent of Vested Accrued Benefit.

4. ☐	Vested Accrued Benefit reduced by 1/2 of 1% for each month early retirement precedes normal retirement.

5. ☐	Fully accrued early retirement benefit. There is no reduction of the Vested Accrued Benefit unless such reduction is required by applicable laws and regulations.

6. ☑	Vested Accrued Benefit subject to the following actuarial reduction for early commencement:
reduced by .3333% per month the Annuity Starting Date precedes the participants 62nd birthday
(may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).

b.	Early Retirement Age (“ERA”) means

1. ☐	N/A. No Early Retirement benefits (including full Vesting) are provided.

2. ☐	Age ____

3. ☑	Age 55 and the completion of at least 5 Years of Service (or Periods of Service) for.

a. ☐	Vesting purposes.

b. ☐	Benefit accrual purposes.

c.	Early Retirement Date means

1. ☐	date on which a Participants attains “ERA.”

2. ☑	first day of the month coinciding with or next following the date on which a Participant attains “ERA.”

3. ☐	Anniversary Date coinciding with or next following the date on which a Participant attains “ERA.”
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
30.	LATE RETIREMENT BENEFIT (Plan Section 5.4) payable to a Participant who continues employment after attaining Normal Retirement Age shall be:

a. ☐	No special provisions (i.e., greater of continued accruals or Actuarial Equivalent of Accrued Benefit).

b. ☐	paid as though the Participant had actually retired on the Normal Retirement Date.

c. ☐	at option of Participant, paid as though the Participant had actually retired on the Normal Retirement Date.

d. ☑	continued accruals only (the suspension of benefit provisions of Plan Section 5.4(b) shall apply).
31.	DISABILITY RETIREMENT BENEFITS (Plan Section 5.7) shall be equal to:

a. ☑	N/A. No disability benefits provided (Go to next Question).

b. ☐	early retirement benefit without regard to age and service requirements.

c. ☐	Actuarial Equivalent of Vested Accrued Benefit.

d. ☐	Vested Accrued Benefit subject to the following actuarial reduction for early commencement:
                                        (may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).
AND, if b., c. or d. is selected above, the disability of Participants shall be determined...

e. ☐	By a physician appointed by the Administrator.

f. ☐	Under the Social Security Act.
AND, if b., c. or d. is selected above in addition to disability, the following additional conditions apply to a Participant’s eligibility for a disability persion:

g. ☐	N/A. No additional conditions.

h. ☐	Specify:__ (may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).
32.	DEATH BENEFITS (Plan Section 5.8) The death benefit under this Plan is:

a. ☑	No death benefit other than the Pre-Retirement Survivor Annuity (no death benefits provided to unmarried Participants).

b. ☐	The Present Value of the Vestet Accrued Benefit.

c. ☐	The Policy proceeds less the cash value of the Policies.

d. ☐	The Policy proceeds.

e. ☐	The greater of (1) Policy proceeds (less the cash value of the Policies) plus the Theoretical Reserve, or (2) the Present Value of the Vested Accrued Benefit.

f. ☐	The Policy proceeds (less the cash value of the Policies) PLUS 1. or 2. below.

g. ☐	The greater of the Policy proceeds OR 1. or 2. below.

1. ☐	The Present Value of the Vested Accrued Benefit.

2. ☐	The Value of Total Prior Contributions.

h. ☐	___ times the anticipated monthly retirement benefit payable at Normal Retirement Age (or, if later at the date of death), based on the Participant’s Vested Accrued Benefit as of the date of death.

i. ☐	The incidental reserve, if a positive amount. The incidental reserve equals the Policy proceeds plus the Theoretical Individual Level Premium Reserve less the cash value of the Policies.

j. ☐	The greater of the Present Value of the Vested Accrued Benefit or___ times the anticipated monthly retirement benefit payable at Normal Retirement Age (or, if later at the date of death), based on the Participant’s Vested Accrued Benefit as of the date of death.

k. ☐	Other:
AND, regardless of the above, the maximum death benefit will be:

l. ☑	N/A or no maximum other than the limitations of Plan Section 5.8(g).

m. ☐	the greater of 100 times the monhly benefit or the Theoretical Individual Level Premium Reserve.

n. ☐	100 times the monthly benefit.

o. ☐	the reserve under the Theoretical Individual Level Premium Reserve.

p. ☐	the face amount of insurance which could be purchased if less than 66 2/3% (if whole life) or 33 1/3% (if term or universal life) of the Theoretical Contribution is used to purchase insurance plus the Theoretical Individual Level Premium Reserve.

q. ☐	other: (death benefits must be incidental within the meaning of Code Section 401(a)).
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
33.	LIFE INSURANCE If life insurance Policies are being used to fund a death benefit:

a ☑	N/A. No life insurance is being used.

b. ☐	The face amount of the Policies shall be:

1. ☐	equal to (maximum 100) times the anticipated monthly benefit.

2. ☐	an amount to be determined by the Administrator and applied in a uniform and nondiscriminatory manner, but not to exceed ____ (may not exceed 100) times the anticipated monthly benefit.

3. ☐	in that amount which can be purchased by a premium equal to ____% of the Theoretical Contribution (select if applicable)...

a. ☐	or, if greater, (maximum 100) times the anticipated monthly benefit.

b. ☐	but not in excess of ____ times the anticipated monthly benefit.

NOTE:	If more than 66 2/3% (if whole life) or 33 1/3% (if term or universal life) of the Theoretical Contribution is used to purchase insurance, then 32.m., n., o., p. or q. must be selected.
     AND, (select all that apply)...

4. ☐	Each initial Policy shall have a minimum face amount of $____.

5. ☐	Additional Policies shall have a minimum face amount of $____.

6. ☐	The maximum face amount of Policies purchased on behalf of a Participant shall be

$_____.
VESTING
34.	VESTING OF PARTICIPANTS INTEREST (Plan Section 5.9(c))

The vesting schedule, based on a Participant’s Years of Service (or Periods of Service if the Elapsed Time Method is elected), shall be as follows:

a. ☐	100% upon entering Plan (Required if eligibility requirement is greater than one (1) Year of Service or Period of Service.)

b. ☐	3 Year Cliff:

0-2 years	0%
3 years	100%

c. ☑	5 Year Cliff:

0-4 years	0%
5 years	100%

d. ☐	6 Year Graded:

0-1 year	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%

e. ☐	4 Year Graded:

1 year	25%
2 years	50%
3 years	75%
4 years	100%

f. ☐	5 Year Graded:

1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

g. ☐	7 Year Graded:

0-2 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years	100%

h. ☐	Other — Must be at least as liberal as either c.or g. above.

Service	Percentage

© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
35.	FOR AMENDED PLANS (Plan Section 6.4(f)) If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

a. ☑	Vesting schedule has not been amended, amended schedule is more favorable in all years or prior schedule was immediate 100% vesting.

b. ☐	Pre-amended schedule;

Service	Percentage

36.	TOP HEAVY VESTING (Plan Section 5.9(d))

If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service (or Periods of Service if the Elapsed Time Method is elected), shall apply:

a. ☐	N/A (the regular vesting schedule already satisfies one of the minimum top heavy schedules).

b. ☐	6 Year Graded:

0-1 year	0%
2 years	20%
3 years	40%
4 years	60%
3 years	80%
6 years	100%

c. ☑	3 Year Cliff:

0-2 years	0%
3 years	100%

d. ☐	Other — Must be at least as liberal as either b. or c. above.

Service	Percentage

NOTE:	This Section does not apply to the Accrued Benefit of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant’s Vested Accrued Benefit will be determined without regard to this Section.
AND, unless selected below, once effective the Top Heavy schedule will continue to apply if the Plan ceases to be a Top Heavy Plan.

e. ☐	N/A.

f. ☑	The Plan will switch back to the normal Vesting schedule when the Plan ceases to be a Top Heavy Plan.
37.	EXCLUDED VESTING SERVICE

a. ☑	No exclusions.

b. ☐	Service prior to the Effective Date of the Plan or a predecessor plan.

c. ☐	Service prior to the time an Employee has attained age 18.

d. ☐	Service during a period for which an Employee made no mandatory Employee Contributions.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
38. VESTING FOR DEATH, EARLY RETIREMENT AND TOTAL AND PERMANENT DISABILITY
Regardless of the vesting schedule, Participants shall become fully Vested upon (select a. or all that apply of b., c. and d.)

a. ☑	N/A. Apply vesting schedule, or all contributions to the Plan are fully Vested.

b. ☐	Death.

c. ☐	Reaching Early Retirement Age.

d. ☐	Total and Permanent Disability.
39.	DEEMED CASH-OUT RULE (Plan Section 5.9(b)) Unless otherwise elected below, the deemed cash-out rule for a 0% Vested Participant applies.

a. ☐	N/A. Plan provides for 100% Vesting.

b. ☑	The deemed cash-out rule applies.

c. ☐	The deemed cash-out rule does not apply.
CODE SECTION 415 LIMITS
40.	LIMITATION ON BENEFITS (Plan Section 6.1)

If a Participant is, or has ever been, a Participant in more than one defined benefit plan maintained by the Employer, the Participant may not accrue a benefit in the Plan that would cause the sum of the Annual Benefits under this Plan and all other such defined benefit plans to exceed the Maximum Permissible Amount.

a. ☐	N/A.

b. ☑	The rate of accrual in this Defined Benefit Plan will be reduced to the extent necessary so that the total Annual Benefits payable at any time under such plans will not exceed the Maximum Permissible Amount, as specified in Section 6.1 of the Plan.

c. ☐	Specify the method under which the Plans will meet the limitation of Code Section 415(b) in a manner that precludes Employer discretion .

NOTE:	If b. or c. is selected, an Employer may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Code Section 415.
41.	LIMITATION YEAR (Plan Section 6.1) means the 12 consecutive month period beginning on January 1st of each year and ending on the following December 31st.
DISTRIBUTIONS
42.	FORM OF DISTRIBUTIONS (Plan Sections 5.10 and 5.11)
Distributions under the Plan may be made in one of the following optional forms of distributions in addition to the optional forms set forth in Sections 5.10 and 5.11 (select all that apply)...

a. ☑	lump-sums.

b. ☐	substantially equal installments.

c. ☐	partial withdrawals provided the minimum withdrawal is $____.

d. ☑	life annuity.

e. ☐	life annuity with term certain.

f. ☑	joint and survivor annuity.

g. ☑	other: Social Security Adjustment Option. A Participant whose Retirement Date is an Early Retirment Date and whose retirement income commences prior to his attainment of age 62 may, except as provided below, revoke the form of retirement income set forth in section 5.1(b), if applicable to him, in the manner set forth in section 5.10(a) and elect to have his retirement income payments adjusted so that the monthly payments to him under the Plan, together with the monthly payments of Primary Insurance (must be currently available to all Participants benefiting under the Plan and may not be subject to Employer discretion).
AND, the normal form of the Qualified Joint and Survivor Annuity will be a joint and 50% survivor annuity unless otherwise elected below:

h. ☑	N/A.

i. ☐	Joint and 100% survivor annuity.

j. ☐	Joint and 75% survivor annuity.

k. ☐	Joint and 66 2/3% survivor annuity.
AND, the Pre-Retirement Survivor Annuity (minimum spouse’s death benefit) will be equal to:

l. ☐	100% of Participant’s interest in the Plan.

m. ☑	50% of Participant’s interest in the Plan.

n. ☐	_______ % (may not be less than 50% of a Participant’s interest in the Plan.
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AND, distributions may be made in...

o. ☑	cash only (except for insurance or annuity contracts).

p. ☐	cash or property.
AND, the Plan provides the following subsidized benefit:

q. ☑	N/A. There are no subsidized benefits.

r. ☐	a subsidized joint and % (not less than 50% and not more than 100%) survivor annuity payment option for Participants who have (must select at least one):

1. ☐	attained age _____.

2. ☐	completed Years of Service (or Periods of Service if the Elapsed Time Method has been elected) for benefit accrual purposes.
43.	CONDITIONS FOR DISTRIBUTIONS UPON SEPARATION FROM SERVICE

Distributions upon separation from service pursuant to Plan Section 5.9(b) will not be made unless the following conditions have been satisfied:

a. ☐	No distributions may be made until a Participant has reached Early Retirement Date or Normal Retirement Date.

b. ☑	Distributions may be made as soon as administratively feasible following separation from service.

c. ☐	Distributions may be made at the Participant’s election as soon as administratively feasible after the Participant has incurred________ 1-Year Break(s) in Service (or Period(s) of Severance if the Elapsed Time Method is elected).

d. ☐	Distributions may be made at the Participant’s election as soon as administratively feasible after the Plan Year coincident with or next following separation from service.

e. ☐	Distributions may be made at the Participant’s election as soon as administratively feasible after the Plan Year quarter coincident with or next following separation from service.

f. ☐	Distributions may be made at the Participant’s election as soon as administratively feasible after the Valuation Date coincident with or next following separation from service.

g. ☐	Distributions may be made at the Participant’s election as soon as administratively feasible _______ months following separation from service.

h. ☐	Other
(must be objective conditions which are ascertainable and are not subject to Employer discretion except as otherwise permitted in Regulation 1.411(d)-4 and may not exceed the limits of Code Section 401(a)(14) as set forth in Plan Section 5.12).
44.	INVOLUNTARY DISTRIBUTIONS Will involuntary distributions of amounts less than $5,000 be made in accordance with the provisions of Sections 5.9, 5.10 and 5.11?

a. ☑	Yes

b. ☐	No
45.	MINIMUM DISTRIBUTION TRANSITIONAL RULES (Plan Section 5.10(e))

NOTE:	This Section does not apply to (1) a new Plan or (2) an amendment or restatement of an existing Plan that never contained the provisions of Code Section 40l(a)(9) as in effect prior to the amendments made by the Small Business Job Protection Act of 1996 (SBJPA).
The “required beginning date” for a Participant who is not a “five percent (5%) owner” is:

a. ☐	N/A. (This is a new Plan or this Plan has never included the pre-SBJPA provisions,)

b. ☐	April 1st of the calendar year following the year in which the Participant attains age 70 1/2. (The pre-SBJPA rules will continue to apply.)

c. ☑	April 1st of the calendar year following the later of the year in which the Participant attains age 70 1/2 or retires (the post-SBJPA rules), with the following exceptions (select one or both and if no election is made, both will apply effective as of January 1, 1996):

1. ☑	A Participant who was already receiving required minimum distributions under the pre-SBJPA rules as of January 1, 1996 (not earlier than January 1, 1996) may elect to stop receiving distributions and have them recommence in accordance with the post-SBJPA rules. Upon the recommencement of distributions, the following will apply:

a. ☐	Upon the recommencement of distributions, the original Annuity Starting Date will be retained.

b. ☑	Upon the recommencement of distributions, a new Annuity Starting Date is created.
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2. ☑	A Participant who had not begun receiving required minimum distributions as of January 1, 1996 (not earlier than January 1, 1996) may elect to defer commencement of distributions until retirement. The option to defer the commencement of distributions (i.e., to elect to receive in-service distributions upon attainment of age 70 1/2) will apply to all such Participants unless the option below is elected:

a. ☐	N/A

b. ☑	The in-service distribution option is eliminated with respect to Participants who attain age 70 1/2 in or after the calendar year that begins after the later of (1) December 31, 1998, or (2) the adoption date of the amendment and restatement to bring the Plan into compliance with SBJPA. (This option may only be elected if the amendment to eliminate the in-service distribution is adopted no later than the last day of the remedial amendment period that applies to the Plan for changes under SBJPA.)
46.	DISTRIBUTIONS UPON DEATH (Plan Section 5.11 (h)) Distributions upon the death of a Participant prior to the required beginning date shall...

a. ☑	be made pursuant to the election of the Participant or beneficiary.

b. ☐	begin within 1 year of death for a designated beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant’s spouse, begin prior to December 31st of the year in which the Participant would have attained age 70 1/2.

c. ☐	be made within 5 (or if lesser ) years of death for all beneficiaries.

d. ☐	be made within 5 (or if lesser ) years of death for all beneficiaries, except that if the beneficiary is the Participant’s spouse, begin prior to December 31st of the year in which the Participant would have attained age 70 1/2 and be payable over the life (or over a period not exceeding the life expectancy) of such surviving spouse.
     47. DISTRIBUTION OF THE PRE-RETIREMENT SURVIVOR ANNUITY (Plan Section 5.11 (a)) may be made:

a. ☐	as of the first day of any month following the Participant’s death.

b. ☐	as of the first day of any month following the Participant’s earliest retirement age.

c. ☑	other first day of month Participant would have reached age 55 (no later than the first day of the month in which the Participant’s earliest retirement age occurs).
48.	IN-SERVICE DISTRIBUTIONS

a. ☑	In-service distributions may not be made.

b. ☐	In-service distributions may be made to a Participant who has reached Normal Retirement Age but has not separated from service.
AND, in-service distributions are permitted from the following (select all that apply):

c. ☐	Participant’s entire interest in the Plan (except as otherwise provided in i. below).

d. ☐	Participant’s Section 414(k)Account.

e. ☐	Participant’s Rollover Account.

f. ☐	Participant’s Transfer Account.

g. ☐	Participant’s Voluntary Contribution Account.
AND, the minimum distribution shall be...

h. ☐	N/A. There is no minimum.

i. ☐	$______ (may not exceed $1,000).
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TOP HEAVY REQUIREMENTS
49.	TOP HEAVY DUPLICATIONS (Plan Section 5.5): When a Non-Key Employee is a Participant in this Plan and a defined contribution plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

a. ☐	N/A. The Employer does not maintain a defined contribution plan.

b. ☐	The full top heavy minimum will be provided in each plan (if selected, Plan Section 5.5(h) shall not apply).

c. ☐	5% defined contribution minimum.

d. ☑	2% defined benefit minimum.

e. ☐	Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions:

NOTE:	If b., c., d., or e. is selected, then an Employer may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Code Sections 415 and 416. Also, if c., d., or e. is selected and both plans do not benefit the same Employees, then the uniformity requirement may be violated and an Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan satisfies the nondiscrimination requirements of Code Section 40l(a)(4).
50.	PRESENT VALUE (Plan Section 9.2) For purposes of establishing the Present Value of Accrued Benefits to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

a. ☑	Same interest and mortality used to determine Actuarial Equivalence.

OR

b. ☐	Interest rate:

c. ☐	Mortality table:
51.	VALUATION DATE (Plan Section 9.2) For purposes of computing the top-heavy ratio, the valuation date shall be January 1st of each year.
MISCELLANEOUS
52.	LOANS TO PARTICIPANTS (Plan Section 7.5)

a. ☑	Loans are not permitted.

b. ☐	Loans are permitted.
      IF loans are permitted (select all that apply)...

c. ☐	loans will only be made for hardship or financial necessity.

d. ☐	the minimum loan will be $____(may not exceed $1,000).

e. ☐	a Participant may only have (e.g., one (1)) loan(s) outstanding at any time.

f. ☐	all outstanding loan balances will become due and payable in their entirety upon the occurrence of a distributable event (other than satisfaction of the conditions for an in-service distribution).

NOTE:	Department of Labor Regulations require the adoption of a separate written loan program setting forth the requirements outlined in Plan Section 7.5.
53.	DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.5)

a. ☑	Participant directed investments are not permitted.

b. ☐	Participant directed investments are permitted for the following accounts (select all that apply):
1.	☐ All accounts.

2.	☐ Participant’s Rollover Account.

3.	☐ Participant’s Section 414(k) Account.

4.	☐ Participant’s Transfer Account.

5.	☐ Participant’s Voluntary Contribution Account.

6.	☐ Other: _________
AND, is it intended that the Plan comply with Act Section 404(c) with respect to the accounts subject to Participant investment direction?

c. ☑	No.

d. ☐	Yes.
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AND, will voting rights on directed investments be passed through to Participants?

e. ☑	No. Employer stock is not an alternative OR Plan is not intended to comply with Act Section 404(c).

f. ☐	Yes, for Employer stock only.

g. ☐	Yes, for all investments.
54.	ROLLOVERS (Plan Section 4.3)

a. ☑	Rollovers will not be accepted by this Plan.

b. ☐	Rollovers will be accepted by this Plan.
      AND, if b. is elected, rollovers may be accepted...

c. ☐	from any Eligible Employee, even if not a Participant.

d. ☐	from Participants only.
      AND, distributions from a Participant’s Rollover Account may be made...

e. ☐	at any time.

f. ☐	only when the Participant is otherwise entitled to a distribution under the Plan.
55.	AGE (Plan Section 1.8) means the age of a Participant at the:

a. ☐	Nearest birthday

b. ☑	Last birthday
56.	PENSION BENEFIT GUARANTY CORPORATION COVERAGE (optional) Will this Plan be covered by the P.B.G.C.?

a. ☑	Yes

b. ☐	No

NOTE:	Certain professional service emaloyers with less than twenty-six Participants are exempt from P.B.G.C coverage, as are plans maintained solely for substantial owners and other plans exempted under Act Section 4021.
57.	EXCESS ASSETS (Plan Section 8.2) upon Plan termination shall be...

a. ☐	Reallocated to Participants.

b. ☑	Returned to the Employer.
58.	HIGHLY COMPENSATED EMPLOYEE (Plan Section 1.36)

NOTE:	If this is a GUST restatement, complete the questions in this Section retroactively to the first Plan Year beginning after 1996.
Top-Paid Group Election. Will the top-paid group election be made? (The election made below for the latest year will continue to apply to subsequent Plan Years unless a different election is made.)

a. ☐	Yes, for the Plan Year beginning in: .

b. ☑	No, for the Plan Year beginning in: 1997.
Calendar Year Data Election. Will the calendar year data election be used?
(The election made below for the latest year will continue to apply to subsequent Plan Years unless a different election is made.)

c. ☐	Yes, for the Plan Year beginning in: .

d. ☑	No, for the Plan Year beginning in: 1997.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under Code Section 401 only to the extent provided in Announcement 2001-77, 2001-30 I.R.B.
The Employer may not rely on the opinion lettter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the plan and in Announcement 2001-77.
In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.
This Adoption Agreement may be used only in conjunction with basic Plan document 02. This Adoption Agreement and the basic Plan document shall together be known as Price, Raffel & Browne Administrators Incorporated Prototype Non-Standardized Integrated Defined Benefit Pension Plan 001.
The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.
Price, Raffel & Browne Administrators Incorporated will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by Price, Raffel & Browne Administrators Incorporated or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify Price, Raffel & Browne Administrators Incorporated of any change in address.
This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of Price, Raffel & Browne Administrators Incorporated has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.
Price, Raffel & Browne Administrators Incorporated

By:

With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the sponsor of this Plan or its designated representative):

Name:	Price, Raffel & Browne Administrators Incorporated D/B/A Lebenson Actuarial Services

Address:	400 Columbus Avenue

Valhalla New York 10595

Telephone:	(914) 747-1980

© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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The Employer and Trustee hereby cause this Plan to be executed on	May 19th, 2004.
Furthermore, this Plan may not be used unless acknowledged by Price, Raffel & Browne Administrators Incorporated or its authorized representative.
EMPLOYER:

By:	/s/ [ILLEGIBLE] Meridian Gold Company

[ILLEGIBLE]

TRUSTEE

[ILLEGIBLE]

TRUSTEE

[ILLEGIBLE]

TRUSTEE
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Non-Standardized Integrated Defined Benefit Pension Plan
ADOPTION AGREEMENT FOR
PRICE, RAFFEL & BROWNE ADMINISTRATORS INCORPORATED
NON-STANDARDIZED INTEGRATED DEFINED BENEFIT
 PENSION PLAN
The undersigned Employer adopts Price, Raffel & Browne Administrators Incorporated Prototype Non-Standardized Integrated Defined Benefit Pension Plan and elects the following provisions:
CAUTION: Failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.
EMPLOYER INFORMATION
(An amendment to the Adoption Agreement is not needed solely to reflect a change in the information in this Employer Information Section.)

1.	EMPLOYER’S	NAME, ADDRESS AND TELEPHONE NUMBER

	Name:	Meridian Gold Company

	Address:	9670 Gateway Drive Street

	Reno	Nevada	89511
	City	State	Zip

Telephone:	775-850-3777

2.	EMPLOYER’S TAXPAYER IDENTIFICATION NUMBER 88-0226676

3.	TYPE OF ENTITY
	a. ☑	Corporation (including Tax-exempt or Non-profit Corporation)
	b. ☐	Professional Service Corporation
	c. ☐	S Corporation
	d. ☐	Limited Liability Company that is taxed as:
		1. ☐	a partnership or sole proprietorship
		2. ☐	a Corporation
		3. ☐	an S Corporation
	e. ☐	Sole Proprietorship
	f. ☐	Partnership (including Limited Liability)

g. ☐	Other

AND, the Employer is a member of (select all that apply)______
	h. ☐	a controlled group
	i. ☐	an affiliated service group

4.	EMPLOYER FISCAL YEAR means the 12 consecutive month period:

Beginning on	January 1st month day	(e.g., January 1st)

and ending on	December 31st month day

PLAN INFORMATION

(An amendment to the Adoption Agreement is not needed solely to reflect a change in the information in Questions 9 through 11.)

5.	PLAN NAME: Meridian Gold Company Employees Retirement Plan

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6.	EFFECTIVE DATE (a new Plan must choose a.; a restated plan must choose b. or c,; d., e. and f. are optional)

	a. ☐	This is a new Plan effective as of (hereinafter called the “Effective Date”).

	b. ☐	This is an amendment and restatement of a previously established qualified plan of the Employer which was originally effective (hereinafter called the “Effective Date”). The effective date of this amendment and restatement is _____.

	c. ☑	FOR GUST RESTATEMENTS: This is an amendment and restatement of a previously established qualified plan of the Employer to bring the Plan into compliance with GUST (GATT, USERRA, SBJPA and TRA ‘97). The original Plan effective date was August 1, 1996 (hereinafter called the “Effective Date”). Except as specifically provided in the Plan, the effective date of this amendment and restatement is January 1, 2003 . (May enter a restatement date that is the first day of the current Plan Year. The Plan contains appropriate retroactive effective dates with respect to provisions for the appropriate laws.)

	d. ☐	Amendment by page substitution. This is an amendment by substitution of certain pages of this Adoption Agreement.

Identify the page(s) being replaced:

Effective Date of such changes:

e. ☐	Special Effective Dates. The following special effective date(s) apply and, if this is a restated Plan, the corresponding prior provision(s) of the Plan apply before the special effective date(s). NOTE: A Special effective date may not delay a provision beyond the permissible effective date under any applicable law requirement.

f. ☐	This Plan is a frozen Plan effective:

7.	PLAN YEAR means the 12 consecutive month period:

Beginning on	January 1st month day	(e.g., January 1st)

and ending on	December 31st month day

EXCEPT that there will be a short Plan Year :
a. ☑ N/A
b. ☐	Beginning on	month day year	(e.g., July 1, 2000)

	and ending on	month day year

8.	PLAN NUMBER assigned by the Employer
	a. ☑	001
	b. ☐	002
	c. ☐	003
	d. ☐	Other

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9.	TRUSTEE(S):
	a. ☐	N/A. The Plan is fully insured.
	b. ☑	Trustee(s)
		1.	☑ Name(s)	Title(s)
Edward H. Colt

Peter C. Dougherty

Brian J. Kennedy

		2.	☑ Address and Telephone number
a. ☑ Use Employer address and telephone number.
b. ☐ Use address and telephone number below:

Address:
Street

	City	State	Zip

Telephone:

	c.	AND, if the Trustee is a corporate Trustee, it shall serve as:
		1. ☑	N/A.
		2. ☐	a directed (nondiscretionary) Trustee.
		3. ☐	a discretionary Trustee.

10.	PLAN ADMINISTRATOR’S NAME, ADDRESS AND TELEPHONE NUMBER:
(If none is named, the Employer will become the Administrator.)
	a. ☑	Employer (Use Employer address and telephone number).
	b. ☐	Use name, address and telephone number below:

Name:

Address:
Street

	City	State	Zip

Telephone:

11.	CONSTRUCTION OF PLAN
This Plan shall be governed by the laws of the state or commonwealth where the Employer’s (or, in the case of a corporate Trustee, such Trustee’s) principal place of business is located unless another state or commonwealth is specified:

12.	ANNIVERSARY DATE OF PLAN	December 31
month day
ELIGIBILITY REQUIREMENTS

13.	ELIGIBLE EMPLOYEES (Plan Section 1.22) means all Employees (including Leased Employees) EXCEPT:
	a. ☐	N/A. No exclusions.
	b. ☑	The following are excluded, except that if b.3. is selected, such Employees will be included (select all that apply):
		1. ☑	Union Employees (as defined in Plan Section 1.22)
		2. ☑	Non-resident aliens (as defined in Plan Section 1.22)
		3. ☐	Employees who became Employees as the result of a “Code Section 410(b)(6)(C) transaction” (as defined in Plan Section 1.22)
		4. ☐	Salaried Employees
		5. ☐	Highly Compensated Employees
		6. ☑	Leased Employees
		7. ☐	Other:
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14.	THE FOLLOWING AFFILIATED EMPLOYER (Plan Section 1.7) will adopt this Plan as a Participating Employer (if there is more than one, or if Affiliated Employers adopt this Plan after the date the Adoption Agreement is executed, attach a list to this Adoption Agreement of such Affiliated Employers including their names, addresses, taxpayer identification numbers and types of entities):

	NOTE:	Employees of an Affiliated Employer that does not adopt this Adoption Agreement as a Participating Employer shall not be Eligible Employees. This Plan could violate the Code Section 401(a)(26) and 410(b) participation and coverage rules if all Affiliated Employers do not adopt the Plan.
	a. ☑	N/A
	b. ☐	Name of First Affiliated Employer:

Address:
Street

	City	State	Zip

Telephone:

Taxpayer Identification Number:

AND, the Affiliated Employer is:
c. ☐	Corporation (including Tax-exempt, Non-profit or Professional Service Corporation)
d. ☐	S Corporation
e. ☐	Limited Liability Company that is taxed as:
	1. ☐	a partnership or sole proprietorship
	2. ☐	a Corporation
	3. ☐	an S Corporation
f. ☐	Sole Proprietorship
g. ☐	Partnership (including Limited Liability)
h. ☐	Other :

15.	CONDITIONS OF ELIGIBILITY (Plan Section 3.1)
Any Eligible Employee will be eligible to participate in the Plan upon satisfaction of the following (select either a. OR b. and c.; d. and e. are optional):
	a. ☑	No age or service required.
	b. ☐	Completion of the following service requirement which is based on Years of Service (or Periods of Service if the Elapsed Time Method is elected):
		1. ☐	No service requirement
		2. ☐	1/2 Year of Service or Period of Service
		3. ☐	1 Year of Service or Period of Service
		4. ☐	______ (not to exceed 1,000) Hours of Service within ______ (not to exceed 12) months from the Eligible Employee’s employment commencement date. If an Employee does not complete the stated Hours of Service during the specified time period, the Employee is subject to the Year of Service requirement in b.3. above.
		5. ☐	1 1/2 Years of Service or Periods of Service
		6. ☐	2 Years of Service or Periods of Service
		7. ☐	Other :

(may not exceed two (2) Years of Service or Periods of Service)

NOTE:	If more than one (1) Year of Service is elected 100% immediate vesting is required.

NOTE:	If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in months of service, an Employee will not be required to complete any specified number of Hours of Service in a particular month, unless elected in b.4.

c. ☐	Attainment of age:
	1. ☐	No age requirement
	2. ☐	20 1/2
	3. ☐	21
	4. ☐	Other (may not exceed 21)
d. ☐	The service and/or age requirements specified above shall be waived with respect to any Eligible Employee who was employed on ______ and such Eligible Employee shall enter the Plan as of such date.

The requirements to be waived are (select one or both):
	1. ☐	service requirement (will let part-time Eligible Employees in Plan)
	2. ☐	age requirement
c. ☐	An Eligible Employee who was a Participant in the Plan prior to the restated Effective Date may not continue as a Participant unless the eligibility conditions set forth above have been satisfied. (If not selected, current Participants do not need to complete the eligibility conditions set forth above.)
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16.	EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.2) An Eligible Employee who has satisfied the eligibility requirements will become a Participant in the Plan as of:

a. ☑	the first day of the month coinciding with or next following the date on which such requirements are satisfied.

b. ☐	the first day of the Plan Year quarter coinciding with or next following the date on which such requirements are satisfied.

c. ☐	the first day of the Plan Year in which such requirements are satisfied.

d. ☐	the first day of the Plan Year in which such requirements are satisfied, if such requirements are satisfied in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if such requirements are satisfied in the last 6 months of the Plan Year.

e. ☐	the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which such requirements are satisfied.

f. ☐	the first day of the Plan Year next following the date on which such requirements are satisfied. (Eligibility must be 1/2 (or 1 1/2 if 100% immediate Vesting is selected) Year of Service (or Period of Service) or less and age must be 20 1/2 or less.)

g. ☐	other: , provided that an Eligible Employee who has satisfied the maximum age (21) and service requirements (one (1) Year or Period of Service (or more than one (l) year if full and immediate vesting)) and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.
SERVICE
17.	RECOGNITION OF SERVICE WITH PREDECESSOR EMPLOYER (Plan Sections 1.55 and 1.86)

a. ☐	No service with a predecessor Employer shall be recognized.

b. ☑	Service with FMC Corporation will be recognized except as follows (select 1. or all that apply of 2, through 5.):

1. ☐	N/A, no limitations.

2. ☐	service will be recognized for vesting purposes.

3. ☐	service will be recognized for eligibility purposes.

4. ☐	service will be recognized for purposes of the retirement benefit formula and the Accrued Benefit.

5. ☑	service prior to Participation in the FMC Plan will not be recognized.

NOTE:	If the predecessor Employer maintained this qualified Plan, then Years of Service (and/or Periods of Service) with such predecessor Employer shall be recognized pursuant to Plan Sections 1.55 and 1.59 and b.l. will apply.
18.	SERVICE CREDITING RULES FOR ELIGIBILITY AND VESTING

NOTE:	This Question may be skipped if (1) there are no age and service requirements for eligibility AND Participants are automatically 100% Vested in their Accrued Benefit, OR (2) the following default provisions apply:

1.	For eligibility purposes, a Year of Service means the completion of at least 1,000 Hours of Service during the eligibility computation period. Hours of Service will be based on actual Hours of Service. (To modify this default, complete b. below.)

2.	The eligibility computation period will only shift to the Plan Year if the eligibility condition is one (1) Year of Service or less. (To modify this default, complete c. below.)

3.	For Vesting purposes, a Year of Service means the completion of at least 1,000 Hours of Service during the vesting computation period, Hours of Service will be based on actual Hours of Service. (To modify this default, complete d. below.)

4.	The vesting computation period will be the Plan Year. (To modify this default, complete e. below.)

5.	The One-Year holdout Break in Service rule will not be used. (To modify this default, complete f. below.)

a. ☐	N/A or default provisions above apply to this Plan. (Go to next Question)

b. ☐	Alternative definition of Year of Service for eligibility (select all that apply)

1. ☐	A Year of Service is Hours of Service (may not exceed 1,000) during an eligibility computation period.

2. ☐	The following equivalency method will be used to determine Hours of Service:

a. ☐	days worked.

b. ☐	weeks worked.

c. ☐	semi-monthly payroll periods worked.

d. ☐	months worked.

3. ☐	The Elapsed Time Method will be used instead of the Hours of Service Method.
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c. ☐	Alternative method for determining eligibility computation period

1. ☐	The eligibility computation period will shift to the Plan Year after the initial computation period.

2. ☐	The eligibility computation period will be based on the date an Employee first performs an Hour of Service (initial computation period) and subsequent computation periods shall be based on each anniversary date thereof.

d. ☑	Alternative definition of Year of Service for Vesting (select 1. and/or 2. OR 3.)

1. ☐	A Year of Service is Hours of Service (may not exceed 1 ,000) during a Vesting computation period.

2. ☐	The following equivalency method will be used to determine Hours of Service:

a. ☐	days worked.

b. ☐	weeks worked.

c. ☐	semi-monthly payroll periods worked.

d. ☐	months worked.

3. ☑	The Elapsed Time Method will be used instead of the Hours of Service Method.

e. ☑	The Vesting computation period will be based on the earlier of (1) date an Employee first performs an Hour of Service (initial computation period) OR (2) the date the Employee first provided service to the Employer as an independent contractor and each anniversary thereof.

f. ☐	The One-Year holdout Break in Service Rule will apply to (select one or both):

1. ☐	determine eligibility.

2. ☐	determine Vesting.
COMPENSATION
19.	COMPENSATION (Plan Section 1.14) will respect to any Participant means:

a. ☑	Wages, tips and other compensation on Form W-2.

b. ☐	Section 3401(a) wages (wages for withholding purposes).

c. ☐	415 safe-harbor compensation.
          ADJUSTMENTS TO COMPENSATION

d. ☐	N/A. No adjustments.

e. ☑	Compensation shall be adjusted by: (select all that apply)

1. ☑	including compensation which is not currently includible in the Participant’s gross income by reason of the application of Code Sections 125 (cafeteria plan), 132(f)(4) (qualified transportation fringe), 402(e)(3) (401(k) plan), 402(h)(1)(B) (simplified employee pension plan), 414(h) (employer pickup contributions under a governmental plan), 403(b) (tax sheltered annuity) or 457(b) (eligible deferred compensation plan)

2. ☑	excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation (other than deferrals specified in 1. above) and welfare benefits

3. ☑	excluding Compensation paid during the determination period while not a Participant in the Plan
AND, if this Plan was subject to the family aggregation rules of Code Section 401(a)(17) as in effect under Code Section 4l4(q)(6) prior to the enactment of SBJPA, are the rules deemed to be have been repealed on a retroactive basis with respect to years prior to the effective date of the repeal of such rules with respect to this Plan?

f. ☐	N/A. This Plan was never subject to the pre-SBJPA family aggregation rules.

g. ☐	No.

h. ☑	Yes, the repeal is applied on a retroactive basis (this will require the recalculation of Average Compensation).
20.	AVERAGE COMPENSATION (Plan Section 1.11)
A Participant’s Average Compensation is the average of the Participant’s Compensation during the Averaging Period that falls within the Participant’s Compensation History. Unless otherwise elected below, the following defaults will apply:

1.	The Averaging Period is the three (3) consecutive Measuring Periods which produce the highest Average Compensation.

2.	The Measuring Period is the Plan Year.

3.	The Compensation History is the Participant’s entire period of employment.

a. ☐	N/A. The defaults above apply or the benefit formula is not based on Average Compensation.

b. ☑	The Averaging Period is:

1. ☑	60 consecutive Measuring Periods which produce the highest Average Compensation.

2. ☐	___ Measuring Periods (whether or not consecutive) which produce the highest Average Compensation.

3. ☐	final ___Measuring Periods included in the Compensation History.

4. ☐	all Measuring Periods (career average).

5. ☐	other;

NOTE:	In order to be a safe harbor plan under the Code Section 401(a)(4) Regulations, the Averaging Period must be at least 3 years (or 36 months if the Measuring Period below is the calendar month).
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c. ☑	The Measuring Period is:

	1. ☐	the Plan Year.

	2. ☐	the calendar year.

	3. ☐	The 12-month period ending on

	4. ☑	a calendar month.

d. ☑	The Compensation History is:

	1. ☐	the period that begins on the date the Participant’s participation in the Plan commenced and ends in the current Plan Year.

	2. ☐	the ___ consecutive Measuring Periods ending in the current Plan Year.

	3. ☐	the period measured from through the end of the current Plan Year.

	4. ☑	other: the last 120 measuring periods (may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).

e. ☑	Compensation History does not include the following periods:

	1. ☐	N/A,

	2. ☐	A Measuring Period in which the Participant terminates employment.

	3. ☐	A Measuring Period in which the Participant does not complete at least Hours of Service.

	4. ☑	Other: A Measuring Period with Zero earnings (may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).
BENEFIT FORMULAS
21.	NORMAL RETIREMENT BENEFIT FORMULA (Plan Section 5.1) Subject to the overall permitted disparity limits in the Plan, a Participant’s Normal Retirement Benefit is determined under the following formula:

a. ☑ Unit Credit Excess Benefit: The sum of 1. and 2. adjusted by 3. when applicable below:
1. (i) 1% (base benefit percentage) times Average Compensation up to the integration level times each year of Credited Service plus a benefit equal to (ii) 1.5% (excess benefit percentage — not to exceed the base benefit percentage by more than the lesser of the base percentage or the maximum excess allowance) times Average Compensation in excess of the integration level times each year of Credited Service. The maximum number of years of Credited Service during which permitted disparity is taken into account under this paragraph will be (iii) 35 (may not exceed 35). If the Participant’s Accrued Benefit after the latest Fresh-Start Date is determined under the fractional method, the maximum number of years of Credited Service during which permitted disparity is taken into account under this formula may not be less than 25.
The number of years of Credited Service taken into account under paragraph 1. for any Participant will not exceed the Participant’s cumulative permitted disparity limit. The Participant’s cumulative permitted disparity limit is equal to 35 minus the number of years credited to the Participant for purposes of the benefit formula or the accrual method under the Plan or under one or more qualified plans or simplified employee pensions (whether or not terminated) ever maintained by the Employer, other than years for which a Participant earned a year of Credited Service under the benefit formula in paragraph a. 1. above. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant’s cumulative permitted disparity limit is less than the period of years specified in paragraph 1., then for years after the Participant reaches the cumulative permitted disparity limit and through the end of the period specified in paragraph 1., the Participant’s benefit will be equal to the excess benefit percentage, or, if he Participant’s benefit after the latest Fresh-Start Date is not accrued under the fractional accrual rule and the Plan does not satisfy Code Section 411(b)(1)(F), 133 1/3 percent of the base benefit percentage, if lesser, times Average Compensation.
2. (i) 1.33% (not to exceed the lesser of (1) the excess benefit percentage, or (2) 133 1/3 percent of the base benefit percentage times Average Compensation for each year of Credited Service after the number of years of Credited Service taken into account in paragraph 1. above. If, however, benefits after the latest Fresh-Start Date are accrued under the fractional method, then for each year of Credited Service taken into account in paragraph 1., this percentage will be equal to the excess benefit percentage. The maximum number of years of Credited Service take into account under this paragraph 2. will be (ii) 99 (if benefits after the latest Fresh-Start Date are accrued under the fractional accrual rule and the Plan docs not satisfy Code Section 411(b)(l)(F), the number of years entered must be no less than 35 minus the number of years of Credited Service specified in paragraph 1. above).
3. The Accrued Benefit of a former FMC Plan Participant shall be (i) the greater of the amount determined under 1. and 2. above or such Participant’s accrued benefit under the FMC Plan as of July 31, 1996 (ii) reduced by the portion of the Participant’s benefit payable under the FMC Plan annuities.
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b. ☐	Flat Excess Benefit:

1. ___ % (base benefit percentage) times Average Compensation up to the integration level plus a benefit equal to 2. __% (excess benefit percentage — not to exceed the base benefit percentage by more than the lesser of the base percentage or the maximum excess allowance) times Average Compensation in excess of the integration level for the Plan Year.

c. ☐	Offset Formula (Unit Credit Benefit): the sum of 1. and 2. below:

1. (i) ___ % (gross benefit percentage) times Average Compensation for the Plan Year times each year of Credited Service offset by (ii) ___ % (offset percentage — not to exceed the lesser of one-half of the gross benefit percentage or the maximum offset allowance) times Final Average Compensation up to the offset level times each year of Credited Service. The offset percentage for any Participant shall not exceed one-half of the gross benefit percentage, multiplied by a fraction (not to exceed one), the numerator of which is the Participant’s Average Compensation, and the denominator of which is the Participant’s Final Average Compensation up to the offset level. The maximum number of years of Credited Service taken into account under this paragraph will be (iii) (may not exceed 35). If the Participant’s Accrued Benefit after the latest Fresh-Start Date is determined under the fractional method, the maximum number of years of Credited Service during which permitted disparity is taken into account under this formula may not be less than 25.

The number of years of Credited Service taken into account under paragraph 1. for any Participant may not exceed the Participant’s cumulative permitted disparity limit. The Participant’s cumulative permitted disparity limit is equal to 35 minus the number of years credited to the Participant for purposes of the benefit formula or the accrual method under the Plan or under one or more qualified plans or simplified employee pensions (whether or not terminated) ever maintained by the Employer, other than years for which a Participant earned a year of Credited Service under the benefit formula in paragraph 1. above. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant’s cumulative permitted disparity limit is less than the period of years specified in paragraph 1., then for years after the Participant reaches the cumulative permitted disparity limit and through the end of the period specified in paragraph 1., the Participant’s benefit will be equal to the gross benefit percentage, or, if the Participant’s benefit after the latest Fresh-Start Date is not accrued under the fractional accrual rule and the Plan does not satisfy Code Section 411(b)(1)(F), 133 1/3 percent of the gross benefit percentage reduced by the offset percentage, if lesser, times Average Compensation.

2. (i) % (not to exceed the lesser of (a) the gross benefit percentage, or (b) 133 1/3 percent of the gross benefit percentage reduced by the offset percentage times Average Compensation for each year of Credited Service taken into account in paragraph 1. above. If, however, benefits after the latest Fresh-Start Date are accrued under the fractional method, then for each Year of Credited Service taken into account in paragraph 1. above, this percentage will be equal to the gross benefit percentage.). The maximum number of years of Credited Service taken into account under this paragraph 2. will be (ii) ___ (if the Participant’s Accrued Benefit after the latest Fresh-Start Date is determined under the fractional method, the number of years entered must be no less than 35 minus the number of years of Credited Service taken into account in paragraph 1.).

d. ☐	Offset Formula (Flat Benefit):

1. ___% (gross benefit percentage) times Average Compensation offset by 2. ___ % (offset percentage — not to exceed the lesser of one-half of the gross benefit percentage or the maximum offset allowance) times Final Average Compensation up to the offset level. The offset percentage for any Participant shall not exceed one-half of the gross benefit percentage, multiplied by a fraction (not to exceed one), the numerator of which is the Participant’s Average Compensation, and the denominator of which is the Participant’s Final Average Compensation up to the offset level.
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Non-Standardized Integrated Defined Benefit Pension Plan
INTEGRATION LEVEL (or offset level) means...
e.	☑	the current Covered Compensation Table.

f.	☐	the frozen Covered Compensation Table for the year (may be the Covered Compensation for a Plan Year earlier than the current Plan Year, provided the earlier Plan Year is the same for all Employees and is not earlier than the Plan Year that begins 5 years before the current Plan Year. If the Plan Year entered is, or becomes, more than five years prior to the current Plan Year, the Participant’s Covered Compensation will be that determined under the Covered Compensation table for the Plan Year five years prior to the current Plan Year).

g.	☐	the greater of $10,000 or one-half of the Covered Compensation of any person who attains Social Security Retirement Age during the calendar year in which the Plan Year begins.

h.	☐	$ (not to exceed the greater of $10,000 or one-half of the Covered Compensation of any person who attains Social Security Retirement Age during the calendar year in which the Plan Year begins).

i.	☐	$ (more than $10,000, but not in excess of the greater of $25,450 or 150% of the Covered Compensation of any person who attains Social Security Retirement Age during the calendar year in which the Plan Year begins).

j.	☐	a uniform percentage equal to % (greater than 100%, but not greater than 150%) of each Participant’s Covered Compensation for the current Plan Year, but in no event in excess of the Taxable Wage Base for excess plans, or Final Average Compensation for offset plans.

k.	☐	the Taxable Wage Base.
MAXIMUM EXCESS OR OFFSET ALLOWANCE AND OTHER LIMITATIONS
The following limitations and adjustments shall apply.
1.	If i. or j. is selected as an integration level, the maximum excess or offset allowance will be .75% (or 26.25% for a flat benefit plan) multiplied by .8.

2.	If the Normal Form of Benefit selected at 27 is other than a life annuity, the maximum excess or offset allowance will be .75% (or 26.35% for a flat benefit plan) reduced, if necessary, pursuant to 1. above, multiplied by the factor below.

Normal Form
of Benefit	Factor
Life Annuity +5 Years Certain	0.97
Life Annuity +10 Years Certain	0.91
Life Annuity +15 Years Certain	0.84
Life Annuity +20 Years Certain	0.78
3.	If this is a fully insured Plan within the meaning of Code Sections 411(b)(1)(F) and 412(i) and the unit credit funding method is not being used, then the maximum excess or offset allowance will be .75% (or 26.25% for a flat benefit plan), reduced, if necessary, pursuant to 1. and 2. above, multiplied by a factor of .8.

4.	If a Participant begins receiving benefits at an age other than the Social Security Retirement Age, the maximum excess or offset allowance will be .75% (or 26.25% for a flat benefit plan), reduced, if necessary, pursuant to 1. and 2. above, and Plan Section 5.18. However, this limitation shall not apply to a fully insured plan within the meaning of Code Sections 411(b)(1)(F) and 412(i).

5.	If benefits commence to the Participant in a form other than the Normal Form of Benefit, the maximum excess or offset allowance will be the Actuarial Equivalent of .75% (or 26.25% for a flat benefit plan), as reduced, if necessary, pursuant to 1., 2., 3., and 4. above.

6.	With respect to an offset formula, the offset for any year of Credited Service shall not exceed one-half of the Employer derived benefit, prior to the application of the offset, with respect to the Participant’s Average Compensation not in excess of Final Average Compensation up to the integration level.
22.	REDUCTIONS AND LIMITATIONS Regardless of the above, the formula above will be modified as follows (select all that apply):
a.	☑	No reductions or limitations.

b.	☐	A Participant’s benefit shall be reduced on a pro-rata basis for each year of Credited Service less than (e.g., 35) that the Participant is credited with at Normal Retirement Date.

c.	☐	A Participant’s benefit shall not exceed $ .

d.	☐	A Participant’s benefit shall not be less than $ .

e.	☐	Increases in a Participant’s benefit resulting from a change in Compensation shall be recognized as of each Anniversary Date, but decreases shall not be recognized until the decrease in Compensation has been in effect for _____ Plan Years.

f.	☐	The benefit shall be rounded to the ☐ next ☐ nearest $ .

NOTE:		To be a safe harbor plan under the Section 401(a)(4) Regulations, if a fractional accrual method is used with a Flat Benefit formula, option b. above must be selected with a reduction for Credited Service less than 35.
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23.	CREDITED SERVICE (Plan Section 1.17) for purposes of applying the benefit formula means, with respect to a Participant,...
a.	☐	N/A. The retirement benefit formula is not based on Credited Service.

b.	☐	Total Years of Service (as defined for benefit accrual purposes).

c.	☑	Plan Years of Service (as defined for benefit accrual purposes).
AND, if a fractional accrual method is NOT being used, then the following limitations apply in determining Credited Service (select all that apply):
d.	☑	No limitations.

e.	☐	Credited Service completed prior to is disregarded.

f.	☐	Credited Service attributable to “past service credit” shall be limited to _____ years (the safe harbor is 5 years or less). “Past service credit” means (A) benefit accruals for service prior to the Effective Date of this Plan, (B) increases in existing Accrued Benefits resulting from service prior to the Effective Date of a Plan amendment, and (C) benefit accruals for service with another employer.

NOTE:		To be a safe harbor plan under the Section 401(a)(4) Regulations, if a fractional accrual method is being used, Credited Service and service used in the fraction must be determined on the same basis.
24.	ACCRUED BENEFIT (Plan Section 1.1) shall be:
a.	Calculated using the...
1.	☑	133 1/3% rule (unit accrual).

2.	☐	Fractional rule based on Years of Service.

3.	☐	Fractional rule based on Plan Years of Service.

4.	☐	Fractional rule using Plan Years of Service, plus Years of Service credited prior to Plan entry.

5.	☐	3% rule.

6.	☐	N/A. Plan is fully insured (i.e., a Code Section 412(i) plan).
b.	If a fractional method is being used, then the following limitations on Years of Service taken into account in determining a Participant’s Accrued Benefit will apply (select all that apply):
NOTE:		To be a safe harbor plan under the Section 401(a)(4) Regulations, if a fractional accrual method is being used, then Credited Service and the fraction must be determined on the same basis.

1.	☐	The denominator of the fraction will not exceed .

2.	☐	Years of Service completed prior to are disregarded.

3.	☐	Years of Service in excess of years are disregarded.

4.	☐	“Past service credit” will be limited to years (safe harbor for past service is 5 years or less) and the “past service credit” limitation will...
a.	☐	apply to the determination of a Participant’s entire Accrued Benefit.

b.	☐	only apply in determining increases to a Participant’s Accrued Benefits.
For purposes of this Section, “past service credit” means (A) benefit accruals for service prior to the Effective Date of this Plan, (B) increases in existing Accrued Benefits resulting from service prior to the Effective Date of a Plan amendment, and (C) benefit accruals for service with another employer.
c.	For benefit accrual purposes, a Year of service means:
1.	☑	Elapsed Time Method shall be used and, a Participant will be credited with a Year of Service for:
a.	☑	for each 12 month Period of Service

b.	☐	3 months of service
2.	☐	Hour of Service Method shall be used. Unless otherwise elected below, a Year of Service will be a Plan Year during which an Employee completes at least 1,000 Hours of Service.

The following modifications will apply (select all that apply):
a.	☐	N/A

b.	☐	The computation period will be based on the date an Employee first performs an Hour of Service and each anniversary thereof.

c.	☐	Year of Service will be the applicable computation period during which an Employee has completed at least (may not be more than 2,000) Hours of Service. (If more than 1,000 Hours of Service is entered, credit for a fractional period must be recognized and j. below must be selected.)

d.	☐	A Participant will be credited with a Year of Service if employed on the last day of the Plan Year or if more than 500 Hours of Service has been completed during the Plan Year.
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AND, IF THE HOUR OF SERVICE METHOD IS BEING USED, the following equivalency method will be used to determine Hours of Service:
e.	☐	days worked.

f.	☐	weeks worked.

g.	☐	semi-monthly payroll periods worked.

h.	☐	months worked.
AND, if 2.c. or 2.d. above is selected, will Participants receive fractional credit?
i.	☐	No.

j.	☐	Yes, based on Hours of Service.

k.	☐	Yes, for Participants who have died, become Totally and Permanently Disabled or retired, based on Hours of Service.
d.	Special Rules (select all that apply)
1.	☐	None.

2.	☑	Top Heavy Minimum Benefit (select all that apply):
a.	☑	If the Plan is a Top Heavy Plan, the Accrued Benefit of a Participant who is a Key Employee shall not be less than the minimum benefit for any Top Heavy Plan Year as set forth in Section 5.5.

b.	☐	Instead of 2%, substitute the following percentage(s) to determine top heavy minimum benefits (must be at least 2%) ___.

c.	☑	A 5-year Averaging Period applies to determine Average Compensation for the top heavy minimum benefit regardless of the Averaging Period used in the normal retirement benefit formula.
3.	☐	Application of Code Section 415 limitations. The Code Section 415 limits apply to the normal retirement benefit formula before determining a Participant’s Accrued Benefit (If elected, this Plan will not be a safe harbor plan under the Code Section 401(a)(4) Regulations.)

4.	☑	The special accrual rule in Plan Section 5-2(j) used satisfy the minimum coverage and participation rules of Code Sections 401(a)(26) and 410(b) will apply.
e.	Fresh-Start Rules
1.	☑	N/A. This is a new Plan or there is no Fresh-Start Date.

2.	☐	The Fresh-Start Date is
AND, if 2. is elected, the Accrued Benefit with respect to each Participant in the “Fresh-Start Group” shall be determined using the following Fresh-Start rules (Plan Section 5.2(f)):
3.	☐	Formula with wear-away. (The greater of the Frozen Accrued Benefit or the Accrued Benefit determined under Section 5.2.)

4.	☐	Formula without wear-away. The sum of the Frozen Accrued Benefit plus the Accrued Benefit determined under Section 5.2, but only taking into account Credited Service after the Fresh-Start Date.)

5.	☐	Formula with extended wear-away. (The greater of 3. or 4. above.)
NOTES:	(1)	If the fractional accrual method is being used or if this Plan is fully insured, the formula without wear-away may not be selected.

	(2)	If the 3% accrual method is being used, the formula with wear-away is the only method which may be used.

	(3)	The formula with wear-away and formula with extended wear-away Fresh-Start rules above take into account an Employee’s past service in determining the Employee’s benefit accruals under the Plan; either of these Fresh-Start rules may cause the Plan to fail to satisfy the safe harbor for past service in Regulation Section 1.401(a)(4)-5(a)(5).
AND, if 3., 4., or 5. is elected, each Participant’s Frozen Accrued Benefit will be adjusted in accordance with the following fraction (Plan Section 5.2(g)(8)):
a.	☐	N/A or No adjustment

b.	☐	Old compensation fraction

c.	☐	New compensation fraction

d.	☐	Reconstructed compensation fraction based on the Plan Year beginning in (insert 1989, 1990,1991,1992,1993 or 1994) (the year must begin after the latest Fresh-Start Date)

e.	☐	Special adjustment for “TRA‘86 Section 401(a)(17) participants” and “OBRA‘93 Section 401(a)(17) participants.”
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AND, if 3., 4., or 5. above is elected, THE “FRESH-START GROUP” consists of all Participants who have Accrued Benefits as of the Fresh-Start Date and have at least one Hour of Service with the Employer after that date. However, if designated below, the “Fresh-Start Group” shall be limited to:
f.	☐	Code Section 401(a)(17) Participants (may be elected only with respect to a Tax Reform Act of 1986 (TRA ‘86) Fresh-Start Date and with respect to an Omnibus Budget Reconciliation Act of 1993 (OBRA ‘93) Fresh-Start Date). A “TRA ‘86 Fresh-Start Date” means a Fresh-Start Date that is not earlier than the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1989 (the statutory effective date), and not later than the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1994 (the regulatory effective date). An “OBRA ‘93 Fresh-Start Date” means the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1994.

g.	☐	Members of an “acquired group of employees.” An “acquired group of employees” means employees of a prior employer who become employed by the Employer in a transaction between the Employer and the prior employer that is a stock or asset acquisition, merger, or other similar transaction involving a change in the employer of the employees of the trade business on or before (enter a date no later than the end of the transaction period defined in Code Section 410(b)(6)(C)(ii), if the date selected is after February 10, 1993). The date in the preceding sentence will be the Fresh-Start Date with respect to members of the acquired group described below.

The acquired group consists of:

h.	☐	Employees with a Frozen Accrued Benefit that is attributable to assets and liabilities transferred to the Plan as of a Fresh-Start Date in connection with the transfer and for whom the current formula is different from the formula used to determine the Frozen Accrued Benefit.

The Fresh-Start Date in connection with the transfer is: (must be the date as of which the Employees begin accruing benefits under the Plan).

The group of Employees with the Frozen Accrued Benefit that is attributable to assets and liabilities transferred to the Plan is:
25.	NORMAL FORM OF BENEFIT (Plan Section 5.1(b)) shall be:
a.	☑	a life annuity.

b.	☐	an annuity for life and years certain.
26.	ACTUARIAL EQUIVALENT (Plan Section 1.4) means amounts of equal value when computed using the following (select a. OR b., c. and, if applicable, d.):
a.	☐	N/A. Plan is fully insured (i.e., a Code Section 412(i) plan) (Go to the next Question).

b.	☑	The following actuarial assumptions will apply except as otherwise provided in Plan Section 1.4 (select 1. or all that apply of 2. through 5.)
1.	☐	Only use the GATT applicable interest rate and mortality assumptions. (Go to c. below.)

2.	☑	Pre-Retirement Mortality Table: 1971 GAM Male

3.	☑	Pre-Retirement Interest: 7.5%

4.	☑	Post-Retirement Mortality Table: 1971 GAM Male

5.	☑	Post-Retirement Interest: 7.5%
NOTE:	The mortality table above must be a standard mortality table as described in Regulation Section 1.401(a)(4)-12 and the interest rate above must be between 7.5% and 8.5%.
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c.	GATT provisions
1.	The Stability Period for purposes of determining the Applicable Interest Rate is:
a.	☐	One calendar month

b.	☐	One Plan Year quarter

c.	☐	One calendar year quarter

d.	☑	One Plan Year

e.	☐	One calendar year
2.	The Lookback Month relating to the Stability Period is the:
a.	☐	first day of the Plan Year in which the Annuity Starting Date occurs

b.	☐	first calendar month preceding the first day of the Stability Period

c.	☑	second calendar month preceding the first day of the Stability Period

d.	☐	third calendar month preceding the first day of the Stability Period

e.	☐	fourth calendar month preceding the first day of the Stability Period

f.	☐	fifth calendar month preceding the first day of the Stability Period

g.	☐	average rate for two or more calendar months preceding the first day of the Stability Period (specify which of the first through fifth months are averaged)
d.	GUST transition rules.
NOTE:	The elections made in this Section are irrevocable after the GUST remedial amendment period. If the plan has already been updated for GUST, then elections made in the Section must reflect the elections that had been made as part of the GUST update.
1.	☑	N/A, the GUST transition rules set forth below do not apply to this Plan. (If selected, skip to Question 27).

2.	☐	For Plans in effect prior to December 8, 1994, the GATT implementation date for purposes of Code Section 417(e) is:
a.	☐	the first day of the first Plan Year beginning in 1995.

b.	☐	Plan Years beginning on or after (may not be later than the first day of the first Plan Year beginning in 2000).
AND, shall benefits accrued prior to the GATT implementation date be reduced pursuant to the change made by Section 1.4?
c.	☐	Yes.

d.	☐	No.
AND, prior to the GATT implementation date, the following rules apply (complete e.; f. is optional):
e.	☐	The applicable PBGC rates are those in effect on:
1.	☐	the first day of the Plan Year in which a distribution occurs.

2.	☐	the Participant’s Annuity Starting Date.

3.	☐	days (not exceeding 120) prior to the Participant’s Annuity Starting Date.
f.	☐	100% of the applicable PBGC rates applies to all Participants regardless of the present value of a Participant’s Vested Accrued Benefit.
3.	For Plans in effect prior to December 8, 1994, the “RPA’ 94 Freeze Date“ for purposes of Code Section 415(b)is:
a.	☑	N/A, the Plan does not provide for an “RPA “94 Old-Law Benefit” (If selected, skip to Question 27).

b.	☐	(may not be later than 1999 and must be a date prior to the “RPA ’94 Final Implementation Date”).
AND, if b. is selected, the “RPA ’94 Final Implementation Date,” is:
c.	☐	The first day of the first Limitation Year beginning on or after January 1, 2000.

d.	☐	_____________________ (insert the later of the date a Plan amendment applying the RPA “94 Code Section 415(b)(2) (E) changes was adopted or made effective (which adoption and effective date must have been before the Plan’s first Limitation Year beginning in 2000)).
AND, the SBJPA changes made to Code Section 415(b)(2)(E) shall apply to:
e.	☐	All benefits under the Plan on and after the first day of the Limitation Year beginning in 1995.

f.	☐	All benefits under the Plan on and after August 20, 1996 (this option may only be elected if the date in b. above is prior to August 20, 1996).

g.	☐	All benefits under the Plan on and after the date in b. above (this option g. may only be elected if the date in b. is prior to August 20, 1996).
NOTE:	The elections made in e., f., or g. above could require the recalculation of benefits depending upon the provisions of the Plan in effect prior to the adoption of this Plan.
AND, the following method will be applied to the “RPA ’94 Old-Law Benefit” as of the “RPA ’94 Freeze Date”:

h.	☐	Method 1 (sum of)

i.	☐	Method 2 (with wear-away)

j.	☐	Method 3 (greater of Method 1 or Method 2)
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Non-Standardized Integrated Defined Benefit Pension Plan
27.	NORMAL RETIREMENT AGE (“NRA”) (Plan Section 1.47) means the:
a.	☑	date of a Participant’s 65th birthday (not to exceed 65th).

b.	☐	later of a Participant’s birthday (not to exceed 65th) or the (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.

c.	☐	later of a Participant’s birthday (not to exceed 65th) or the (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced, but in no event later than age .

d.	☐	other: (may not be later than the maximum permitted under b. above).

NOTE:		If c. or d. is selected, this Plan will not be a safe harbor plan under the Section 401(a)(4) Regulations.
However, if earlier, a Participant’s “NRA” will be the satisfaction of each of the following (select all that apply):
e.	☑	N/A.

f.	☐	Attainment of age .

g.	☐	The anniversary of the first day of the Plan Year in which Participation in the Plan commenced.

h.	☐	The anniversary of the Participant’s date of hire.

i.	☐	The completion of Years of Service.
28.	NORMAL RETIREMENT DATE (Plan Section 1.48) means the:
a.	☐	Participant’s “NRA.”
OR (select one)
b.	☑	first day of the month coinciding with or next following the Participant’s “NRA.”

c.	☐	first day of the month nearest the Participant’s “NRA.”

d.	☐	Anniversary Date coinciding with or next following the Participant’s “NRA”.

e.	☐	Anniversary Date nearest the Participant’s “NRA.”

f.	☐	other: (in order to be a safe harbor plan under the Section 401(a)(4) Regulations, the Normal Retirement Date may not be more than 6 months earlier or later than the Participant’s “NRA” ).
NOTE:	If d. is selected, this Plan will not be a safe harbor plan under the Section 401(a)(4) Regulations.
EARLY AND LATE RETIREMENT, DISABILITY AND DEATH BENEFITS
29.	EARLY RETIREMENT PENSION
a.	Early retirement benefits shall equal:
1.	☐	N/A. No Early Retirement provision provided. (Go to Question 30)

2.	☐	Vested Accrued Benefit reduced by 1/15 for each of the first five years and then 1/30 for each of the next five years (and actuarially thereafter) that the Early Retirement Date precedes the Normal Retirement Date (See Plan Section 5.3).

3.	☐	Actuarial Equivalent of Vested Accrued Benefit.

4.	☐	Vested Accrued Benefit reduced by 1/2 of 1% for each month early retirement precedes normal retirement.

5.	☐	Fully accrued early retirement benefit. There is no reduction of the Vested Accrued Benefit unless such reduction is required by applicable laws and regulations.

6.	☑	Vested Accrued Benefit subject to the following actuarial reduction for early commencement:

reduced by .3333% per month the Annuity starting Date precedes the participants 62nd birthday
(may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).
b.	Early Retirement Age (“ERA”) means
1.	☐	N/A. No Early Retirement benefits (including full Vesting) are provided.

2.	☐	Age

3.	☑	Age 55 and the completion of at least 5 Years of Service (or Periods of Service) for:
a.	☐	Vesting purposes.

b.	☐	Benefit accrual purposes.
c.	Early Retirement Date means
1.	☐	date on which a Participant attains “ERA.”

2.	☑	first day of the month coinciding with or next following the date on which a Participant attains “ERA.”

3.	☐	Anniversary Date coinciding with or next following the date on which a Participant attains “ERA.”
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Non-Standardized Integrated Definned Benefit Pension Plan
30.	LATE RETIREMENT BENEFIT (Plan Section 5.4) payable to a Participant who continues employment after attaining Normal Retirement Age shall be:
a.	☐	No special provisions (i.e., greater of continued accruals or Actuarial Equivalent of Accrued Benefit).

b.	☐	paid as though the Participant had actually retired on the Normal Retirement Date.

c.	☐	at option of Participant, paid as though the Participant had actually retired on the Normal Retirement Date.

d.	☑	continued accruals only (the suspension of benefit provisions of Plan Section 5.4(b) shall apply).
31.	DISABILITY RETIREMENT BENEFITS (Plan Section 5.7) shall be equal to:
a.	☑	N/A. No disability benefits provided (Go to next Question).

b.	☐	early retirement benefit without regard to age and service requirements.

c.	☐	Actuarial Equivalent of Vested Accrued Benefit.

d.	☐	Vested Accrued Benefit subject to the following actuarial reduction for early commencement:

(may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).
AND, if b., c. or d. is selected above, the disability of Participants shall be determined...
e.	☐	By a physician appointed by the Administrator.

f.	☐	Under the Social Security Act.
AND, if b., c, or d. is selected above, in addition to disability, the fallowing additional conditions apply to a Participant’s eligibility for a disability pension:
g.	☐	N/A. No additional conditions.

h.	☐	Specify: (may not discriminate in favor of Highly Compensated Employees and must be applied uniformly to all Participants).
32.	DEATH BENEFITS (Plan Section 5.8) The death benefit under this Plan is:
a.	☑	No death benefit other than the Pre-Retirement Survivor Annuity (no death benefits provided to unmarried Participants).

b.	☐	The Present Value of the Vested Accrued Benefit.

c.	☐	The Policy proceeds less the cash value of the Policies.

d.	☐	The Policy proceeds.

e.	☐	The greater of (1) Policy proceeds (less the cash value of the Policies) plus the Theoretical Reserve, or (2) the Present Value of the Vested Accrued Benefit

f.	☐	The Policy proceeds (less the cash value of the Policies) PLUS 1. or 2. below.

g.	☐	The greater of the Policy proceeds OR 1. or 2. below.
1.	☐	The Present Value of the Vested Accrued Benefit.

2.	☐	The Value of Total Prior Contributions.
h.	☐	times the anticipated monthly retirement benefit payable at Normal Retirement Age (or, if later at the date of death), based on the Participant’s Vested Accrued Benefit as of the date of death.

i.	☐	The incidental reserve, if a positive amount. The incidental reserve equals the Policy proceeds plus the Theoretical Individual Level Premium Reserve less the cash value of the Policies.

j.	☐	The greater of the Present Value of the Vested Accrued Benefit or times the anticipated monthly retirement benefit payable at Normal Retirement Age (or, if later at the date of death), based on the Participant’s Vested Accrued Benefit as of the date of death.

k.	☐	Other:
AND, regardless of the above, the maximum death benefit will be:
l.	☑	N/A or no maximum other than the limitations of Plan Section 5.8(g).

m.	☐	the greater of 100 times the monthly benefit or the Theoretical Individual Level Premium Reserve.

n.	☐	100 times the monthly benefit.

o.	☐	the reserve under the Theoretical Individual Level Premium Reserve.

p.	☐	the face amount of insurance which could be purchased if less than 66 2/3% (if whole life) or 33 1/3% (if term or universal life) of the Theoretical Contribution is used to purchase insurance plus the Theoretical Individual Level Premium Reserve.

q.	☐	other: (death benefits must be incidental within the meaning of Code Section 401(a)).
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
33.	LIFE INSURANCE If life insurance Policies are being used to fund a death benefit:
a. ☑	N/A. No life insurance is being used.

b. ☐	The face amount of the Policies shall be:
1. ☐	equal to (maximum 100) times the anticipated monthly benefit.

2. ☐	an amount to be determined by the Administrator and applied in a uniform and nondiscriminatory manner, but not to exceed (may not exceed 100) times the anticipated monthly benefit.

3. ☐	in that amount which can be purchased by a premium equal to % of the Theoretical Contribution (select if applicable)...
a. ☐	or, if greater (maximum 100) times the anticipated monthly benefit.

b. ☐	but not in excess of times the anticipated monthly benefit.
NOTE:	If more than 66 2/3% (if whole life) or 33 1/3% (if term or universal life) of the Theoretical Contribution is used to purchase insurance, then 32.m., n., o., p. or q. must be selected.
AND, (select all that apply)...
4. ☐	Each initial Policy shall have a minimum face amount of $ .

5. ☐	Additional Policies shall have a minimum face amount of $ .

6. ☐	The maximum face amount of Policies purchased on behalf of a Participant shall be $ .
VESTING
34.	VESTING OF PARTICIPANTS INTEREST (Plan Section 5.9(c))

The vesting schedule, based on a Participant’s Years of Service (or Periods of Service if the Elapsed Time Method is elected), shall be as follows:
a. ☐	100% upon entering Plan. (Required if eligibility requirement is greater than one (1) Year of Service or Period of Service.)

b. ☐ 3 Year Cliff:
0-2 years	0%
3 years	100%

c. ☑ 5 Year Cliff:
0-4 years	0%
5 years	100%

d. ☐ 6 Year Graded:
0-1 year	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%

e. ☐ 4 Year Graded:
1 year	25%
2 years	50%
3 years	75%
4 years	100%

f. ☐ 5 Year Graded:
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

g. ☐ 7 Year Graded:
0-2 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years	100%
h. ☐	Other — Must be at least as liberal as either c. or g. above.

Service	Percentage

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Non-Standardized Integrated Defined Benefit Pension Plan
35.	FOR AMENDED PLANS (Plan Section 6.4(f)) If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:
a. ☑	Vesting schedule has not been amended, amended schedule is more favorable in all years or prior schedule was immediate 100% vesting.

b. ☐	Pre-amended schedule;

Service	Percentage

36.	TOP HEAVY VESTING (Plan Section 5.9(d))

If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service (or Periods of Service if the Elapsed Time Method is elected), shall apply:
a. ☐	N/A (the regular vesting schedule already satisfies one of the minimum top heavy schedules).

b. ☐ 6 Year Graded:
0-1 year	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%
c. ☑ 3 Year Cliff:
0-2 years	0%
3 years	100%
d. ☐	Other-Must be at least as liberal as either b. or c. above.

Service	Percentage

NOTE:	This Section does not apply to the Accrued Benefit of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant’s Vested Accrued Benefit will be determined without regard to this Section.
AND, unless selected below, once effective the Top Heavy schedule will continue to apply if the Plan ceases to be a Top Heavy Plan.
e. ☐	N/A.

f. ☑	The Plan will switch back to the normal Vesting schedule when the Plan ceases to be a Top Heavy Plan.
37.	EXCLUDED VESTING SERVICE
a. ☑	No exclusions.

b. ☐	Service prior to the Effective Date of the Plan or a predecessor plan.

c. ☐	Service prior to the time an Employee has attained age 18.

d. ☐	Service during a period for which an Employee made no mandatory Employee Contributions.
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Non-Standardized Integrated Defined Benefit Pension Plan

38.	VESTING FOR DEATH, EARLY RETIREMENT AND TOTAL AND PERMANENT DISABILITY

Regardless of the vesting schedule, Participants shall become fully Vested upon (select a. or all that apply of b., c. and d.)

	a.	☑	N/A. Apply vesting schedule, or all contributions to the Plan are fully Vested.

	b.	☐	Death.

	c.	☐	Reaching Early Retirement Age.

	d.	☐	Total and Permanent Disability.

39.	DEEMED CASH-OUT RULE (Plan Section 5.9(b))

Unless otherwise elected below, the deemed cash-out rule for a 0% Vested Participant applies.

	a.	☐	N/A. Plan provides for 100% Vesting.

	b.	☑	The deemed cash-out rule applies.

	c.	☐	The deemed cash-out rule does not apply.

CODE SECTION 415 LIMITS

40.	LIMITATION ON BENEFITS (Plan Section 6.1)

If a Participant is, or has ever been, a Participant in more than one defined benefit plan maintained by the Employer, the Participant may not accrue a benefit in the Plan that would cause the sum of the Annual Benefits under this Plan and all other such defined benefit plans to exceed the Maximum Permissible Amount.

	a.	☐	N/A.

	b.	☑	The rate of accrual in this Defined Benefit Plan will be reduced to the extent necessary so that the total Annual Benefits payable at any time under such plans will not exceed the Maximum Permissible Amount, as specified in Section 6.1 of the Plan.

	c.	☐	Specify the method under which the Plans will meet the limitation of Code Section 415(b) in a manner that precludes Employer discretion .

	NOTE:		If b. or c. is selected, an Employer may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Code Section 415.

41.	LIMITATION YEAR (Plan Section 6.1) means the 12 consecutive month period beginning on January 1st of each year and ending on the following December 31st.

DISTRIBUTIONS

42.	FORM OF DISTRIBUTIONS (Plan Sections 5.10 and 5.11)

Distributions under the Plan may be made in one of the following optional forms of distributions in addition to the optional forms set forth in Sections 5.10 and 5.11 (select all that apply)...

	a.	☐	lump-sums.

	b.	☐	substantially equal installments.

	c.	☐	partial withdrawals provided the minimum withdrawal is $ .

	d.	☑	life annuity.

	e.	☐	life annuity with term certain.

	f	☑	joint and survivor annuity.

	g.	☑	other: Social Security Adjustment Option. A Participant whose Retirement Date is an Early Retirement Date and whose retirement income commences prior to his attainment of age 62 may, except as provided below, elect to have his retirement income payments adjusted so that the monthly payments to him under the Plan, together with the monthly payments of Primary Insurance expected to become payable to him at age 62 under Title II of the Federal Social Security Act, as in force on the date of such election, will form, as nearly as is practicable, a uniform series of payments. The Participant’s retirement income will be adjusted by increasing the amount of each monthly payment becoming payable to him before he becomes entitled to such Social Security Benefits and by decreasing the amount of each monthly payment thereafter, so that the value of the adjusted retirement income is the Actuarial Equivalent of the retirement income which would otherwise be payable to him. Notwithstanding the foregoing, in no event may a Participant elect this option if either (A) the monthly Social Security Benefits payable to him at age 62 would equal or exceed the monthly benefits payable under this option prior to age 62 or (B) the Participant is receiving Social Security disability benefits. (must be currently available to all Participants benefiting under the Plan and may not be subject to Employer discretion).
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Non-Standardized Integrated Defined Benefit Pension Plan

AND, the normal form of the Qualified Joint and Survivor Annuity will be a joint and 50% survivor annuity unless otherwise elected below:

	h.	☑	N/A.

	i.	☐	Joint and 100% survivor annuity.

	j.	☐	Joint and 75% survivor annuity.

	k.	☐	Joint and 66 2/3% survivor annuity.

AND, the Pre-Retirement Survivor Annuity (minimum spouse’s death benefit) will be equal to:

	l.	☐	100% of Participant’s interest it the Plan.

	m.	☑	50% of Participant’s interest in the Plan.

	n.	☐	_____% (may not be less than 50%) of a Participant’s interest in the Plan.

AND, distributions may be made in.

	o.	☑	cash only (except for insurance or annuity contracts).

	p.	☐	cash or property.

AND, the Plan provides the following subsidized benefit:

	q.	☑	N/A. There are no subsidized benefits.

	r.	☐	a subsidized joint and _____% (not less than 50% and not more than 100%) survivor annuity payment option for Participants who have (must select at least one):

			1. ☐	attained age___.

			2. ☐	completed ___Years of Service (or Periods of Service if the Elapsed Time Method has been elected) for benefit accrual purposes.

43.	CONDITIONS FOR DISTRIBUTIONS UPON SEPARATION FROM SERVICE

Distributions upon separation from service pursuant to Plan Section 5.9(b) will not be made unless the following conditions have been satisfied:

	a.	☐	No distributions may be made until a Participant has reached Early Retirement Date or Normal Retirement Date.

	b.	☑	Distributions may be made as soon as administratively feasible following separation from service.

	c.	☐	Distributions may be made at the Participant’s election as soon as administratively feasible after the Participant has incurred _____ 1-Year Break(s) in Service (or Period(s) of Severance if the Elapsed Time Method is elected).

	d.	☐	Distributions may be made at the Participant’s election as soon as administratively feasible after the Plan Year coincident with or next following separation from service.

	e.	☐	Distributions may be made at the Participant’s election as soon as administratively feasible after the Plan Year quarter coincident with or next following separation from service.

	f.	☐	Distributions may be made at the Participant’s election as soon as administratively feasible after the Valuation Date coincident with or next following separation from service.

	g.	☐	Distributions may be made at the Participant’s election as soon as administratively feasible _____ months following separation from service.

	h.	☐	Other (must be objective conditions which are ascertainable and are not subject to Employer discretion except as otherwise permitted in Regulation 1.411(d)-4 and may not exceed the limits of Code Section 401(a)(14) as set forth in Plan Section 5.12).

44.	INVOLUNTARY DISTRIBUTIONS

Will involuntary distributions of amounts less than $5,000 be made in accordance with the provisions of Sections 5.9, 5.10 and 5.11?

	a.	☑	Yes

	b.	☐	No

45.	MINIMUM DISTRIBUTION TRANSITIONAL RULES (Plan Section 5.10(e))

	NOTE:		This Section does not apply to (1) a new Plan or (2) an amendment or restatement of an existing Plan that never contained the provisions of Code Section 401(a)(9) as in effect prior to the amendments made by the Small Business Job Protection Act of 1996 (SBJPA).

The “required beginning date” for a Participant who is not a “five percent (5%) owner” is:

	a.	☐	N/A. (This is a new Plan or this Plan has never included the pre-SBJPA provisions.)

	b.	☐	April 1st of the calendar year following the year in which the Participant attains age 70 1/2. (The pre-SBJPA rules will continue to apply.)

	c.	☑	April 1st of the calendar year following the later of the year in which the Participant attains age 70 1/2 or retires (the post-SBJPA rules), with the following exceptions (select one or both and if no election is made, both will apply effective as of January 1, 1996):

			1. ☑	A Participant who was already receiving required minimum distributions under the pre-SBJPA rules as of January 1, 1996 (not earlier than January 1, 1996) may elect to stop receiving
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Non-Standardized Integrated Defined Benefit Pension Plan

distributions and have them recommence in accordance with the post-SBJPA rules. Upon the recommencement of distributions, the following will apply:

					a.	☐	Upon the recommencement of distributions, the original Annuity Starting Date will be retained.

					b.	☑	Upon the recommencement of distributions, a new Annuity Starting Date is created.

			2.	☑	A Participant who had not begun receiving required minimum distributions as of January 1, 1996 (not earlier than January 1, 1996) may elect to defer commencement of distributions until retirement The option to defer the commencement of distributions (i.e., to elect to receive in-service distributions upon attainment of age 70 1/2) will apply to all such Participants unless the option below is elected:

					a.	☐	N/A

					b.	☑	The in-service distribution option is eliminated with respect to Participants who attain age 70 1/2 in or after the calendar year that begins after the later of (1) December 31, 1998, or (2) the adoption date of the amendment and restatement to bring the Plan into compliance with SBJPA. (This option may only be elected if the amendment to eliminate the in-service distribution is adopted no later than the last day of the remedial amendment period that applies to the Plan for changes under SBJPA.)

46.	DISTRIBUTIONS UPON DEATH (Plan Section 5.11(h))

Distributions upon the death of a Participant prior to the required beginning date shall...

	a.	☑	be made pursuant to the election of the Participant or beneficiary.

	b.	☐	begin within I year of death for designated beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant’s spouse, begin prior to December 31st of the year in which the Participant would have attained age 70 1/2.

	c.	☐	be made within 5 (or if lesser ______) years of death for all beneficiaries.

	d.	☐	be made within 5 (or if lesser _) years of death for all beneficiaries, except that if the beneficiary is the Participant’s spouse, begin prior to December 31st of the year in which the Participant would have attained age 70 1/2 and be payable over the life (or over a period not exceeding the life expectancy) of such surviving spouse.

47.	DISTRIBUTION OF THE PRE-RETIREMENT SURVIVOR ANNUITY (Plan Section 5.11(a)) may be made:

	a.	☐	as of the first day of any month following the Participant’s death.

	b.	☐	as of the first day of any month following the Participant’s earliest retirement age.

	c.	☑	other first day of month Participant would have reached age 55 (no later than the first day of the month in which the Participant’s earliest retirement age occurs).

48.	IN-SERVICE DISTRIBUTIONS

	a.	☑	In-service distributions may not be made.

	b.	☐	In-service distributions may be made to a Participant who has reached Normal Retirement Age but has not separated from service.

AND, in-service distributions are permitted from the following (select all that apply):

	c.	☐	Participant’s entire interest in the Plan (except as otherwise provided in i. below).

	d.	☐	Participant’s Section 414(k) Account.

	e.	☐	Participant’s Rollover Account.

	f.	☐	Participant’s Transfer Account.

	g.	☐	Participant’s Voluntary Contribution Account.

AND, the minimum distribution shall be...

	h.	☐	N/A. There is no minimum.

	i.	☐	$ (may not exceed $1,000).
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Non-Standardized Integrated Defined Benefit Pension Plan

TOP HEAVY REQUIREMENTS

49.	TOP HEAVY DUPLICATIONS (Plan Section 5.5): When a Non-Key Employee is a Participant in this Plan and a defined contribution plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

	a.	☐	N/A. The Employer does not maintain a defined contribution plan.

	b.	☐	The full top heavy minimum will be provided in each plan (if selected, Plan Section 5.5(h) shall not apply).

	c.	☐	5% defined contribution minimum.

	d.	☑	2% defined benefit minimum.

	e.	☐	Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions:

	NOTE:		If b., c., d., or e. is selected, then an Employer may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Code Sections 415 and 416. Also, if c., d., or e, is selected and both plans do not benefit the same Employees, then the uniformity requirement may be violated and an Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan satisfies the nondiscrimination requirements of Code Section 401(a)(4).

50.	PRESENT VALUE (Plan Section 9.2) for purposes of establishing the Present Value of Accrued Benefits to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

	a.	☑	Same interest and mortality used to determine Actuarial Equivalence.

OR

	b.	☐	Interest rate :

	c.	☐	Mortality table:

51.	VALUATION DATE (Plan Section 9.2) For purposes of computing the top-heavy ratio, the valuation date shall be January 1st of each year.

MISCELLANEOUS

52.	LOANS TO PARTICIPANTS (Plan Section 7.5)

	a.	☑	Loans are not permitted.

	b.	☐	Loans are permitted.

IF loans are permitted (select all that apply)...

	c.	☐	loans will only be made for hardship or financial necessity.

	d.	☐	the minimum loan will be $ (may not exceed $1,000).

	e.	☐	a Participant may only have (e.g., one (1)) loan(s) outstanding at any time.

	f.	☐	all outstanding loan balances will become due and payable in their entirety upon the occurrence of a distributable event (other than satisfaction of the conditions for an in-service distribution).

	NOTE:		Department of Labor Regulations require the adoption of a separate written loan program setting forth the requirements outlined in Plan Section 7.5.

53.	DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.5)

	a.	☑	Participant directed investments are not permitted.

	b.	☐	Participant directed investments are permitted for the following accounts (select all that apply):

			1.	☐	All accounts.

			2.	☐	Participant’s Rollover Account.

			3.	☐	Participant’s Section 414(k) Account.

			4.	☐	Participant’s Transfer Account.

			5.	☐	Participant’s Voluntary Contribution Account.

			6.	☐	Other:

AND, is it intended that the Plan comply with Act Section 404(c) with respect to the accounts subject to Participant investment direction?

	c.	☑	No.

	d.	☐	Yes.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan

AND, will voting rights on directed investments be passed through to Participants?

	e.	☑	No. Employer stock is not an alternative OR Plan is not intended to comply with Act Section 404(c).

	f.	☐	Yes, for Employer stock only.

	g.	☐	Yes, for all investments.

54.	ROLLOVERS (Plan Section 4.3)

	a.	☑	Rollovers will not be accepted by this Plan.

	b.	☐	Rollovers will be accepted by this Plan.

AND, if b. is elected, rollovers may be accepted...

	c.	☐	from any Eligible Employee, even if not a Participant.

	d.	☐	from Participants only.

AND, distributions from a Participant’s Rollover Account may be made

	e.	☐	at any time.

	f.	☐	only when the Participant is otherwise entitled to a distribution under the Plan.

55.	AGE (Plan Section 1.8) means the age of a Participant at the:

	a.	☐	Nearest birthday

	b.	☑	Last birthday

56.	PENSION BENEFIT GUARANTY CORPORATION COVERAGE (optional) Will this Plan be covered by the P.B.G.C.?

	a.	☑	Yes

	b.	☐	No

	NOTE:		Certain professional service employers with less than twenty-six Participants are exempt from P.B.G.C. coverage, as are plans maintained solely for substantial owners and other plans exempted under Act Section 4021.

57.	EXCESS ASSETS (Plan Section 8.2) upon Plan termination shall be...

	a.	☐	Reallocated to Participants.

	b.	☑	Returned to the Employer.

58.	HIGHLY COMPENSATED EMPLOYEE (Plan Section 1.36)

	NOTE:		If this is a GUST restatement, complete the questions in this Section retroactively to the first Plan Year beginning after 1996.

Top-Paid Group Election. Will the top-paid group election be made?

(The election made below for the latest year will continue to apply to subsequent Plan Years unless a different election is made.)

	a.	☐	Yes, for the Plan Year beginning in: .

	b.	☑	No, for the Plan Year beginning in: 1997.

Calendar Year Data Election. Will the calendar year data election be used?

(The election made below for the latest year will continue to apply to subsequent Plan Years unless a different election is made.)

	c.	☐	Yes, for the Plan Year beginning in: _______ .

	d.	☑	No, for the Plan Year beginning in 1997.

GUST TRANSITION RULES

The following questions only apply if this is a GUST restatement (i.e., Question 6.c. is selected). If this is not a GUST restatement, then this Plan will not be considered an individually designed plan merely because the following questions are deleted from the Adoption Agreement.

59.	COMPENSATION

The family aggregation rules of Code Section 401(a)(17) as in effect under Code Section 414(q)(6) prior to the enactment of SBJPA do not apply to this Plan effective as of:

	a.	☑	The first day of the first Plan Year beginning after 1996.

	b.	☐	(may not be prior to the first day of the first Plan Year beginning in 1997 and may not be later than the first day of the Plan Year following the Plan Year in which this GUST restatement is adopted).

	NOTE:		If family aggregation continued to apply after 1996, the Plan is not a safe harbor plan for Code Section 401(a)(4) purposes and the Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan is qualified under Code Section 401.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
60.	LIMITATION ON BENEFITS AND TOP HEAVY RULES
a.	REPEAL OF CODE SECTION 415(e)

If the provisions of Code Section 415(e) as in effect prior to the enactment of SBJPA apply to any Limitation Years to which this restated Plan applies, then such provisions do not apply to this Plan effective with respect to Limitation Years beginning on or after the date specified below.
1.	☐	N/A. Either the provisions of Code Section 415(e) do not apply to this Plan or such provisions have already been removed from the Plan and do not need to be reflected in this GUST restatement. (If selected, skip the rest of this Question 60).

2.	☑	The first Limitation Year beginning in 2000.

3.	☐	The first Limitation Year beginning in (may not be prior to the first Limitation Year beginning in 2000 and may not be later than the first Limitation Year beginning after the Limitation Year in which this GUST restatement is adopted).

NOTE:	If the Code Section 415(e) limit continued to apply to Limitation Years beginning after 1999, then for the period prior to the date such limit no longer applies to the Plan, the Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan is qualified under Code Section 401.
b.	LIMITATION ON BENEFITS

If the date specified in a.2 or a.3. above for the elimination of the Code Section 415(e) limit is later than the effective date of this GUST restatement, then with respect to Limitation Years beginning on or after the effective date of the restatement and prior to the date in a.2 or a.3 above, the Code Section 415(e) limit will be satisfied as elected below.
1.	☑	N/A. The effective date of this GUST restatement is not prior to the date the provisions of Code Section 415(e) no longer apply to this Plan.

2.	☐	The rate of accrual in this Defined Benefit Plan will be reduced to the extent necessary so that the Code Section 415(e) limit is not exceeded.

3.	☐	Specify the method under which the Plans involved will meet the limitation of Code Section 415(e) in a manner that precludes Employer discretion.

NOTE:	If b.2. or b.3 above is selected, then an Employer may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Code Sections 415.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
c.	TOP HEAVY DUPLICATIONS

If the date specified in a.2 or a.3 above for the elimination of the Code Section 415(e) limit is later than the effective date of this GUST restatement, then with respect to Limitation Years beginning on or after the effective date of the restatement and prior to the date in a.2 or a.3 above, if any Non-Key Employee is a Participant in this Plan and a defined contribution plan maintained by the Employer, indicate which method will be utilized to avoid duplication of top heavy minimum benefits.
1.	☑	N/A. The effective date of this GUST restatement is not prior to the date the provisions of Code Section 415(e) no longer apply to this Plan.

2.	☐	The full top heavy minimum will be provided in each plan (if selected, Plan Section 5.5(h) shall not apply).

And, if this option 2 is selected, shall the higher Code Section 415(e) limits apply?
i.	☐	No.

ii.	☐	Yes. If selected, Plan Section 5.5(a) shall be applied by substituting 3% for 2% (and 30% for 20%) when the Plan is not Super Top Heavy and the denominators of the Defined Benefit and Defined Contribution Fractions will be computed using 125% when the Plan is not Super Top Heavy.
3.	☐	The top heavy minimum benefit shall be provided under this Plan. (The denominators of the Defined Benefit and Defined Contribution Fraction will be computed using 100%.)

4.	☐	The top heavy minimum benefit shall be provided under this Plan except that 3% shall be substituted for 2% (and 30% for 20%) in Section 5.5(a). (The denominators of the Defined Benefit and Defined Contribution Fraction will be computed using 125%.)

5.	☐	A minimum, non-integrated contribution of 5% of each Non-Key Employee’s Compensation shall be provided in the Defined Contribution Plan. (The denominators of the Defined Benefit and Defined Contribution Fraction will be computed using 100%.)

6.	☐	A minimum, non-integrated contribution of 7 1/2% of each Non-Key Employee’s Compensation shall be provided in the Defined Contribution Plan. (The denominators of the Defined Benefit and Defined Contribution Fraction will be computed using 125%.)

7.	☐	Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e):

NOTE:

If c.3, c.4, c.5, c.6, or c.7 is selected, then an Employer may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Code Sections 415 and 416. Also, if c.3, c.4., c.5., c.6 or c.7 is selected and both plans do not benefit the same Employees, then uniformity requirement may be violated and an Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan satisfies the nondiscrimination requirements of Code Section 401(a)(4).
61.	INVOLUNTARY DISTRIBUTIONS

If the Plan provides for involuntary distributions (i.e., 44.a. is elected) then the increase in the involuntary amount threshold from $3,500 to $5,000 became effective with respect to distributions made on or after:
a.	☐	N/A. The plan doesn’t provide for involuntary distributions less than $5,000.

b.	☑	August 6, 1997, or if later January 1, 1999 (leave blank if not applicable).
62.	MINIMUM DISTRIBUTIONS

The proposed Code Section 401(a)(9) Regulations issued in January 2001 apply with respect to distributions under the Plan made on or after January 1, 2001, unless a later date is specified below:
a.	☑	N/A.

b.	☐	(may be any date in 2001 or the first day of any calendar year after 2001).
AND, if b. is selected, for years prior to the date specified above, life expectancies for minimum distributions required pursuant to Code Section 401(a)(9) shall...
c.	☐	be recalculated at the Participant’s election.

d.	☐	be recalculated.

e.	☐	not be recalculated.
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under Code Section 401 only to the extent provided in Announcement 2001-77, 2001-30 I.R.B.
The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the plan and in Announcement 2001-77.
In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.
This Adoption Agreement may be used only in conjunction with basic Plan document 02. This Adoption Agreement and the basic Plan document shall together be known as Price, Raffel & Browne Administrators Incorporated Prototype Non-Standardized Integrated Defined Benefit Pension Plan 001.
The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.
Price, Raffel & Browne Administrators Incorporated will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by Price, Raffel & Browne Administrators Incorporated or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify Price, Raffel & Browne Administrators Incorporated of any change in address.
This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of Price, Raffel & Browne Administrators Incorporated has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.
Price, Raffel & Browne Administrators Incorporated
By: /s/[ILLEGIBLE]
With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the sponsor of this Plan or its designated representative):

Name:	Price, Raffel & Browne Administrators Incorporated D/B/A Lebenson Actuarial Services

Address:	400 Columbus Avenue

	Valhalla	New York	10595

Telephone:	(914)747-1980
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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Non-Standardized Integrated Defined Benefit Pension Plan
The Employer and Trustee hereby cause this Plan to be executed on September 26th 2003
Furthermore, this Plan may not be used unless acknowledged by Price, Raffel & Browne Administrators Incorporated or its authorized representative.
EMPLOYER:

By:	/s/ [ILLEGIBLE] Meridian Gold Company

/s/ [ILLEGIBLE]

TRUSTEE

/s/ [ILLEGIBLE]

TRUSTEE

/s/ [ILLEGIBLE]

TRUSTEE
© Copyright 2002 Price, Raffel & Browne Administrators Incorporated

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